As filed with the Securities and Exchange Commission on August 29, 1997
                                                     Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                               ----------------

                                    FORM S-3
                         REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------

                          ASR INVESTMENTS CORPORATION
                (Name of Registrant as Specified in its Charter)

            Maryland                                     6511                           86-0587826
  (State or other jurisdiction              (Primary Standard Industrial            (I.R.S. Employer
of incorporation or organization)            Classification Code Number)           Identification No.)

       335 North Wilmot, Suite 250, Tucson, Arizona 85711, (520) 748-2111 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                                ----------------

                                  Jon A. Grove
       335 North Wilmot, Suite 250, Tucson, Arizona 85711, (520) 748-2111 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------

                                    Copy to:
                             Robert S. Kant, Esq.
                         O'Connor, Cavanagh, Anderson,
                        Killingsworth & Beshears, P.A.
                  One East Camelback, Phoenix, Arizona 85012,
                                (602) 263-2606

        Approximate date of Commencement of Proposed Sale to the Public:
   As soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]______________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

========================================================================================================
                            Amount          Proposed Maximum       Proposed Maximum
 Title of Shares             to be         Offering Price Per         Aggregate            Amount of
to be Registered          Registered            Share(1)          Offering Price(1)     Registration Fee
--------------------------------------------------------------------------------------------------------
Common Stock  ......    374,581 Shares          $22.5625              $8,451,484           $2,561.06
========================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c).
                               ----------------

     Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus contained in this Registration Statement also relates to an aggregate of 1,312,737 shares of the Registrant's Common Stock registered on Form S-3, Registration No. 333-28241, which registration fee has been previously paid.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION DATED AUGUST 29, 1997

PROSPECTUS


                                1,687,318 Shares

                           ASR INVESTMENTS CORPORATION

                                  Common Stock
                                ----------------

     The 1,687,318 shares of Common Stock, $.01 par value per share ("Common Stock"), of ASR Investments Corporation (the "Company") are being offered by certain stockholders of the Company (the "Selling Stockholders"). See "Principal and Selling Stockholders". To the extent required by applicable law or Securities and Exchange Commission regulations, this Prospectus shall be delivered to purchasers upon resale of shares of Common Stock by the Selling Stockholders The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders.

     The Common Stock is listed on the American Stock Exchange (the "Amex") under the Symbol "ASR." On August 25, 1997, the closing price for the Common Stock on the Amex was $22 9/16 per share.

     For   a  discussion  of  certain  factors  that  should  be  considered  by prospective purchasers of Common Stock offered hereby, see "Risk Factors" beginning at page 10.
                               ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                               ----------------







                  The date of this Prospectus is        , 1997

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement on Form S-3 under the Securities Act of 1933, with respect to the shares offered hereby. This Prospectus does not contain all the information contained in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company and the shares of Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits which are a part thereof, which may be obtained upon request to the Commission and the payment of the prescribed fee. Material contained in the Registration Statement may be examined at the Commission's Washington, D.C. office and copies may be obtained at the Commission's Washington, D. C. office upon payment of prescribed fees. Statements contained in this Prospectus are not necessarily complete, and in each case reference is made to the copy of such contracts or documents filed as an exhibit to the Registration Statement, each such statement being qualified by this reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Washington, D. C. 20549, and at the following Regional Offices of the
Commission: New York Regional Office, Seven World Trade Center, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N. W., Washington, D. C. 20549 upon payment of the prescribed fees. The Commission also maintains a Web site that contains reports, proxy and
information   statements   and  other  materials  that  are  filed  through  the
Commission's Electronic Data Gathering, Analysis, and Retrieval system. This Web site can be accessed at http://www.sec.gov. The Common Stock of the Company is listed on the American Stock Exchange. Reports, proxy or information statements, and other information concerning the Company may be inspected at the American Stock Exchange at 86 Trinity Place, New York, NY 10006-1881.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Company hereby incorporates by reference in this Prospectus the following documents previously filed with the Commission pursuant to the Exchange Act: (i) the Company's Annual Report of Form 10-K for the year ended December 31, 1996, as filed by the Company on March 28, 1997; (ii) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A as filed with the Commission on July 31, 1987, (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, as filed on May 14, 1997, (iv) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as filed on August 13, 1997, (v) the Company's Current Report on Form 8-K as filed with the Commission on May 15, 1997, as amended on Form 8-K/A filed by the Company on June 16, 1997, (vi) the Company's Current Report on Form 8-K as filed by the Company on June 18, 1997 and (vii) the Company's Current Report on Form 8-K as filed by the Company on August 28, 1997.

     All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein prior to the date hereof shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statment contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The information relating to the Company contained in this Prospectus summarizes, is based upon, or refers to, information and financial statements contained in one or more of the documents incorporated by reference herein; accordingly, such information contained herein is qualified in its entirety by reference to such documents and should be read in conjunction therewith.

     The Company will furnish without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above that have been incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to ASR Investments Corporation, 335 North Wilmot, Suite 250, Tucson, Arizona 85711,
Attention: Secretary.

                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and consolidated financial statements appearing elsewhere or incorporated by reference in this Prospectus. Unless otherwise indicated, all information in this Prospectus (i) assumes no exercise of outstanding stock options and no conversion of LP Units in the Operating Partnership as described herein, and (ii) reflects a one-for-five reverse stock split affected in July 1995.

                                  The Company

     The Company currently owns and operates 36 apartment communities, containing 6,347 apartment units, located in Phoenix and Tucson, Arizona; Houston and Dallas, Texas; Albuquerque, New Mexico; and Pullman, Washington. The apartment communities are "garden apartments," typically consisting of two- and three-story buildings in landscaped settings with ground level parking. The communities are well maintained and targeted to provide attractive lifestyles at low to moderate rates.

     The apartment communities were built between 1967 and 1997 and have a weighted average age by number of apartment units of approximately 13 years. The number of units per apartment community ranges from 60 to 356 and averages
176 units. Average size per unit approximates 796 square feet. Average rent at June 30, 1997 was $552 per month, with community averages ranging from $375 to
$997 per month. As of June 30, 1997, the communities had an average occupancy rate of approximately 89%. The apartment communities typically provide residents with attractive amenities, including a clubhouse, swimming pool, other recreational facilities, laundry facilities, cable television access, patios or balconies, and mini-blinds. Certain communities offer additional amenities, such as fireplaces, storage or walk-in closets, microwave ovens, alarms, and limited access gates.

     The Company has acquired 17 of its 36 apartment communities since January 1, 1997. The Company's business objectives are to increase the cash flow and value of its existing portfolio of apartment communities and to continue to expand its portfolio of apartment communities through the acquisition and development of additional communities. Key elements of the Company's strategy to achieve its objectives include (i) enhancing the performance and value of its existing properties by maintaining high occupancy and favorable rental rates, managing operating expenses, and emphasizing regular programs of repairs and capital improvements, (ii) acquiring and developing additional apartment communities that have strong cash flows and capital appreciation potential,
(iii) focusing on middle income properties located in geographical areas that the Company believes will experience higher growth rates in population, household formation, and employment that the national average, and (iv) disposing of investments that no longer satisfy the Company's objectives.

     The Company has elected to be taxed as a REIT under sections 856 through 860 of the Internal Revenue Code. The Company generally will not be subject to tax on its income to the extent that it distributes its taxable income to its stockholders and maintains its qualification as a REIT.

     The Company owns the apartment communities through wholly owned subsidiaries or through Heritage Communities L.P., a Delaware limited partnership ("Heritage LP" or the "Operating Partnership"), or its subsidiaries. The Company and a wholly owned subsidiary are the sole general partners of Heritage LP and own an approximately 50.9% interest therein, consisting of 36% acquired by issuing Common Stock for the Winton Properties and 14.9% acquired for cash.

     The Company was incorporated in the state of Maryland on June 18, 1987. The principal executive offices of the Company are located at 335 North Wilmot, Suite 250, Tucson, Arizona 85711, and its telephone number is (520) 748-2111.
Unless the context otherwise requires, the terms "Company" and "ASR" mean ASR Investments Corporation, its subsidiaries, and the Operating Partnership.

                              Recent Developments

     In March 1997, the Company acquired a 266-unit apartment community in Houston, Texas for $4,450,000 and expects to invest $700,000 in capital improvements. The Company obtained a first mortgage loan of $3,700,000. The Company issued 86,500 shares of Common Stock for net proceeds of $1,622,000 to pay for the purchase.

     In April 1997, the Company acquired (i) the assets and properties of 15 separate limited partnerships owning 13 apartment communities, located in Dallas and Houston, Texas and Pullman, Washington, containing a total of 2,260 apartment units and an office building located in Seattle, Washington (the "Winton Properties") in which

Don W. Winton was the general partner (the "Winton Partnerships") and (ii) the stock of Winton & Associates, Inc. ("Winton & Associates"), the property manager of the Winton Properties (together the "Winton Acquisition"). In connection with the acquisition of the Winton Properties, the Company (a) issued approximately 682,095 shares of its Common Stock, (b) issued limited partnership interests ("LP Units") in the Operating Partnership, which are convertible into 943,705 shares of the Company's Common Stock after April 30, 1998, (c) assumed or refinanced existing first mortgage loans of $49,396,000, and (d) paid $1,250,000 of the transaction costs for the Winton Partnerships. The Company issued 70,284 shares of its Common Stock in connection with the acquisition of Winton & Associates.

     In April 1997, the Company acquired a 257-unit apartment community in Houston, Texas, for $6,000,000 and obtained a first mortgage loan for $4,400,000. The Company expects to invest $500,000 in capital improvements. In May 1997, the Company acquired a 175-unit apartment community in Seattle, Washington, for $4,059,000 and obtained a first mortgage loan of $2,900,000. The Company expects to invest $400,000 in capital improvements. The Company issued 187,847 shares of Common Stock for total net proceeds of $3,394,000 to pay for these two purchases.

     In May 1997, the Company acquired for $8,233,000 its joint venture partner's 85% interest in La Privada Apartments, a 350-unit apartment community in Scottsdale, Arizona. The Company obtained a $3,000,000 loan to pay for the aquisition. The Company also sold to its partner the Company's 15% interest in five other joint ventures for total net proceeds of $2,062,000. As a result of these transactions, the Company owns all of its apartment communities through the Operating Partnership or subsidiaries.

     In connection with the acquisition of the Winton Properties, the Company also acquired Pima Mortgage Limited Partnership and Pima Realty Advisors, Inc., which were affiliates of officers of the Company and served as the manager and property manager, respectively, of the Company's day-to-day operations and apartment communities, in exchange for 262,008 shares of its Common Stock (the "Pima Mergers"). As a result, the Company became a self-administered and self-managed REIT.

     Prior to 1993, the Company invested in mortgage assets ("Mortgage Assets") entitling it to receive the excess cash flows from a pool of mortgage instruments over the required payments on the related structured financing. In early 1993, the Company determined to shift its focus to the acquisition, development, and operation of apartment communities. In June, 1997, the Company sold its Mortgage Assets for approximately $13,350,000 with a gain of $10,950,000. Together with earlier redemptions, the Company received total cash flows of $14,850,000 during the second quarter of 1997 and $22,350,000 during 1997. As a result of the sale, the Company no longer owns any Mortgage Assets.

                                 The Offering


Common Stock offered by the Selling Stockholders     1,687,318 shares
Common Stock currently outstanding   ............... 4,812,192 shares(1)
Use of proceeds    ................................. The Company will not receive any proceeds of sales by the Selling Stockholders.
Risk factors    .................................... See "Risk Factors."
Amex symbol  ....................................... ASR

----------
(1) Excludes 358,979 shares of Common Stock reserved for issuance upon the exercise of outstanding stock options and options that may be granted in the future under the Company's stock option plans and 971,426 shares of Common Stock reserved for issuance upon conversion of LP Units issued in connection with the acquisition of properties. See "Management -- Stock Option Plans."

                      Summary Consolidated Financial Data
                    (In thousands except for per share data)

                                                                                                           Six months ended
                                                              Years ended December 31,                         June 30,
                                             ---------------------------------------------------------- -----------------------
                                                1992         1993        1994       1995       1996        1996        1997
                                             ------------ ------------ ---------- ---------- ---------- ----------- -----------
Consolidated Statements of Operations Data
 Income from real estate
  Rental and other income ..................                           $12,528    $14,034    $14,581     $  7,281    $ 10,888
  Operating and maintenance expenses,
   real estate taxes and insurance    ......                            (5,497)    (6,719)    (6,855)      (3,274)     (5,140)
  Interest expense  ........................                            (3,941)    (4,387)    (4,348)      (2,190)     (3,377)
  Depreciation and amortization    .........                            (1,995)    (2,692)    (2,819)      (1,368)     (2,032)
                                                                       --------   --------   --------    --------    --------
   Income from real estate   ...............                             1,095        236        559          449         339
                                                                       --------   --------   --------    --------    --------
   Gain on sale of real estate  ............                                                                              474
                                                                                                                     --------
 Income from mortgage assets
  Prospective yield income   ...............   $    919     $  7,264     6,433      3,884      2,630        1,569         588
  Income from redemptions and sales   ......                             4,263      5,302      9,461        4,987      16,650
  Interest expense  ........................     (5,841)      (4,794)   (2,596)      (347)      (181)        (124)        (25)
  Provision for reserves  ..................    (57,588)     (20,286)
                                               ---------    ---------  --------   --------   --------    --------    --------
   Income (loss) from mortgage assets    ...    (62,510)     (17,816)    8,100      8,839     11,910        6,432      17,213
                                               ---------    ---------  --------   --------   --------    --------    --------
 Income (loss) before administrative
  expenses and other income  ...............    (62,510)     (17,816)    9,195      9,075     12,469        6,881      18,026
 Administrative expenses  ..................     (3,104)      (1,949)   (2,216)    (2,983)    (3,203)      (1,336)     (1,944)
 Acquisition related expenses   ............                                                                           (6,215)
 Other income, net  ........................        739          286       723        462       (425)         121         307
                                               ---------    ---------  --------   --------   --------    --------    --------
 Income (loss) before cumulative effect of
  accouting change  ........................    (64,875)     (19,479)    7,702      6,554      8,841        5,666      10,174
 Cumulative effect of accounting change  ...                 (21,091)
                                               ---------    ---------  --------   --------   --------    --------    --------
 Net income   ..............................  ($ 64,875)   ($ 40,570)  $ 7,702    $ 6,554    $ 8,841     $  5,666    $ 10,174
                                               =========    =========  ========   ========   ========    ========    ========
 Per average outstanding share
  Net income (loss) before cumulative
   effect of accounting change  ............   $ (20.20)    $  (6.27)  $  2.48    $  2.09    $  2.80     $   1.80    $   2.58
  Cumulative effect of accounting change*                      (6.79)
                                               ---------    ---------  --------   --------   --------    --------    --------
  Net income (loss) per share   ............   $ (20.20)    $ (13.07)  $  2.48    $  2.09    $  2.80     $   1.80    $   2.58
                                               =========    =========  ========   ========   ========    ========    ========
  Dividends per share  .....................   $   2.25     $   1.15   $  0.50    $  2.00    $  2.00     $   1.00    $   1.00
                                               =========    =========  ========   ========   ========    ========    ========
  Weighted average shares outstanding    ...      3,209        3,104     3,100      3,141      3,153        3,154       3,938
                                               =========    =========  ========   ========   ========    ========    ========

                                                                        December 31,
                                                 ----------------------------------------------------------   June 30,
                                                  1992         1993        1994        1995        1996        1997
                                                 ----------   ---------   ---------   ---------   ---------   ---------
Consolidated Balance Sheet Data
  Apartment and other real estate assets   ...                  $ 3,855     $73,056     $79,510     $89,958     $210,34
  Mortgage assets  ...........................     $108,623      37,881      18,965      11,877       5,039          --
  Total assets  ..............................      116,589      54,068      96,745      94,169      97,796      239,16
  Real estate notes payable    ...............                               50,693      49,212      49,110      140,88
  Mortgage assets borrowing, net  ............       39,517      22,062       6,422       4,495       2,014          --
  Stockholders' Equity   .....................       75,284      30,948      37,100      37,395      40,102       89,30

----------
* Prior to December 1993, the Company followed the practice of writing down the carrying value of a mortgage asset (including an allocated portion of the deferred hedging cost) to its estimated future cash flows. In December 1993, the Company adopted SFAS No. 115, which requires that the carrying value of a mortgage asset be written down to its estimated fair value when its estimated yield is less than a "risk-free yield." As a result, the Company wrote down substantially all its mortgage assets in 1993 to their estimated fair value and recorded a charge of $21,091,000, which was reported as a cumulative effect of accounting change.

               Unaudited Pro Forma Combined Financial Statements

     The following unaudited pro forma combined income statements give effect to the following transactions (collectively the "Transactions") that occurred during the period from April 1, 1997 to June 30, 1997, (i) the acquisition of the Winton Properties, (ii) the acquisition of Winton & Associates, (iii) the acquisition of Pima Mortgage Limited Partnership and Pima Realty Advisors, Inc. (the "Pima Entities"), (iv) the acquisition of London Park Apartments, (v) the acquisition of the remaining 85% interest in La Privada Apartments L.L.C. and the related sale of the interests in the other five joint ventures, (vi) the acquisitions of Ivystone/Woodsedge Apartments and The Court Apartments, and
(vii) the issuance of 187,847 shares of Common Stock for cash. The pro forma combined income statements for the year ended December 31, 1996 and the six months ended June 30, 1997 have been prepared as if the Transactions had been consummated as of January 1, 1996. Adjustments necessary to reflect these assumptions and to restate the historical combined financial statements are presented in the Pro Forma Adjustments columns and are described in the Notes thereto.

     The historical financial information for the Company is derived from the audited consolidated financial statements of the Company for the year ended December 31, 1996 and the unaudited consolidated financial statements for the six months ended June 30, 1997. The historical financial information for the properties and entities acquired is derived from unaudited financial statements of the properties or entities, as adjusted to reflect certain preacquisition transactions.

     The unaudited pro forma combined financial statements are not necessarily indicative of what the actual results of operations for the year ended December 31, 1996 and the six months ended June 30, 1997 had the Transactions occurred on the assumed dates described above, nor does it purport to present the future financial position or results of operations of the Company.

Unaudited Pro Forma Combined Income Statement for Year Ended December 31, 1996
         (In thousands except for per share data)

                                                  ASR                              Pro Forma          Pro Forma
                                               Historical     Acquisitions        Adjustments         Combined
                                               ------------   --------------   --------------------   -----------
Real Estate Operations
 Rental income  ..............................  $  14,581       $  21,169                             $ 35,750
 Property management fees   ..................                      1,859       ($     1,103)(A)           756
 Commission and other income   ...............                         34                                   34
                                                ---------       ---------        -----------          ---------
   Total real estate income    ...............     14,581          23,062             (1,103)           36,540
                                                ---------       ---------        -----------          ---------
 Operating and maintenance  ..................     (5,404)         (8,620)             1,103 (A)       (12,921)
 Real estate taxes and insurance  ............     (1,451)         (2,558)                              (4,009)
 Interest expense  ...........................     (4,348)                            (6,408)(B)       (10,756)
 Depreciation and amortization    ............     (2,819)                            (4,860)(C)        (7,679)
                                                ---------       ---------        -----------          ---------
   Real estate operating expenses ............    (14,022)        (11,178)           (10,165)          (35,365)
                                                ---------       ---------        -----------          ---------
   Real estate operating income   ............        559          11,884            (11,268)            1,175
                                                ---------       ---------        -----------          ---------
Mortgage Asset Income
 Prospective yield income   ..................      2,630                                193 (D)         2,823
 Income from redemptions and sales   .........      9,461                                                9,461
 Interest expense  ...........................       (181)                                                (181)
                                                ---------       ---------        -----------          ---------
 Income from mortgage assets   ...............     11,910               0                193            12,103
                                                ---------       ---------        -----------          ---------
Other Income and Expenses
 Amortization of goodwill   ..................                                           (70)(E)           (70)
 Management fees   ...........................                        575               (575)(D)             0
 Interest and other income  ..................       (425)             70               (594)(F)          (949)
 Administrative expenses    ..................     (3,203)           (593)               638 (D)        (3,158)
                                                ---------       ---------        -----------          ---------
   Other income and expense    ...............     (3,628)             52               (601)           (4,177)
                                                ---------       ---------        -----------          ---------
Net Income   .................................  $   8,841       $  11,936       ($    11,676)         $  9,101
                                                =========       =========        ===========          =========
Net Income per share (L)    ..................  $    2.80                                             $   1.69
Dividends declared per share   ...............  $    2.00                                             $   2.00
Weighted average common shares outstanding          3,153                                                5,379

        See Notes to Unaudited Pro Forma Combined Financial Statements. Unaudited Pro Forma Combined Income Statement for Six Months Ended June 30, 1997
        (In thousands except for per share data)

                                                  ASR                            Pro Forma        Pro Forma
                                               Historical     Acquisitions      Adjustments       Combined
                                               ------------   --------------   ----------------   -----------
Real Estate Operations
 Rental income  ..............................  $  10,888       $  7,002                          $ 17,890
 Property management fees   ..................                       520        $     (400)(A)
       120
 Commission & other income  ..................                         2                                 2
                                                ---------       --------        -----------       ---------
   Total real estate income    ...............     10,888          7,524              (400)         18,012
                                                ---------       --------        -----------       ---------
 Operating & maintenance    ..................     (3,991)        (2,786)              400 (A)      (6,377)
 Real estate taxes & insurance    ............     (1,149)          (876)                           (2,025)
 Interest expense  ...........................     (3,377)                          (2,071)(B)      (5,448)
 Depreciation and amortization    ............     (2,032)                          (1,729)(C)      (3,761)
                                                ---------       --------        -----------       ---------
   Total operating expenses    ...............    (10,549)        (3,662)           (3,400)        (17,611)
                                                ---------       --------        -----------       ---------
   Real estate operating income   ............        339          3,862            (3,800)            401
                                                ---------       --------        -----------       ---------
   Gain on sale of real estate    ............        474                                              474
                                                ---------                                         ---------
Mortgage Asset Income
 Prospective yield income   ..................        588                               52 (D)         640
 Income from redemptions and sale    .........     16,650                                           16,650
 Interest expense  ...........................        (25)                                             (25)
                                                ---------                       -----------       ---------
 Income from mortgage assets   ...............     17,213                               52          17,265
                                                ---------                       -----------       ---------
Other Income & Expense
 Amortization of goodwill   ..................        (12)                             (24)(E)         (36)
 Management fees   ...........................                       219              (219)(D)           0
 Interest and other income  ..................        307            108              (185)(F)         230
 Administrative expenses    ..................     (1,932)           (52)              107 (D)      (1,877)
 Acquisition-related expense   ...............     (6,215)                                          (6,215)
                                                ---------       --------        -----------       ---------
   Other income & expense   ..................     (7,852)           275              (321)         (7,898)
                                                ---------       --------        -----------       ---------
Net Income   .................................  $  10,174       $  4,137       ($    4,069)       $ 10,242
                                                =========       ========        ===========       =========
Net Income per share  ........................  $    2.58                                         $   1.90
                                                =========                                         =========
Dividends declared per share   ...............  $    1.00                                         $   1.00
                                                =========                                         =========
Weighted average common shares outstanding          3,938                                            5,379
                                                =========                                         =========

        See Notes to Unaudited Pro Forma Combined Financial Statements.

Notes to Unaudited Pro Forma Combined Financial Statements

Pro Forma Combined Income Statement Adjustments For the Year Ended December 31, 1996 and the Six Months Ended June 30, 1997.

(A) Winton & Associates provided property management services relating to the Winton Properties, and Pima Realty provided property management services on the Company's properties. The adjustments to eliminate the property management fees previously charged are as follows (in thousands):

                                   1996      1997
                                 --------   -----
   Pima Realty    ............     $  472   $190
   Winton & Associates  ......        631    210
                                  -------   -----
                                   $1,103   $400
                                  =======   =====

(B) The pro forma adjustments to the interest expense reflecting the interest on the mortgage loans obtained or assumed relating to the properties acquired.

(C) Increase in depreciation and amortization charges to reflect depreciation and amortization based on ASR's acquisition costs calculated utilizing an estimated life of 27.5 years on the property, seven years on personal property and improvements, and the remaining life on loan costs. Acquisition costs are allocated 15% to land and 85% to buildings and improvements in accordance with ASR's estimated allocations.

(D) Pima Mortgage provided advisory and bond administration services to the Company on a fee basis pursuant to a management agreement. The Company has entered into employment agreements with the three officers of the corporate partners of Pima Mortgage. The Company expects to eliminate the expenses incurred by Pima Mortgage (consisting of salaries to the officers of the corporate partners) offset by costs incurred by the Company under the employment agreements. The adjustments to reflect elimination of the advisory and bond administration fees, elimination of the Pima Mortgage expenses, and the addition of salaries to be paid by the Company are as follows (in thousands):

                                                                1996         1997
                                                               ----------   ---------
   Elimination of bond administration fees expense .........     $ 193        $  52
                                                                 ======       ======
   Elimination of management fee income
    Bond administration fee income  ........................    ($ 193)      ($  52)
    Management fee income  .................................      (382)        (167)
                                                                 ------       ------
      Total    .............................................    ($ 575)      ($ 219)
                                                                 ======       ======
   Elimination of management fees expense and
    addition of salary expense
    Elimination of management fee expense ..................     $ 382        $ 167
    Elimination of Pima Mortgage salary expenses   .........       593           52
    Addition of salaries under employment agreements  ......      (337)        (112)
                                                                 ------       ------
      Reduction in operating expenses  .....................     $ 638        $ 107
                                                                 ======       ======

(E) To amortize the recorded purchase price of Winton & Associates over a 20-year period.

(F) To eliminate interest and dividend income on certain assets of the Pima Entities not acquired by the Company and to reduce the Company's interest income to reflect cash used in the Transactions (in thousands).

                                                         1996     1997
                                                         ------   -----
   Elimination of the Pima Entities' income  .........     $ 70   $ 12
   Reduction of the Company's interest income   ......      520    173
                                                          -----   -----
      Reduction of other income  .....................     $594   $185
                                                          =====   =====

                                 RISK FACTORS

General

     Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend on the amount of income earned and capital appreciation generated by the related properties as well as the expenses incurred. If the Company's properties do not generate revenues sufficient to meet operating expenses, including debt service and capital expenditures, the Company's cash flow and ability to make distributions to its stockholders will be adversely affected. The revenues from and value of the properties may be adversely affected by the general economic climate
(including unemployment rates), local conditions such as oversupply of competing properties or a reduction in demand for properties in the area, the attractiveness of the properties to tenants, competition from other available properties, the affordability of single family homes, the ability of the Company to provide adequate maintenance and insurance, and increased operating costs (including real estate taxes and utilities). Certain significant expenditures associated with an investment in real estate (such as mortgage payments, real estate taxes, insurance, and maintenance costs) generally are not reduced when circumstances cause a reduction in revenue from the investment. If a property is mortgaged to secure payment of indebtedness and the Company is unable to meet its mortgage payments, a loss could be sustained as a result of foreclosure on the property by the mortgage. In addition, income from properties and real estate values are also affected by a variety of other factors, such as governmental regulations and applicable laws (including real estate, zoning, and tax laws), interest rate levels, and the availability of financing.

Illiquidity of Real Estate

     Real estate investments are relatively illiquid and, therefore, will tend to limit the Company's ability to vary its portfolio promptly in response to changes in economic or other conditions. In addition, the Internal Revenue Code of 1986, as amended (the "Code"), places limits on the Company's ability to sell properties held for fewer than four years, which may affect the Company's ability to sell properties without adversely affecting returns to holders of Common Stock.

Dependence on Specific Regions

     The Company's properties are concentrated in the southwestern region of the United States (particularly in Arizona, New Mexico, Texas, and Washington) and consist entirely of multifamily properties. The Company's performance will be limited to economic conditions in those areas and in the market for multifamily properties located in those areas.

Operating Risks

     The Company's properties are subject to all operating risks common to apartment communities in general. These risks include competition from other apartment communities and alternative housing; new construction of competing properties or increases in unemployment in the areas in which the Company's properties are located, either or both of which may adversely affect occupancy or rental rates; increases in operating costs resulting from inflation and other factors, which increases may not necessarily be offset by increased rents; the inability or unwillingness of residents to pay rent increases; future enactment of rental control laws or other laws regulating multifamily housing, including current and possible future laws relating to access by disabled persons; and disagreements with joint venture partners or other real estate co-investors. If operating expenses increase, the local rental market may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates. The occurrence of any of these factors could adversely affect the Company's operating performance and its distributions to stockholders.

Future Acquisitions

     The Company continually evaluates potential acquisitions of properties and enterprises owning properties. There can be no assurance, however, that the Company will be able to acquire any additional properties or property owners, that any acquisitions that are completed will be on terms favorable to the Company, that costs of improvements will not exceed original estimates, that any acquired properties will perform in accordance with expectations or improve the overall performance of the Company, or that the Company's systems, controls, management, financial and other resources, will be adequate to support such expansion. Expansion into new markets may present operating and marketing challenges that are different from those currently encountered by the Company in its existing markets. There can be no assurance that the Company will anticipate all of the changing demands that expanding operations will impose on its management.

Potential Environmental Liabilities

     Under various federal, state, and local laws, ordinances and regulations, an owner or operator of real estate may be held liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in the property. These laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. The presence of such substances, or the failure to remediate such substances properly, may adversely affect the owner's ability to sell or rent the property or to borrow using the property as collateral. In addition to investigation and clean-up actions brought by federal, state, and local agencies, the presence of hazardous wastes on a property could result in personal injury or similar claims by private plaintiffs. The Company has not been notified by any governmental authority of any noncompliance, liability, or other claim in connection with its properties. Other federal and state laws require the removal of damaged asbestos-containing material in the event of remodeling or renovation.

     All of the current properties have been subject to a Phase I environmental site assessment and limited asbestos survey (which involve inspection without soil or groundwater analysis) by independent environmental consultants engaged by the Company at the time of acquisition. As a result of the findings of the Phase I environmental assessment, a Phase II assessment involving soil and groundwater testing was performed at four properties by independent environmental consultants. The assessment shows that the groundwater at one of the properties is contaminated. Based on the report of the environmental engineers, the Company believes that the contamination has been caused by a nearby service station and that the owner of the station has commenced clean-up procedures under the direction of the local governmental authority. The Company has informed the local governmental authority of the groundwater contamination and asked the authority to expand the clean-up procedures to include the Company's property. The Company believes that the environmental liability for its property would not have a material adverse effect on the Company's business or results of operations.

     The Company has determined that there are minor amounts of asbestos-containing materials ("ACMs") in five of the Company's properties. The Company maintains an Operations and Maintenance Program that details operating procedures with respect to ACMs prior to any renovation and that requires periodic inspection by the Company's employees for any change in condition of existing ACMs.

     In addition, the apartment site under development in Tempe, Arizona was formerly used for agricultural purposes and a portion of the site was used as the runway for a pesticide aerial application firm located adjacent to the apartment site. The site of the pesticide aerial application firm is currently a subject of remediation by the U.S. Environmental Protection Agency ("EPA") and the Arizona Department of Environmental Quality ("ADEQ"). Extensive soil tests on the apartment site revealed that a few samples contained minor amounts of toxaphene above the regulatory level. The Company engaged an independent environmental consulting firm to conduct a "site specific risk assessment" to evaluate the potential threat to human health based on exposures and conditions unique to the site. The consulting firm's report indicates that the potential threat is minimal and no further action is necessary prior to the development of the site as an apartment community. The EPA and ADEQ have not required the Company to take any remedial actions on the site. The agencies also have not informed the Company of any regulatory actions on the site.

     Except as set forth above, the reports have not revealed any environmental liability, nor is the Company aware of any environmental liability, that the Company believes would have a material adverse effect on the Company's business, assets, or results of operation. No assurance, however, can be given that these reports reveal all environmental liabilities, or that no prior owner created any material environmental condition not known to the Company or that future uses and conditions (including changes in applicable environmental laws and regulations) will not result in imposition of environmental liability. In the event the Company discovers a material environmental condition relating to any of its properties, the Company could be required to expend funds to remedy such condition.

Uninsured Loss

     The Company carries comprehensive liability, fire, flood (where applicable), extended coverage, and rental loss insurance with policy specifications, hits, and deductibles customarily carried for similar properties. There are, however, certain types of extraordinary losses (such as losses resulting from earthquakes) that may be either uninsurable or not economically insurable. Should an uninsured loss occur, the Company could lose its investment in and anticipated profits and cash flow from a property and would continue to be obligated on any mortgage indebtedness on the property.

Americans with Disabilities Act

     The Company's properties must comply with Title III of the Americans with Disabilities Act (the "ADA") to the extent that the properties are "public accommodations" and/or "commercial facilities" as defined by the ADA.
Compliance with the ADA requirements could require removal of structural barriers to handicapped access in certain public access areas of the Company's properties, where such removal is "readily achievable." The ADA does not, however, consider residential properties, such as apartment communities, to be public accommodations or commercial facilities, except to the extent por- tions of such facilities, such as a leasing office, are open to the public. The Company believes that the properties comply with all present requirements under the ADA. Noncompliance with the ADA could result in imposition of fines or an award of damages to private litigants if required changes involve a greater expenditure than the Company currently anticipates, or if the changes must be made on a more accelerated basis than it anticipates, the Company's operations could be adversely affected. No specific regulations have been promulgated under the ADA and, thus, it is uncertain how enforcement of the ADA would affect specific building attributes.

Fair Housing Amendments Act of 1988

     The Fair Housing Amendments Act of 1988 (the "FHA") requires multifamily residential properties first occupied after March 13, 1991 to be accessible to the handicapped. Noncompliance with the FHA could result in the imposition of fines or an award of damages to private litigants. The Company believes that its properties that are subject to the FHA are in compliance with such law.

Risks of Real Estate Development

     The Company plans to seek selective opportunities for development. The real estate development business involves significant risks in addition to those involved in the acquisition, ownership, and operation of established apartment communities. The development risks include the availability of construction financing on favorable terms for development, construction delays, construction costs in excess of the budgeted amounts, the achievement and maintenance of anticipated rental rates and occupancy levels in the market, availability of long-term permanent financing upon completion, shortages of materials or skilled labor, labor disputes, unforeseen environmental or engineering problems, work stoppages, fire and other natural disasters, and weather interferences. In addition, the unavailability of permanent financing on acceptable terms to repay construction financing could result in delays, increased costs, or the loss of developed properties. New development activities, regardless of their ultimate success, typically require a substantial amount of management's time and attention. Development activities also are subject to risks relating to the inability to obtain, or delays in obtaining,all necessary zoning, land use, building, occupancy, and other required governmental permits and authorizations.

Risk of Management Business

     The Company manages on a fee basis properties owned by third parties. Risks associated with the management of properties owned by third parties include the possibility that management contracts

(which generally are cancellable upon short notice or upon the sale of the property) will be terminated by the property owner or will be cancelled in connection with the sale of the property, that contracts may not be renewed upon expiration or will be renewed on less favorable terms or that rental revenues upon which the management fees are based will decline as a result of general market conditions or specific market factors affecting the properties being managed, in either case resulting in decreased management fee income.

Borrowing Risks

     Subject to the terms of the Company's Bylaws, the availability and cost of borrowings, various market conditions, restrictions that may be contained in the Company's financing arrangements from time to time and other factors, the Company increases the amount of funds available for its activities with funds from borrowings, including borrowings under loan agreements, repurchase agreements, and other credit facilities. The Company's borrowings may bear fixed or variable interest rates, may require additional collateral in the event that the value of existing collateral declines on a market value basis, and may be due on demand or upon the occurrence of certain events. To the extent that the Company's borrowings bear variable interest rates, changes in short-term interest rates will significantly influence the cost of such borrowings and can result in losses in certain circumstances. The Company also may increase the amount of its available funds through the issuance of debt securities.

     The Company's Bylaws limit borrowings to no more than 300% of the amount of its net assets (as described herein) unless borrowings in excess of that amount are approved by a majority of the Unaffiliated Directors (as defined herein). See "Business and Properties -- Capital Resources." Each of the Company's 36 apartment communities and one office building has been pledged to secure a first mortgage loan. As of June 30, 1997, real estate mortgage loans totalled $141 million.

     No assurance can be given as to the actual effect of borrowings by the Company.

Pledged Assets

     A substantial portion of the Company's assets currently are and in the future can be expected to be pledged to secure its borrowings. Therefore, such assets will not be available to the stockholders in the event of the liquidation of the Company except to the extent that the liquidation value thereof exceeds the amounts due to the creditors. However, the liquidation value of the Company's assets is uncertain and may fluctuate rapidly as a result of numerous market factors as well as the supply of and demand for such assets.

Competition

     There are numerous real estate companies, insurance companies, financial institutions, pension funds, and other property owners that compete with the Company in seeking properties for acquisition and in attracting and retaining tenants for properties.

Market Price of Common Stock

     The market price of the Company's Common Stock in the future could be subject to wide fluctuations in response to quarterly variations in operating results of the Company, changes in analysts' estimates of the Company's financial performance, actual and anticipated dividend payments, prevailing interest rates, general industry conditions, changes in the real estate market, local economic factors, governmental regulations, modifications of tax laws or tax rates, and other events and factors. An increase in market interest rates may lead purchasers of the Company's Common Stock to demand a higher yield on the price paid for shares from dividend distribution by the Company.

Shares Eligible for Future Sale

     Sales of Common Stock in the public market could adversely affect prevailing market prices. A total of 1,687,318 shares of Common Stock are eligible for resale in the public market. In addition, 943,705 limited partnership interests ("LP Units") in the Operating Partnership will be convertible into 943,705 shares of Common Stock at any time after April 30, 1998.

Future Offerings of Common Stock

     The Company in the future may increase its capital resources by making additional offerings of its Common Stock or securities convertible into its Common Stock. The actual or perceived effect of such offerings may be the dilution of the book value or earnings per share of the Company's Common Stock, which may result in the reduction of the market price of the Company's Common Stock. The Company is unable to estimate the amount, timing, or nature of future sales of its Common Stock as such sales will depend upon market conditions and other factors such as its need for additional equity, its ability to apply or invest the proceeds of such sales of its Common Stock, and the terms upon which its Common Stock could be sold.

Potential Conflicts of Interest

     The Company's Articles of Incorporation limit the liability of its directors and officers to the Company and its stockholders to the fullest extent permitted by Maryland law, and both the Company's Articles and Bylaws provide for indemnification of the directors and officers to such extent.

     With a view toward protecting the interests of the Company's stockholders, the Bylaws of the Company provide that a majority of the Board of Directors (and a majority of each committee of the Board of Directors) must not be "Affiliates" of the Company and that the investment policies of the Company must be reviewed annually by these directors (the "Unaffiliated Directors").

Certain Consequences of and Failure to Maintain REIT Status

     In order to maintain its qualification as a real estate investment trust ("REIT") for federal income tax purposes, the Company must continually satisfy certain tests with respect to the sources of its income, the nature and diversification of its assets, the amount of its distributions to stockholders, and the ownership of its stock. See "Federal Income Tax Considerations -- Qualification of the Company as a REIT." Among other things, these restrictions may limit the Company's ability to acquire certain types of assets that it otherwise would consider desirable, limit the ability of the Company to dispose of assets that it has held for less than four years if the disposition would result in gains exceeding specified amounts, limit the ability of the Company to engage in hedging transactions that could result in income exceeding specified amounts, and require the Company to make distributions to its stockholders at times that the Company may deem it more advantageous to utilize the funds available for distribution for other corporate purposes (such as the purchase of additional assets or the repayment of debt) or at times that the Company may not have funds readily available for distribution.

     The Company's operations from time to time generate taxable income in excess of its net income for financial reporting purposes. The Company also may experience a situation in which its taxable income is in excess of the actual cash receipts. See "Federal Income Tax Considerations." To the extent that the Company does not otherwise have funds available, either situation may result in the Company's inability to distribute substantially all of its taxable income as required to maintain its REIT status. See "Federal Income Tax Considerations." Alteratively, the Company may be required to borrow funds to make the required distributions that could have the effect of reducing the yield to its stockholders, to sell a portion of its assets at times or for amounts that are not advantageous, or to distribute amounts that represent a return of capital that would reduce the equity of the Company. In evaluating assets for purchase, the Company considers the anticipated tax effects of the purchase including the possibility of any excess of taxable income over projected cash receipts.

     If the Company should not qualify as a REIT in any tax year, it would be taxed as a regular domestic corporation and, among other consequences, distributions to the Company's stockholders would not be deductible by the Company in computing its taxable income. Any such tax liability could be substantial and would reduce the amount of cash available for distributions to the Company's stockholders. See "Business." In addition, the unremedied failure of the Company to be treated as a REIT for any one year would disqualify the Company from being treated as a REIT for the four subsequent years.

Excess Inclusions

     A portion of the dividends paid by the Company constitutes unrelated business taxable income to certain otherwise tax-exempt stockholders which will constitute a floor for the taxable income of stockholders not exempt from tax, and will not be eligible for any reduction (by treaty or otherwise) in the rate of income tax withholding in the case of nonresident alien stockholders. For 1996, the entire ordinary income portion ($0.17 per share) of the dividend was excess inclusion income. See "Federal Income Tax Considerations -- Tax Consequences of Common Stock Ownership."

Marketability of Shares of Common Stock and Restriction on Ownership

     The Company's Articles of Incorporation prohibit ownership of its Common Stock by tax-exempt entities that are not subject to tax on unrelated business taxable income and by certain other persons (collectively "Disqualified Organizations"). Such restrictions on ownership exist so as to avoid imposition of a tax on a portion of the Company's income from excess inclusions.

     Provisions of the Company's Articles of Incorporation also are designed to prevent concentrated ownership of the Company that might jeopardize its qualification as a REIT under the Code. Among other things, these provisions provide (i) that any acquisition of shares that would result in the disqualification of the Company as a REIT under the Code will be void, and (ii) that in the event any person acquires, owns or is deemed, by operation of certain attribution rules set out in the Code, to own a number of shares in excess of 9.8% of the outstanding shares of the Company's Common Stock ("Excess Shares"), the Board of Directors, at its discretion, may redeem the Excess Shares. In addition, the Company may refuse to effectuate any transfer of Excess Shares and certain stockholders, and proposed transferees of shares, may be required to file an affidavit with the Company setting forth certain information relating, generally, to their ownership of the Company's Common Stock. These provisions may inhibit market activity and the resulting opportunity for the Company's stockholders to receive a premium for their shares that might otherwise exist if any person were to attempt to assemble a block of shares of the Company's Common Stock in excess of the number of shares permitted under the Articles of Incorpo- ration. Such provisions also may make the Company an unsuitable investment vehicle for any person seeking to obtain (either alone or with others as a group) ownership of more than 9.8% of the outstanding shares of Common Stock. Investors seeking to acquire substantial holdings in the Company should be aware that this ownership limitation may be exceeded by a stockholder without any action on such stockholder's part in the event of a reduction in the number of outstanding shares of the Company's Common Stock.

Cautionary Statement Regarding Forward-Looking Information

     Certain statements and other information contained herein concerning future, proposed, and intended activities of the Company or other matters that are not historical facts are forward-looking statements (as defined in the Securities Act). When used herein, the words "believe," "expect," "anticipate," "estimate," and similar expressions are intended to identify foward-looking statements. By their nature, forward-looking statements are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Risk Factors."

                                USE OF PROCEEDS

     The Company will not receive any proceeds of sales of shares by the Selling Stockholders.

                                CAPITALIZATION

     The following table sets forth the capitalization of the Company as of June 30, 1997 and as adjusted to reflect the issuance of 374,581 shares of Common Stock and LP Units convertible into 27,721 shares of Common Stock. This table should be read in conjunction with the Consolidated Financial Statements, including the notes thereto, included elsewhere in this Prospectus. (Dollars in thousands.)

                                                                 Actual        As Adjusted
                                                               -------------   ------------
Convertible LP Units    ....................................    $   18,910     $  19,486
Common Stock, par value $0.01, 40,000,000 shares authorized;
 4,622,353 shares issued (actual);
 4,996,934 shares issued (adjusted)    .....................            45            49
Additional paid-in capital    ..............................       180,813       189,144
Deficit  ...................................................      (107,053)     (107,053)
Stock notes receivable  ....................................          (385)         (385)
Treasury stock -- 184,742 shares    ........................        (3,027)       (3,027)
                                                                ----------     ----------
Total stockholders' equity    ..............................    $   89,303     $  98,214
                                                                ==========     ==========

                          PRICE RANGE OF COMMON STOCK

     The Company's Common Stock is listed and principally traded on the Amex under the symbol the "ASR." The following table sets forth for the periods indicated the high and low sales prices of the Company's Common Stock as reported on the Amex and the cash dividends paid per share.

                                                                   Dividend
                                      High            Low          per share
                                    ------------   -------------   ----------
         1994
          First quarter .........   $10 15/16     $ 7 1/2              --
          Second quarter   ......    15             5 15/16            --
          Third quarter .........    13 3/4         6 1/4              --
          Fourth quarter   ......    14 1/16        9 3/8            $0.50
         1995
          First quarter .........    20            10 15/16           0.50
          Second quarter   ......    19 3/8        16 1/4             0.50
          Third quarter .........    20 1/2        17 3/4             0.50
          Fourth quarter   ......    18 3/8        15                 0.50
         1996
          First quarter .........    17 3/4        15 3/8             0.50
          Second quarter   ......    18 3/8        16 7/8             0.50
          Third quarter .........    19 3/4        17 1/2             0.50
          Fourth quarter   ......    22 3/8        18 7/8             0.50
         1997
          First quarter .........    24 3/4        20 1/4             0.50
          Second quarter   ......    23 3/4        18 5/8             0.50
          Third quarter (through
            August 25, 1997)  ...    23 7/8        21 7/8

     On August 25, 1997, the closing sales price of the Common Stock on the Amex was $22 9/16 per share and the approximate number of holders of record of Common Stock was 2,000.

                        SELECTED FINANCIAL INFORMATION
                    (In thousands except for per share data)

     The selected consolidated financial data presented below as of and for the five years ended December 31, 1996 are derived from the Company's audited consolidated financial statements. The selected historical financial data as of and for the six months ended June 30, 1996 and 1997 are derived from the Company's unaudited financial statements. The historical financial data for the six months ended June 30, 1996 and 1997, in the opinion of management, include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation for such periods. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of results to be expected for the year ending December 31, 1997. These selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements and the notes thereto appearing elsewhere in this Prospectus.

                                                                                                           Six months ended
                                                              Years ended December 31,                         June 30,
                                             ---------------------------------------------------------- -----------------------
                                                1992         1993        1994       1995       1996        1996        1997
                                             ------------ ------------ ---------- ---------- ---------- ----------- -----------
Consolidated Statements of Operations Data
 Income from real estate
  Rental and other income ..................                           $12,528    $14,034    $14,581     $  7,281    $ 10,888
  Operating and maintenance expenses,
   real estate taxes and insurance    ......                            (5,497)    (6,719)    (6,855)      (3,274)     (5,140)
  Interest expense  ........................                            (3,941)    (4,387)    (4,348)      (2,190)     (3,377)
  Depreciation and amortization    .........                            (1,995)    (2,692)    (2,819)      (1,368)     (2,032)
                                                                       --------   --------   --------    --------    --------
  Income from real estate    ...............                             1,095        236        559          449         339
                                                                       --------   --------   --------    --------    --------
 Gain on sale of real estate ...............                                                                              474
                                                                                                                     --------
 Income from mortgage assets
  Prospective yield income   ...............   $    919     $  7,264     6,433      3,884      2,630        1,569         588
  Income from redemptions and sales   ......                             4,263      5,302      9,461        4,987      16,650
  Interest expense  ........................     (5,841)      (4,794)   (2,596)      (347)      (181)        (124)        (25)
  Provision for reserves  ..................    (57,588)     (20,286)
                                               ---------    ---------  --------   --------   --------    --------    --------
   Income (loss) from mortgage assets    ...    (62,510)     (17,816)    8,100      8,839     11,910        6,432      17,213
                                               ---------    ---------  --------   --------   --------    --------    --------
 Income (loss) before administrative
  expenses and other income  ...............    (62,510)     (17,816)    9,195      9,075     12,469        6,881      18,026
 Administrative expenses  ..................     (3,104)      (1,949)   (2,216)    (2,983)    (3,203)      (1,336)     (1,944)
 Acquisition related expenses   ............                                                               (6,215)
 Other income, net  ........................        739          286       723        462       (425)         121         307
                                               ---------    ---------  --------   --------   --------    --------    --------
 Income (loss) before cumulative effect of
  accouting change  ........................    (64,875)     (19,479)    7,702      6,554      8,841        5,666      10,174
 Cumulative effect of accounting change  ...                 (21,091)
                                               ---------    ---------  --------   --------   --------    --------    --------
 Net income   ..............................  ($ 64,875)   ($ 40,570)  $ 7,702    $ 6,554    $ 8,841     $  5,666    $ 10,174
                                               =========    =========  ========   ========   ========    ========    ========
 Per average outstanding share
  Net income (loss) before cumulative
   effect of accounting change  ............   $ (20.20)    $  (6.27)  $  2.48    $  2.09    $  2.80     $   1.80    $   2.58
  Cumulative effect of accounting change*                      (6.79)
                                               ---------    ---------  --------   --------   --------    --------    --------
  Net income (loss) per share   ............   $ (20.20)    $ (13.07)  $  2.48    $  2.09    $  2.80     $   1.80    $   2.58
                                               =========    =========  ========   ========   ========    ========    ========
  Dividends per share  .....................   $   2.25     $   1.15   $  0.50    $  2.00    $  2.00     $   1.00    $   1.00
                                               =========    =========  ========   ========   ========    ========    ========
  Weighted average shares outstanding    ...      3,209        3,104     3,100      3,141      3,153        3,154       3,938
                                               =========    =========  ========   ========   ========    ========    ========

                                                                         December 31,
                                                  ----------------------------------------------------------   June 30,
                                                   1992         1993        1994        1995        1996        1997
                                                  ----------   ---------   ---------   ---------   ---------   ---------
Consolidated Balance Sheet Data
  Apartment and other real estate assets   ......                $ 3,855     $73,056     $79,510     $89,958     $210,34
  Mortgage assets  ..............................   $108,623      37,881      18,965      11,877       5,039          --
  Total assets  .................................    116,589      54,068      96,745      94,169      97,796      239,16
  Real estate notes payable    ..................                             50,693      49,212      49,110      140,88
  Mortgage assets borrowing, net  ...............     39,517      22,062       6,422       4,495       2,014          --
  Stockholders' Equity   ........................     75,284      30,948      37,100      37,395      40,102       89,30

------------
* Prior to December 1993, the Company followed the practice of writing down the carrying value of a mortgage asset (including an allocated portion of the deferred hedging cost) to its estimated future cash flows. In December 1993, the Company adopted SFAS No. 115, which requires that the carrying value of a mortgage asset be written down to its estimated fair value when its estimated yield is less than a "risk-free yield." As a result, the Company wrote down substantially all its mortgage assets in 1993 to their estimated fair value and recorded a charge of $21,091,000, which was reported as a cumulative effect of accounting change.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

General

     ASR Investments Corporation (the "Company") is a real estate investment trust engaged primarily in the acquisition and operation of apartment communities in the southwestern United States. At December 31, 1996, the Company owned 3,093 units. In March 1997, the Company acquired a 266-unit apartment community. In April 1997, the Company acquired a 257-unit apartment community. On April 30, 1997, the Company acquired 13 apartment communities containing 2,260 units and one office building (the "Winton Properties"). In
May 1997, the Company acquired two apartment communities totalling 526 units and sold its investment in joint ventures. At June 30, 1997, the Company owned 36 apartment communities with a total of 6,347 units and an office building. As the Company acquired these new properties throughout the quarter, its operating results for the quarter ended June 30, 1997 include only a partial quarter's operating results of the new properties acquired. Their full quarterly results will be reflected in the quarter ending September 30, 1997.

     In connection with the acquisition of the Winton Properties, on April 30, 1997, the Company also acquired (i) Winton Associates (the property management company for the Winton Properties), (ii) Pima Realty Advisors, Inc. (the Company's Property Manager) and (iii) Pima Mortgage L.P. (the Company's Manager).

     In June 1997, the Company sold all its remaining mortgage assets for $13,350,000 for a gain of $10,970,000. For the six months ended June 30, 1997, the Company received $22,277,000 from the mortgage assets. The Company plans to invest a majority of this amount in additional apartment communities. As a result of the sale of all of its mortgage assets, the Company will not realize any mortgage asset cash flows or income in future periods.

Comparison of Six Months Ended June 30, 1997 and 1996

     Real Estate Operations -- Real estate operating income and expenses increased substantially primarily due to acquisitions made on April 30, 1997. Below are the operating results of the new communities for the period owned by the Company during the first six months of 1997 (in thousands):

         Rental and other income  ........................     $3,441
         Property management income  .....................         46
                                                               -------
               Total real estate revenues  ...............      3,487
                                                               -------
         Operating & maintenance expenses  ...............      1,253
         Property management expenses   ..................         63
         Real estate taxes and insurance expenses   ......        451
         Interest expense   ..............................      1,072
         Depreciation expense  ...........................        683
                                                               -------
               Total real estate operating expenses ......      3,522
                                                               -------
         Income from real estate  ........................    ($   35)
                                                               =======

     On the "same store" basis (i.e., for properties owned by the Company during the first six months of 1996), the Company realized (i) an increase of $105,000 in rental income (primarily in the Houston market) and (ii) an increase of $99,000 in operating expenses. As a result of the sale of the Company's interest in joint ventures, income from the joint ventures decreased by $10,000.

     The gain on sale of real estate of $474,000 resulted from the sale of the Company's interest in the joint ventures in May of 1997. The Company had no sales of real estate in 1996.

     Mortgage Assets -- Prospective yield income decreased due to the decrease in the mortgage asset balance as a result of (i) amortization and redemptions in 1996 and the first quarter of 1997 and (ii) the sale of the entire mortgage asset portfolio in June 1997. Interest expense on mortgage assets decreased due to lower short-term borrowing as well as the full repayment in June 1997.

     Administrative Expenses, Acquisition Related Expenses and Other Income Administrative expenses increased by $608,000 for the six months ended June 30, 1997 primarily as a result of an increase in expense accruals for stock appreciation rights of $672,000 due to an increases in the Company's common stock price. The increases were mitigated by a decrease in management fees of $39,000 as the management contract was terminated on April 30,1997. Acquisition related expenses of $6,215,000 relates to (i) the acquisition of the Company's Manager and Property Manager for $5,250,000 (see Note 6), (ii) $802,700 paid its three principal executive officers who are also owners of the Manager and Property Manager in connection with the acquisition of the Winton Properties (see Note 6) and (iii) $162,000 in other expenses related to the Winton Properties. Other income increased by $186,000 due to interest earned on the Company's cash balance which was higher during the first six months of 1997 compared with the same period in 1996.

     Income from Mortgage Redemption and Sales -- As discussed above, the Company has, from time to time, redeemed or sold mortgage assets. In June 1997, the Company sold all of its remaining mortgage assets for approximately $13,350,000 and a gain of $10,970,000. As a result of the sale, the Company no longer owns any mortgage assets and will not realize any additional cash flow or income from mortgage assets. The Company plans to use the proceeds to purchase additional apartment communities that are under evaluation.

     The   Company   expects   net  income  for  future  periods  will  decrease
substantially because of the additional depreciation expense from the new apartment communities and the absence of income from mortgage assets.

     Funds From Operations -- The Company believes that funds from operations ("FFO") is one of the appropriate measures of performance of an equity REIT. FFO is generally defined as net income plus certain non-cash charges (primarily depreciation and amortization), less gains from sales of assets and after adjustments for unconsolidated partnerships and joint ventures. As a result, FFO provides a view of a REIT's performance without regard to depreciation and amortization and gains on sales of assets. The Company has made the following adjustments in calculating FFO, as modified: (i) income from redemptions and sales of mortgage assets is excluded as the Company considers such income to be similar in nature to gains from sales of real estate; certain non-recurring charges are added back as the charges relate to a defined and limited period; and (iii) while the stock options that carry dividend equivalent rights ("DERs") are anti-dilutive, they are included in the FFO per share calculation as the Company believes the options are likely to be exercised by their expiration date of December 16, 1998 because the exercise price is substantially below the current stock price.

     As not all REITs and financial analysts calculate FFO in the same manner, FFO as reported herein may not be comparable to similarly titled measures as reported by other REITs. FFO, as modified, should not be considered as an alternative to net income (determined in accordance with generally accepted accounting principles) as an indication of Company's financial performance or to cash flow through operating activities (determined in accordance with generally accepted accounting principles) as FFO excludes income from sales and redemptions of mortgage assets that are included in cash flow through operating activities and (ii) FFO is not adjusted for changes in accrual as is cash flow from operating activities. FFO is not necessarily indicative of available cash flow to fund all of the Company's needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with net income as presented in the consolidated financial statements.

     Calculation of FFO, as modified, for the six months ended June 30, 1997 is as follows (in thousands except per share amounts):

                                                                                     Pro Forma
                                                                                    Combined (**)
                                                                     Six Months     Six Months
                                                                     ------------   --------------
Net Income    ......................................................  $  10,174       $  10,242
Depreciation and amortization   ....................................      2,146           3,875
Certain non-recurring charges (*)  .................................      6,953           6,953
Dividend equivalent rights   .......................................        340             340
Income from redemptions and sales of mortgage assets    ............    (16,650)        (16,650)
Gain on sale of real estate  .......................................       (474)           (474)
                                                                      ---------       ---------
Funds from operations  .............................................  $   2,489       $   4,286
                                                                      =========       =========
Average shares of common stock and common stock equivalents   ......      3,938           5,379
Effect of assumed exercise of stock options    .....................        188             188
                                                                      ---------       ---------
Assumed number of shares  ..........................................      4,126           5,567
                                                                      =========       =========
FFO per share    ...................................................  $    0.60       $    0.77
                                                                      =========       =========

------------
 (*) -- Non-recurring charges relate to stock appreciation rights for certain employees, acquisition-related expenses and contract termination expense.
(**) -- The selected unaudited pro forma data for the six months ended June 30, 1997 have been prepared as if the 1997 acquisitions, described below under "1997 Acquisitions", had occurred at January 1, 1997 (See Note 2 to Consolidated Financial Statements). The proforma data are provided for information purposes only and are not indicative of the results that would have occurred or which may occur in the future.

     The Company expects its FFO to increase as (i) it completes the construction of its Finisterra Apartments in September 1997 and (ii) it invests the proceeds from the sale of the mortgage assets. The above FFO data, however, are not necessarily indicative of the FFO amounts for future periods as they will depend on the performance of the existing apartment communities and as well as new communities.

1996 Compared to 1995

     Real Estate Operations -- Rental and other income increased $547,000 in 1996 primarily as a result of (i) $346,000 from rental rate increases (attributable primarily to a 3% increase in the Houston communities), (ii) $201,000 from higher occupancy rates (attributable primarily to the Tucson communities), (iii) $242,000 from prior rental increases becoming effective as leases are renewed or the apartment is re-leased, and (iv) $69,000 from communities acquired through joint ventures. The increases were mitigated by $238,000 from rental concessions (attributable primarily to the Albuquerque communities). Operating and maintenance expense increased $145,000 (2.8%) as a result of the community acquired in February 1995 and to increased payroll expense (attributable primarily to the Tucson communities). Real estate taxes and insurance remained flat as there were no increases or decreases in rates. Depreciation and amortization increased by $127,000 (4.7%) primarily as a result of the community acquired in February 1995 and capital improvements on the apartment communities. Interest expense on real estate mortgages decreased due to lower principal balances resulting from monthly payments.

     Mortgage Assets -- As a result of amortization of the investment in and redemption and sales of mortgage assets in 1995 and 1996, the 1996 prospective yield income decreased by $1,254,000. The average balance of mortgage assets decreased from $14,827,000 for 1995 to $8,118,000 for 1996. The decrease in income was mitigated by an increase in the average prospective yield from 28% for 1995 to 35% for 1996. Redemptions and sales of nine mortgage assets in 1996 generated total income of $9,461,000. In 1995, redemptions and sales of five mortgage assets generated total income of $2,882,000. In addition, the Company recorded income of $2,420,000 in 1995 from the reversal of the excess yield maintenance payment accrued in 1993 on notes payable secured by mortgage assets which were paid off in February 1995. Interest expense related to the mortgage assets decreased due to lower short-term borrowing and the payoff of a note in April 1995.

     Operating Expenses and Other Income -- Administrative expenses increased in 1996 primarily as a result of an increase in expense accruals for stock appreciation rights of $151,000 as a result of price increases in the Company's Common Stock. Other expenses increased in 1996 as a result of $380,000 in expenses related to future acquisitions and to $380,000 in write offs of cancelled real estate projects. The income in 1995 included a gain of $311,000 from the early payoff of a note payable and a $180,000 gain from the sale of an asset. The 1995 income was offset by a $350,000 reserve on a real estate investment.

1995 Compared to 1994

     Real Estate Operations -- Income and expenses from real estate operations increased in 1995 as a result of the acquisition of an apartment community in February 1995 as well as new investments in joint ventures. Rental and other income increased by $1,506,000 as a result of $931,000 in revenues from the acquired community, a $569,000 increase in revenues from communities owned by the Company, and a $60,000 increase in joint venture income. Operating expenses increased as a result of $403,000 in expenses incurred by the Company in connection with the acquired community as well as higher operating expenses in the other communities owned by the Company, which resulted from a decrease in occupancy rates from 94% in 1994 to 91% in 1995 (mostly in Tucson) and the corresponding turnover, marketing and payroll expenses incurred by the Company as a result of such decrease in occupancy rates. Depreciation expenses increased as a result of the Company's acquisition of an apartment community in February 1995 and capital expenditures incurred in 1994 and 1995. Interest expense on real estate mortgages also increased in 1995 as a result of the Company's borrowing of additional funds for the acquisition in February 1995.

     Mortgage Assets -- As a result of amortization of the investment in and redemption of mortgage assets 1994 and 1995, the average balance of mortgage assets decreased from $26,691,000 for 1994 to $14,827,000 for 1995. While the average prospective yield was 28% for 1995 compared with 24% for 1994, the prospective yield income decreased by $2,549,000. Income from redemptions in 1995 totaled $5,302,000, consisting of $2,882,000 from redemption of five mortgage assets and $2,420,000 from the reversal of the yield maintenance payment accrued in 1993 on notes payable. Income from redemptions of $4,263,000 in 1994 resulted from the redemption of four mortgage assets. Interest expense related to the mortgage assets decreased as a result of the prepayment of the notes payable secured by mortgage assets in February 1995 and the prepayment of a note in April 1995.

     Operating Expenses and Other Income -- Administrative expenses increased in 1995 primarily as a result of an increase in expense accruals for stock appreciation rights of $381,000 caused by higher stock price and dividend equivalent payments on stock options of $600,000. The higher stock appreciation rights and dividend equivalent expenses were mitigated by a decrease in management fees of $170,000 in 1995 compared to 1994.

     Other income decreased in 1995 as a result of the use of the cash held by the trustee to prepay the notes payable secured by mortgage assets in February 1995.

Income from Redemption and Sales of Mortgage Assets

     The Company's income includes income from redemption and sales of mortgage assets of $5,338,000 and $1,977,000 for the quarters ended March 31, 1997 and 1996, and $9,461,000, $5,302,000, and $4,263,000 for the years ended December
31, 1996, 1995, and 1994, respectively. In June 1997, the Company sold all of its remaining mortgage assets for approximately $13,350,000 and a gain of $10,950,000. As a result of the sale, the Company no longer owns any mortgage assets and will not realize any additional cash flow or income from mortgage assets. The Company plans to use the proceeds to purchase additional apartment communities that are under evaluation.

     The   Company   expects   net  income  for  future  periods  will  decrease
substantially because of the additional depreciation expense from the new apartment communities and the absence of income from mortgage assets.

Liquidity, Capital Resources and Commitments

Comparison of Six Months Ended June 30, 1997 and 1996

     Cash provided by operations for the six months ended June 30, 1997 was $19,919,000 compared with $7,568,000 for the same period in 1996. The increase was primarily a result of a $11,663,000 increase in income from redemptions and sales of mortgage assets ($16,650,000 for the six months ended June 30, 1997 compared to $4,987,000 for the same period in 1996), which was mitigated by a $981,000 decrease in prospective yield income on the mortgage assets.

     Cash used in investing activities for the six months ended June 30, 1997 was $10,340,000 compared with $860,000 for the same period in 1996. The increase in cash usage of $9,480,000 reflects (i) an increase of $10,208,000 in investments in apartments primarily as a result of the acquisitions made in 1997, while making no acquisitions in 1996, (ii) an increase of $2,361,000 of construction expenditures for the Company's Finisterra apartment community and
(iii) an increase of $2,418,000 in restricted cash related primarily to the 1997 acquisitions of apartment communities. The increase in cash usage was mitigated by (i) an increase of $2,025,000 in the reduction in mortgage assets,
(ii) $3,178,000 from joint venture distributions and proceeds resulting from the sale of the Company's interest in such joint ventures and (iii) net increase of $304,000 in cash provided by other real estate and land held for development.

     Cash provided by financing activities for the six months ended June 30, 1997 was $5,719,000 compared with cash used in financing activities of $3,682,000 for the same period in 1996. The increase of $9,401,000 reflects (i) an increase in the issuance of real estate notes payable of $3,000,000 related to the acquisitions made during 1997, with no similar purchases in 1996, (ii) an increase of $12,049,000 in proceeds from the Finisterra Apartment's construction loan and (iii) an increase of $17,000 from the exercise of stock options. The increase was mitigated by (i) an increase of $638,000 in payments of dividends due to the stock issuance in 1997, (iv) an increase in distributions on LP Units of $471,000 as the LP Units did not exist in 1996,
(iii) a decrease in the accrued construction cost payable of $3,003,000 for the Finisterra Apartment community, (iv) an increase of $1,048,000 in loan fees related to the properties acquired in 1997, (v) an increase of $481,000 in the acquisition of treasury stock and (vi) a net increase in payments on real estate loans and short-term borrowing of $24,000.

1997 Acquisitions

     In March 1997, the Company acquired a 266-unit apartment community for $4,450,000 and obtained a first mortgage loan of $3,700,000 with a fixed rate of 8.39%. The Company issued 86,500 shares of common stock for net proceeds of $1,622,000 to provide for the cash used in the acquisition. The Company plans to spend $700,000 on numerous substantive improvements to the community.

     On April 30, 1997, the Company completed the acquisition of 13 apartment communities containing 2,260 units located in Houston and Dallas, Texas and Pullman, Washington, and one office building located in Seattle, Washington (the "Winton Properties"). The sellers were 15 separate limited partnerships in which Don W. Winton was the general partner. The total purchase price of the properties was approximately $83,223,000. The Company (i) assumed or refinanced first mortgage loans totalling $49,396,000, (ii) issued 682,095 shares of common stock, (iii) issued operating partnership units convertible to 943,705 shares of common stock of the Company after one year, and (iv) paid the sellers $1,250,000 for transaction costs. As a part of the acquisition, the Company issued 70,284 shares of common stock to acquire the entire interests in Winton & Associates, the property management company for the Winton Properties.

     In April 1997, the Company acquired an apartment community for $6,000,000 and obtained a first mortgage loan for $4,400,000 with a fixed rate of 8.57%. On May 9, 1997, the Company acquired an apartment community for $4,059,000 and obtained a first mortgage loan of $2,900,000 with a fixed rate of 8.67%. The Company expects to invest $1,000,000 in capital improvements in these two communities. The Company issued 187,847 shares of common stock for total net proceeds of $3,394,000 to pay for the two purchases.

     On May 1, 1997, the Company acquired the remaining interest in La Privada Apartments L.L.C. for $8,233,000. The La Privada Apartments is a 350-unit community in Scottsdale, Arizona. The Company also sold to its partner the Company's entire interests in the other five joint ventures for total net proceeds of $2,062,000. The Company obtained a $3,000,000 loan that bears interest at LIBOR plus 3%.

     With the above acquisitions, the total monthly principal and interest payments on the real estate mortgage loans are approximately $1,023,000, and the monthly deposits to loan escrow accounts for property taxes, insurance and capital replacements are approximately $464,000. The Company estimates that it will spend approximately $1,674,000 during the remainder of 1997 in capital replacement and improvement expenditures.

     Concurrent with the acquisition of the Winton Properties, the Company acquired the entire interests in Pima Mortgage and Pima Realty (collectively the "Pima Entities") in exchange for 262,008 shares of its common stock. The cost of the acquisition of $5,250,000 is assigned to the contracts between the Company and the Pima Entities. In addition, the Company paid its three principal executive officers who are also owners of the Pima Entities $802,700 in connection with the acquisition of the Winton Properties. As the contracts with the Pima Entities were effectively terminated, the cost of the Pima Entities and the amounts paid to the executive officers were recorded as acquisition related expenses in the second quarter of 1997.

     The Company anticipates that the above acquisitions will result in (i) significant increases in the Company's gross income and operating expenses,
(ii) an increase in interest expenses on real estate mortgages and depreciation expense, (iii) a decrease in administrative expenses resulting from the replacement of management fees previously paid to the Pima Entities by Company with salaries that are now paid to the owners of the managers who have become employees of the Company as of May l, 1997.

Comparison of the Years Ended December 31, 1996, 1995 and 1994

     Cash provided by operations for 1996 was $12,968,000 compared with $7,867,000 for the same period in 1995. The increase was primarily a result of a $4,159,000 increase in income from redemptions and sales of mortgage assets ($9,461,000 for 1996 compared to $5,302,000 for 1995, which included a non-cash credit of $2,420,000 for the reversal of accrued excess yield maintenance payment on notes payable) offset by a $1,254,000 decrease in prospective yield income on the mortgage assets. Cash provided by operations in 1995 was lower than 1994 as a result of lower net income and a non-cash credit described in the preceding sentence.

     Cash used in investing activities totaled $6,916,000 in 1996 compared to $2,160,000 and $49,696,000 in 1995 and 1994, respectively. The increase in cash usage of $4,756,000 in 1996 compared to 1995 primarily reflects the $11,753,000 of construction expenditures for the Company's Finisterra apartment community. The increase was mitigated by (i) a decrease of $5,502,000 in investments in apartments as the Company purchased an apartment community in February 1995 and did not make any purchases in 1996, (ii) a decrease of $1,830,000 in investment in joint ventures as the Company made investments in new joint ventures in 1995 to acquire two apartment communities and made no investments in new joint ventures in 1996, (iii) a decrease of $250,000 in the amortization in the carrying value of the mortgage assets, and (iv) a net decrease of $85,000 in other real estate investments. Cash used in investing activities in 1995 were lower than 1994 due to the Company acquiring its initial portfolio of 17 apartment communities in 1994 while acquiring only one apartment community in 1995. The decrease in 1994 cash used for the acquisition apartments was mitigated by lower mortgage cash flow for 1995 as a result of amortization and redemptions.

     Cash used in financing activities was $6,070,000 in 1996 compared to $7,415,000 in 1995. The decrease was primarily due to the repayment of real estate notes of $7,955,000 in 1995, the construction costs payable of $1,581,000 and a net decrease of $1,678,000 from other financing activities. The decrease was mitigated by real estate borrowing of $6,895,000 to finance real estate acquisitions in 1995 and a net increase of $2,974,000 (cash used for) in borrowing secured by mortgage assets. Cash used in financing activities was $7,415,000 in 1995 compared with cash provided by financing activities of $33,309,000 in 1994. The decrease of $40,724,000 in the cash provided by financing activities resulted primarily from (i) a decrease of $43,941,000 in real estate borrowing related to the acquisition of apartment communities, (ii) an increase of $6,470,000 in the repayment of real estate notes, (iii) an increase of $4,754,000 in dividend payment as the Company reinstated the regular quarterly dividend in 1995, and (iv) a decrease of $1,692,000 from other financing activities. The decrease in cash provided by financing activities was mitigated by (a) a decrease of $11,638,000 in the repayment of borrowing secured by mortgage assets, and (b) an increase of $4,495,000 in short-term borrowing.

Cash Flow Information

     The Company has realized substantial cash flows from mortgage assets to fund its apartment acquisitions and development. A majority of the mortgage cash flows was generated from redemption and sales. During 1996, the mortgage assets generated cash flow of $18,929,000, including $13,625,000 from the redemption and sales of nine mortgage assets. The Company used a portion of the proceeds to reduce short-term borrowing by $2,481,000. During the first three months of 1997, the mortgage assets generated total cash flow of $7,420,000, including $6,815,000 from the redemption of three mortgage assets. The Company used a portion of the proceeds to reduce short-term borrowing by $1,514,000. In April 1997, the Company redeemed two additional mortgage assets for proceeds of approximately $700,000. In June 1997, the Company sold all of its remaining mortgage assets for approximately $13,350,000.

     At June 30, 1997, the Company had cash of $17,701,000. The Company intends to use such funds to pay for capital improvements on existing apartment communities, to acquire additional apartment communities, and to pay dividends and operating expenses.

Other Information

     Apartment leases generally are for terms of six to 12 months. Management believes that such short-term leases lessen the impact of inflation as a result of the ability to adjust rental rates to market levels as leases expire. To the extent that the inflation rate influences federal monetary policy and results in rising short-term interest rates or declines in mortgage interest rates, the income and cash flows from the mortgage assets would be affected.

                            BUSINESS AND PROPERTIES

Introduction

     The Company currently owns and operates one office building in Seattle, Washington, and 36 apartment communities, containing 6,347 apartment units, located in Phoenix and Tucson, Arizona; Houston and Dallas, Texas; Albuquerque, New Mexico; Seattle and Pullman, Washington. The apartment communities are "garden apartments," typically consisting of two- and three-story buildings in landscaped settings with ground level parking. The communities are well maintained and targeted to provide attractive lifestyles at low to moderate rates.

     The apartment communities were built between 1967 and 1997 and have a weighted average age by number of apartment units of approximately 13 years. The number of units per apartment community ranges from 60 to 356 and averages 176 units. Average size per unit approximates 796 square feet. Average rent at June 30, 1997 was $552 per month, with community averages ranging from $375 to $997 per month. As of June 30, 1997, the communities had an average occupancy rate of approximately 89%. The average occupancy rate of 89% at June 30, 1997 was lower than 93% at March 31, 1997 because the Company's two communities in Pullman, Washington are occupied primarily by college students. The average occupancy rate for those two communities was 51% at June 30, 1997 compared with 96% at March 31, 1997. The Company expects the occupancy rates of those two communities to increase substantially after August when the university is in session. Tenant leases generally are from six to 12 months and require security deposits. The apartment communities typically provide residents with attractive amenities, including a clubhouse, swimming pool, other recreational facilities, laundry facilities, cable television access, patio or balconies, and mini-blinds. Certain communities offer additonal amenities, such as fireplaces, storage and walk-in closets, microwave ovens, alarms, and limited access gates.

Growth Strategy

     The Company's business objectives are to increase the cash flow and value of its existing portfolio of apartment communities and to expand its portfolio of apartment communities through the acquisition and development of additional communities. Key elements of the Company's strategy to achieve its objectives include (i) enhancing the performance and value of its existing properties by maintaining high occupancy and favorable rental rates, managing operating expenses, and emphasizing regular programs of repairs and capital improvements,
(ii) acquiring and developing apartment communities that have strong cash flows and capital appreciation potential, (iii) focusing on middle income properties located in geographical areas that the Company believes will experience higher growth rates in population, household formation, and employment than the national average, and (iv) disposing of investments that no longer satisfy the Company's objective.

Investment Policies

     The Company intends to continue to focus on apartment communities in Arizona, New Mexico, Texas, and Washington. However, future investments are not limited (as to percentage of assets or otherwise) to any geographic area or any specific type of property. In this regard, the Company may expand its current geographic focus and may acquire other types of income-producing properties.

     The Company believes that attractive opportunities continue to be available to acquire apartment communities. The Company may enter into agreements to acquire newly developed communities upon completion or upon achievement of certain specified occupancy rates. The Company also intends to develop new apartment communities for its own account directly or through joint ventures with others.

     The Company may purchase or lease properties for long-term investment and to improve its properties, or sell such properties, in whole or in part, when circumstances warrant. The Company also may participate with other entities in property ownership through joint ventures or other types of co-ownership.
Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness may be incurred in connection with acquiring investments. Any such financing or indebtedness will have a priority over the equity interest of the Company.

Acquisition and Development Policies

     The Company acquired 35 of its 36 apartment communities, of which 17 were acquired in 1997.

     In evaluating acquisitions, the Company considers such factors as (i) the geographic location and type of property; (ii) the age, construction quality, condition, and design of the property; (iii) the current and projected cash flow of the property and the potential to increase cash flow through lower debt service requirements, enhanced management, and other factors; (iv) the potential for capital appreciation of the property; (v) the terms of tenant leases, including the potential for rent increases; (vi) the potential for economic growth and the tax and regulatory environment of the community in which the property is located; (vii) the occupancy and demand by tenants for properties of similar type in the vicinity; and (viii) the prospects for liquidity through sale, financing, or refinancing of the property. In acquiring apartment properties, the Company generally seeks properties that (a) are available at prices below estimated replacement cost after initial renovations and improvements, (b) are well-located in their markets, and (c) are capable of enhanced performance through intensive asset management and cosmetic improvements.

     In determining whether to develop an apartment community, the Company considers many of the same factors relevant to a potential apartment community acquisition. In addition, the Company considers whether the property can be developed at a cost that is below the estimated value upon completion based upon land acquisition costs; construction costs; terms of available financing; and the availability of property acquisitions opportunities in the area.

     In March 1996, the Company commenced the development of a luxury apartment community located in Tempe, Arizona. The community is being built on 20 acres and is planned for 356 units with an average size of 919 square feet. The total estimated cost of the community is approximately $21,000,000, and the Company has obtained a construction loan for $15,350,000 of which $12,547,000 was outstanding at June 30, 1997. Leasing of the project began in December 1996. As of June 30, 1997, the Company had invested $20,368,000. The Company has acquired two other parcels of land for future development of apartment communities. The Company may develop or sell one or more of these parcels. As of June 30, 1997, the Company had invested $925,000.

     In acquiring or developing apartment communities, the Company focuses on geographic markets that it believes will experience higher growth rates in population, household formation, and employment than national averages. The Company also seeks to concentrate its properties in specific geographical areas to achieve economies of scale in management and operations.

Operating Policies

     The Company seeks to (i) achieve and maintain high occupancy and increase rental rates through effective leasing, reducing turnover rates, and providing quality maintenance and services to maximize tenant satisfaction; (ii) manage operating expenses and achieve cost reductions through operating efficiencies and economies of scale generally inherent in the management of a large property portfolio in a specific region; and (iii) emphasize regular programs of repairs and capital improvements to enhance the properties' competitive advantages in their respective markets.

     The Company utilizes computer, accounting, management, reporting, and control systems to monitor property operations. Detailed annual budgets are prepared for each property. Monthly, quarterly, and annual reports are prepared addressing occupancy rates, turnover ratios, budget variances, delinquencies, and other operating information. Weekly reports are provided for each property detailing leasing and occupancy activities. The Company also maintains and analyzes demographic resident data. Prior to entering into a lease, the Company generally reviews the credit of the prospective tenant to attempt to minimize bad credit risks and identify tenants having a poor rental history. This information is intended to enable the Company to identify and act quickly on specific conditions affecting individual properties.

     Each of the current properties is operated by a staff, including a resident manager and a maintenance and apartment preparation staff. Policies and procedures utilized at the property sites follow established federal and state laws and regulations, including lease contracts, on-site marketing procedures, credit, collection, and eviction standards. As a result of active onsite management and strict prospective tenant qualification standards, the Company expects to experience low rent loss to delinquencies or early lease terminations.

     Individual property lease programs are structured to respond to local market conditions. The Company attempts to balance rent increases with high occupancy and stabilized turnover costs. None of the current properties is currently subject to rent control or rent stabilization regulations. Standard lease terms stipulate due dates for rent payments, late charges, no offset or withholding provisions, security deposits and damage reimbursement clauses, and other provisions considered favorable to the Company.

Financing Policies

     The Company intends to finance acquisitions and developments with the most appropriate sources of capital, which may include undistributed funds from operations, the issuance of equity securities, the sale of assets, bank and other institutional borrowings, and the issuance of debt securities. Future borrowings for acquisitions and developments may be either on a secured or unsecured basis.

     The Company also may incur indebtedness for purposes other than the acquisition of properties when the Company believes it is advisable to do so. For short-term purposes, the Company, from time to time, may arrange for short-term borrowings from banks or in the commercial paper market or otherwise. The Company also may arrange for long-term borrowings from institutional lenders or through public or private offerings or other means. The Company has no commitments from anyone with respect to any such borrowings, and there is no assurance that any such borrowings will be available.

     In addition, the Company may incur debt secured by equity investments held in its portfolio. The Company may invest in properties subject to existing loans secured by mortgages, deeds of trust or similar liens on the properties, or such financing and other indebtedness may be incurred in connection with acquiring investments. The Company also may obtain other mortgage financing for unleveraged or underleveraged properties or may refinance properties acquired on a leveraged basis. The mortgage financings may be recourse, non-recourse, or cross-collateralized. The Company does not have a policy limiting the number or amount of mortgages that may be placed on any particular property, but mortgage financing instruments usually limit additional indebtedness on such properties. The Company also may determine to finance acquisitions through the exchange of properties or issuance of stock or other securities.

Policies with Respect to Other Activities

     While the Company will emphasize equity investments in apartment communities, it may, in its discretion, invest in mortgages and other real estate interests or make loans secured by mortgages on or interests in real estate properties. Its investments in mortgages may include participating or convertible mortgages if the Company concludes that it may benefit from the cash flow and/or any appreciation potential in the value of the property. Such mortgages may be similar to equity participations.

     Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification (see "Federal Income Tax Considerations"), the Company also may invest in securities of concerns engaged in real estate activities or securities of other issuers. The Company in the future may acquire all or substantially all of the securities or assets of other REITs or similar entities when it believes such investments would be consistent with the Company's investment policies. In any event, the Company does not intend that its investments in securities will require the Company to register as an "investment company" under the Investment Company Act of 1940, and the Company intends to divest securities before any such registration would be required.

     The Company has authority to offer its Common Stock or other equity or debt securities in exchange for property and to repurchase or otherwise reacquire its Common Stock or any other securities and may engage in such activities in the future. The Company also may in the future make loans to joint ventures in which it participates. The Company will not engage in trading, underwriting, or the agency distribution or sale of securities of other issuers. At all times, the Company intends to make investments in such a manner as to be consistent with the requirements of the Code to qualify as a REIT unless, because of circumstances applicable to the Company, changes in the Code (or changes in the regulations promulgated under the Code), the Company determines that it is no longer in the best interests of the Company to qualify as a REIT. The Company's policies with respect to such activities may be reviewed and modified from time to time by the Company without the vote of the stockholders.

Current Properties

     The   following  table  sets  forth  certain  information  regarding  the
Company's existing apartment communities and office building.

                                                                       Asset Carrying Value
                                                                       Or Acquisition Costs
                                                                  -------------------------------
                                                                                     Per
                                      Year   No. of      Avg.                --------------------
                                     Built    Units      Size      Amount      Unit     Sq. Ft.
                                     ------- -------- ----------- ---------- ---------- ---------
                                                      (Sq. Ft.)     (000)    (000)(5)     (5)
Tucson, Arizona
 Acacia Hills  .....................  1986        64       540      $  1,243   $19.4      $35.97
 Casa Del Norte   ..................  1984        84       525         1,729    20.6       39.21
 Desert Springs   ..................  1985       248       590         5,494    22.2       37.55
 Landmark   ........................  1986       176       641         4,355    24.7       38.60
 Park Terrace  .....................  1986       176       579         3,243    18.4       31.82
 Park Village  .....................  1985        60       540           731    12.2       22.56
 Posado Del Rio   ..................  1980       160       621         3,221    20.1       32.42
 South Point   .....................  1984       144       528         2,233    15.5       29.37
                                              ------     ------    ---------   ------    -------
  Total Tucson    ..................           1,112       582        22,249    20.0       34.36
                                              ------     ------    ---------   ------    -------
Phoenix, Arizona
 Contempo Heights    ...............  1978       222       595         6,083    27.4       46.05
 Finisterra(1)    ..................  1997       356       918        20,368
 La Privada ........................  1987       350     1,195        24,946    71.3       59.64
                                              ------     ------    ---------   ------    -------
  Total Phoenix   ..................             928       945        51,397    54.2       56.38
                                              ------     ------    ---------   ------    -------
Houston, Texas
 Clear Lake Falls    ...............  1980        90     1,169         3,907    43.4       37.14
 The Gallery   .....................  1968       101       763         2,451    24.3       31.81
 Memorial Bend    ..................  1967       124       942         2,613    21.1       22.37
 Nantucket Square    ...............  1983       106     1,428         3,455    32.6       22.83
 Prestonwood   .....................  1978       156       956         3,402    21.8       22.81
 Riviera Pines    ..................  1979       224       717         4,411    19.7       27.46
 Briar Park(2)    ..................  1983        80       915         2,331    29.1       31.84
 Country Club Place(2)(4)  .........  1985       169       814         5,497    32.5       39.96
 Chelsea Park(2)  ..................  1983       204       829         5,802    28.4       34.31
 Marymont(2)   .....................  1983       128       875         4,497    35.1       40.15
 Riverway(2)   .....................  1985       152       740         1,942    12.8       17.27
 Timbercreek Landing(2)    .........  1984       204       775         5,650    27.7       35.74
 Ivystone/Woodsedge(2)  ............  1983       266       771         4,939    18.6       24.08
 London Park(2)   ..................  1983       257       814         6,253    24.3       29.89
                                              ------     ------    ---------   ------    -------
  Total Houston   ..................           2,261       857        57,150    25.3       29.51
                                              ------     ------    ---------   ------    -------
Dallas, Texas
 Aspen Court(2)   ..................  1986       140       742         4,672    33.4       44.97
 Greenwood Creek(2)(4)  ............  1984       328       720         7,982    24.3       33.80
 Highlands of Preston(2)   .........  1985       220       786         9,140    41.5       52.86
 Montfort Townhomes(2)  ............  1986        83     1,112         5,726    69.0       62.04
 Springfield(2)(4)   ...............  1985       218       844         8,757    40.2       47.59
                                              ------     ------    ---------   ------    -------
  Total Dallas    ..................             989       798        36,277    36.7       45.96
                                              ------     ------    ---------   ------    -------
Albuquerque, New Mexico
 Dorado Terrace   ..................  1986       216       598         6,773    31.4       52.44
 Villa Serena  .....................  1986       104       671         3,345    32.2       47.93
 Whispering Sands    ...............  1986       228       789         7,016    30.8       39.00
                                              ------     ------    ---------   ------    -------
  Total Albuquerque  ...............             548       691        17,134    31.3       45.23
                                              ------     ------    ---------   ------    -------
Pullman, Washington
 Campus Commons-North(2)   .........  1985       234       913        11,135    47.6       52.12
 Campus Common-South(2)    .........  1972       100     1,066         4,173    41.7       39.15
                                              ------     ------    ---------   ------    -------
  Total Pullman   ..................             334       959        15,308    45.8       47.80
                                              ------     ------    ---------   ------    -------
Seattle, Washington
 Pacific South Center(2)(3)   ......  1975                             5,492               74.99
 The Court(2)  .....................  1980       175       590         4,135    23.6       40.07
                                              ------     ------    ---------   ------    -------
  Total Seattle   ..................             175       590         9,627    23.6       40.07
                                              ------     ------    ---------   ------    -------
Other real estate    ...............                                   1,203
                                                                   ---------
Total ..............................           6,347       796      $210,345   $30.6      $38.78
                                              ======     ======    =========   ======    =======

                                                                  Average
                                                 Monthly Rent    Occupancy
                                                -------------- -------------
                                                6/30   12/31   6/30   12/31
                                       Debt     1997    1996   1997   1996
                                     ---------- ------ ------- ------ ------
                                       (000)
Tucson, Arizona
 Acacia Hills  .....................   $  1,013   $437   $437   94%    94%
 Casa Del Norte   ..................      1,357    433    433   89%    93%
 Desert Springs   ..................      4,546    435    435   91%    93%
 Landmark   ........................      3,001    428    415   81%    93%
 Park Terrace  .....................      2,662    433    433   85%    92%
 Park Village  .....................        580    393    393   86%    95%
 Posado Del Rio   ..................      1,579    458    448   94%    95%
 South Point   .....................      1,836    375    357   95%    91%
                                      ---------  -----  -----   ---    ---
  Total Tucson    ..................     16,574    427    421   89%    93%
                                      ---------  -----  -----   ---    ---
Phoenix, Arizona
 Contempo Heights    ...............      3,780    462    456   97%    92%
 Finisterra(1)    ..................     12,547
 La Privada ........................     19,027    870    856   89%    94%
                                      ---------  -----  -----   ---    ---
  Total Phoenix   ..................     35,354    712    647   91%    95%
                                      ---------  -----  -----   ---    ---
Houston, Texas
 Clear Lake Falls    ...............      3,084    856    833   97%    95%
 The Gallery   .....................      1,619    558    546   95%    91%
 Memorial Bend    ..................      1,897    597    584   92%    89%
 Nantucket Square    ...............      2,717    774    760   95%    90%
 Prestonwood   .....................      2,435    530    509   94%    91%
 Riviera Pines    ..................      3,224    501    491   96%    93%
 Briar Park(2)    ..................      1,396    563    526   96%    94%
 Country Club Place(2)(4)  .........      3,568    556    556   93%    88%
 Chelsea Park(2)  ..................      3,386    543    533   97%    94%
 Marymont(2)   .....................      2,537    575    572   98%    93%
 Riverway(2)   .....................      1,183    362    364   83%    78%
 Timbercreek Landing(2)    .........      3,383    505    490   96%    93%
 Ivystone/Woodsedge(2)  ............      3,718    432    420   89%    85%
 London Park(2)   ..................      4,427    498    469   92%    93%
                                      ---------  -----  -----   ---    ---
  Total Houston   ..................     38,574    535    483   94%    91%
                                      ---------  -----  -----   ---    ---
Dallas, Texas
 Aspen Court(2)   ..................      2,036    568    568   97%    89%
 Greenwood Creek(2)(4)  ............      5,027    452    448   93%    88%
 Highlands of Preston(2)   .........      4,859    630    630   88%    96%
 Montfort Townhomes(2)  ............      4,052    997    987   88%    93%
 Springfield(2)(4)   ...............      5,482    631    625   92%    88%
                                      ---------  -----  -----   ---    ---
  Total Dallas    ..................     21,456    593    590   91%    90%
                                      ---------  -----  -----   ---    ---
Albuquerque, New Mexico
 Dorado Terrace   ..................      5,140    530    519   91%    92%
 Villa Serena  .....................      2,643    561    561   87%    94%
 Whispering Sands    ...............      5,503    539    539   91%    91%
                                      ---------  -----  -----   ---    ---
  Total Albuquerque  ...............     13,286    539    535   90%    92%
                                      ---------  -----  -----   ---    ---
Pullman, Washington
 Campus Commons-North(2)   .........      6,668    758    758   50%    96%
 Campus Common-South(2)    .........      2,749    726    722   55%    94%
                                      ---------  -----  -----   ---    ---
  Total Pullman   ..................      9,417    748    747   51%    95%
                                      ---------  -----  -----   ---    ---
Seattle, Washington
 Pacific South Center(2)(3)   ......      3,223
 The Court(2)  .....................      2,921    469    416   87%    93%
                                      ---------  -----  -----   ---    ---
  Total Seattle   ..................      6,144    469    416   87%    93%
                                      ---------  -----  -----   ---    ---
Other real estate    ...............         82
                                      ---------
Total ..............................   $140,887   $552   $540   89%    92%
                                      =========  =====  =====   ===    ===

------------
(1) Under construction
(2) Acquired in 1997.
(3) Office building
(4) Subject to substantial rehabilitation during 1996
(5) Occupied primarily by college students. Occupancy rates are much higher when the university is in session after August.

     The following tables set forth certain additional information regarding each of the Company's existing apartment communities.

                             Number
                            Of Units
                            ----------
Tucson, Arizona
 Acacia Hills  ............      64
 Casa Del Norte   .........      84
 Desert Springs   .........     248
 Landmark   ...............     176
 Park Terrace  ............     176
 Park Village  ............      60
 Posada Del Rio   .........     160
 Southpoint    ............     144
                              ------
  Total Tucson    .........   1,112
                              ------
Phoenix, Arizona
 Contempo Heights    ......     222
 Finisterra    ............     356
 La Privada    ............     350
                              ------
  Total Phoenix   .........     928
                              ------
Houston, Texas
 Briar Park    ............      80
 Clearlake Falls  .........      90
 Country Club  ............     169
 Chelsea Park  ............     204
 Ivystone   ...............     266
 London Park   ............     257
 The Gallery   ............     101
 Marymont   ...............     128
 Memorial Bend    .........     124
 Nantucket Square    ......     106
 Prestonwood   ............     156
 Riverway   ...............     152
 Riviera Pines    .........     224
 Timbercreek   ............     204
                              ------
  Total Houston   .........   2,261
                              ------
Dallas, Texas
 Aspen Court   ............     140
 Greenwood Creek  .........     328
 Highlands of Preston   ...     220
 Montfort   ...............      83
 Springfield   ............     218
                              ------
  Total Dallas    .........     989
                              ------
Albuquerque, New Mexico
 Dorado Terrace   .........     216
 Villa Serena  ............     104
 Whispering Sands .........     228
                              ------
  Total Albuquerque  ......     548
                              ------
Pullman, Washington
 Campus Common N.    ......     234
 Campus Common S.    ......     100
                              ------
  Total Pullman   .........     334
                              ------
Seattle, Washington
 The Court  ...............     175
                              ------
Grand Total    ............   6,347
                              ======



                                                         Apartment Amenities
                            -----------------------------------------------------------------------------
                            Washer/Dryer                                 Large
                             Connections                 Upper Unit     Storage
                               And/Or                      Vaulted    Or Walk-in   Microwave
                              Equipment     Fireplaces    Ceilings      Closets      Ovens    Icemakers
                            -------------- ------------- ------------ ------------ ---------- -----------
Tucson, Arizona
 Acacia Hills  ............     --             --           Some         Some         --         --
 Casa Del Norte   .........     --             --           Some         Some         --         --
 Desert Springs   .........     --             --           --           Some         --         --
 Landmark   ...............     --             --           --           Some         --         --
 Park Terrace  ............     --             --           Some         Some         --         --
 Park Village  ............     --             --           Some         Some         --         --
 Posada Del Rio   .........      All           Some         --           Some         --         --
 Southpoint    ............     --             --           --           Some         --         --
  Total Tucson    .........
Phoenix, Arizona
 Contempo Heights    ......     --             --           --           Some         --
 Finisterra    ............      All           Some         Some          All         All        All
 La Privada    ............      All           --           --            All         --         --
  Total Phoenix   .........
Houston, Texas
 Briar Park    ............      All           95%           All          All         --         All
 Clearlake Falls  .........      All           --           Some         --           --         --
 Country Club  ............      All           67%           All          All         --         All
 Chelsea Park  ............      All           80%           All         --           --         All
 Ivystone   ...............      All           Some          All         --           --         Some
 London Park   ............      All           Some          All          All         --         --
 The Gallery   ............     --             --           --            All         --         --
 Marymont   ...............      All           --           --            75%         All        All
 Memorial Bend    .........     Some           --           --            All         --         --
 Nantucket Square    ......      All           All          --            All         All        All
 Prestonwood   ............      All           --           --           Some         --         --
 Riverway   ...............      All           53%           All          45%         All        All
 Riviera Pines    .........      All           Some         Some          All         --         --
 Timbercreek   ............      All           57%           All          All         --         --
  Total Houston   .........
Dallas, Texas
 Aspen Court   ............      94%           57%           All          91%         All        All
 Greenwood Creek  .........      All           73%          --            All         --         All
 Highlands of Preston   ...      All           All           All          All         --         All
 Montfort   ...............      All           All           All          All         All        All
 Springfield   ............      All           All           All          All         --         All
  Total Dallas    .........
Albuquerque, New Mexico
 Dorado Terrace   .........     --             --           Some          All         --         --
 Villa Serena  ............     --             --           Some          All         --         --
 Whispering Sands .........     --             --           --            All         --         --
  Total Albuquerque  ......
Pullman, Washington
 Campus Common N.    ......     --             --            All         --           --         --
 Campus Common S.    ......      All           --            All         --           --         --
  Total Pullman   .........
Seattle, Washington
 The Court  ...............     None           None         --           --           --         --
Grand Total    ............



                            Other Features
                            --------------------------------------
Tucson, Arizona
 Acacia Hills  ............
 Casa Del Norte   .........
 Desert Springs   .........
 Landmark   ............... Intrusion alarms
 Park Terrace  ............ Intrusion alarms
 Park Village  ............
 Posada Del Rio   ......... Covered parking
 Southpoint    ............
  Total Tucson    .........
Phoenix, Arizona
 Contempo Heights    ...... Pass thru-kitchen
 Finisterra    ............ Roman tubs, breakfast nook, TV in
                            kitchen
 La Privada    ............
  Total Phoenix   .........
Houston, Texas
 Briar Park    ............
 Clearlake Falls  ......... TH, alarms, garages, covered
                            parking, gates
 Country Club  ............
 Chelsea Park  ............ Limited access gates
 Ivystone   ...............
 London Park   ............
 The Gallery   ............ Covered parking, access gates
 Marymont   ............... Limited access gates
 Memorial Bend    .........
 Nantucket Square    ...... Townhome, garages, covered parking
 Prestonwood   ............
 Riverway   ...............
 Riviera Pines    ......... Storage, access gates
 Timbercreek   ............ Covered parking, limited access gates
  Total Houston   .........
Dallas, Texas
 Aspen Court   ............ Intrusion alarms
 Greenwood Creek  ......... Limited access gates
 Highlands of Preston   ...
 Montfort   ............... Garages, alarms, covered parking,
                            limited access gates
 Springfield   ............ Limited access gates
  Total Dallas    .........
Albuquerque, New Mexico
 Dorado Terrace   .........
 Villa Serena  ............ Intrusion alarms
 Whispering Sands ......... Intrusion alarms
  Total Albuquerque  ......
Pullman, Washington
 Campus Common N.    ......
 Campus Common S.    ......
  Total Pullman   .........
Seattle, Washington
 The Court  ............... Pass thru bar in kitchen
Grand Total    ............

----------
1. All units have cable TV connections and miniblinds.

2. All  units in all of the communities (except for Clearlake Falls and Memorial
   Bend) have a patio or balcony. Some of the units in Clearlake Falls and Memorial Bend have a patio or balcony.

                                                                   Community Features
                                -----------------------------------------------------------------------------------------
                                              Swimming     Fitness
                                Clubhouse      Pool        Center     Spa                  Other Features
                                -----------   ----------   --------   -----   -------------------------------------------
     Tucson, Arizona
      Acacia Hills    .........    --           Yes         --        Yes     BBQ, Picnic area
      Casa Del Norte  .........    --           Yes         --        Yes     BBQ, Picnic area
      Desert Springs  .........   Yes           Yes         Yes       Yes     Sauna, tennis courts, BBQ, racquetball
      Landmark  ...............   Yes           Yes         Yes       Yes     BBQ, Racquetball
      Park Terrace    .........   Yes           Yes         Yes       Yes     BBQ, Picnic area, Racquetball, Playground
      Park Village    .........    --           Yes         --        --      BBQ, Picnic area
      Posada Del Rio  .........   Yes           Yes         Yes       Yes     BBQ, Picnic area, Racquetball
      Southpoint   ............   Yes           Yes         Yes       Yes     BBQ
     Phoenix, Arizona
      Contempo Heights   ......   Yes           Yes         --        --      BBQ
      Finisterra   ............   Yes           Yes         Yes       Yes     Access gates, water features
      La Privada   ............   Yes           Yes         Yes       Yes
     Houston, Texas
      Briar Park   ............   Yes           Yes         Yes       Yes     Sauna, playground
      Clearlake Falls    ......   Yes           Yes         --        Yes     Access gates, water volleyball, playground
      Country Club    .........   Yes           Yes         --        Yes     Golf course frontage
      Chelsea Park    .........   Yes           Yes         Yes       Yes     Playground
      Ivystone  ...............   Yes           Yes         --        Yes
      London Park  ............   Yes           Yes         --        Yes     Ponds w/gazebo, fountain
      The Gallery  ............   Yes           Yes         Yes       Yes     Access gates
      Marymont  ...............    --           Yes         --        --      Volleyball court
      Memorial Bend   .........   Yes           Yes         --        Yes
      Nantucket Square   ......    --           --          --        --
      Prestonwood  ............    --           Yes         --        --      BBQ, playground
      Riverway  ...............   Yes           Yes         --        Yes     Tennis/volleyball courts, playground
      Riviera Pines   .........   Yes           Yes         --        Yes     Access gates
      Timbercreek  ............    --           Yes         --        Yes
     Dallas, Texas
      Aspen Court  ............   Yes           Yes         Yes       --      Tanning bed, sport court
      Greenwood Creek    ......   Yes           Yes         Yes       Yes     Volleyball court
      Highlands of Preston  ...   Yes           Yes         Yes       Yes
      Montfort  ...............    --           Yes         --        Yes
      Springfield  ............   Yes           Yes         Yes       Yes     Sauna
     Albuquerque, New Mexico
      Dorado Terrace  .........   Yes           Yes         --        Yes     BBQ, Racquetball
      Villa Serena    .........   Yes           Yes         --        Yes     Racquetball
      Whispering Sands   ......   Yes           Yes         --        Yes     BBQ, Picnic Ramada, Playground
     Pullman, Washington
      Campus Common North   .     Yes           Yes         Yes       Yes     Tanning beds
      Campus Common South   .     Yes           Yes         Yes       --      Sauna
     Seattle, Washington
      The Court    ............    --           Yes         --        Yes     Tennis court, sauna, sport court

Capital Resources

     Subject to the terms of the Company's Bylaws, the availability and cost of borrowings, various market conditions and restrictions that may be contained in the Company's financing arrangements from time to time and other factors as described herein, the Company increases the amount of funds available for its activities with the proceeds of borrowings including mortgage loans, short-term borrowing and other credit arrangements. It can be anticipated that a substantial portion of the assets of the Company will be pledged to secure indebtedness incurred by the Company. Accordingly, such assets will not be available for distribution to the stockholders of the Company in the event of the Company's liquidation except to the extent that the value of such assets exceeds the amount of such indebtedness.

     The Company has obtained a first mortgage loan for each of its properties. At June 30 , 1997, the mortgage loans totalled $128,340,000, which bear fixed interest rates that averaged 8.2%. The mortgage loans generally are non-recourse to the Company and are not cross-collateralized.

     The   Company   has  obtained  a  $15,350,000  construction  loan  for  the
development   of   its   Finisterra  apartment  community.  At  June  30,  1997,
$12,547,000 was outstanding on the loan.

     The Company's Bylaws provide that it may not incur indebtedness if, after giving effect to the incurrence thereof, aggregate indebtedness, secured and unsecured, would exceed 300% of the Company's net assets, on a consolidated basis, unless approved by a majority of the Unaffiliated Directors. For this purpose, the term "net assets" means the total assets (less intangibles) of the Company at cost, before deducting depreciation or other non-cash reserves, less total liabilities, as calculated at the end of each quarter in accordance with generally accepted accounting principles.

     The Company may increase its capital resources by making additional offerings of its Common Stock or securities convertible into the Company's Common Stock. The actual or perceived effect of such offerings may be the dilution of the book value or earnings per share which may result in the reduction of the market price of shares of the Company's Common Stock. The Company is unable to estimate the amount, timing or nature of future sales of its Common Stock as such sales will depend upon market conditions and other factors. See "Risk Factors -- Future Offerings of Common Stock."

Operating Restrictions

     The Company presently may not purchase commodities or commodity futures contracts (other than interest rate futures when used solely for hedging). The Company may not invest in unimproved real property or underwrite securities of other issuers. The foregoing restrictions may not be changed without the approval of the holders of a majority of the outstanding shares of the Company's Common Stock.

     Except as otherwise restricted, the operating policy of the Company is controlled by its Board of Directors, which has the power to modify or alter such policy without the consent of the stockholders. Although the Company has no present intention of modifying its operating policies described herein, the Board of Directors in the future may conclude that it would be advantageous for the Company to do so.

Competition

     There are numerous real estate companies, insurance companies, financial institutions, pension funds and other property owners that compete with the Company in seeking properties for acquisition and in attracting and retaining tenants.

Employees

     The Company currently has 248 full-time salaried employees.

                                  MANAGEMENT

Directors and Executive Officers

     The following table sets forth certain information regarding the Company's directors and executive officers.

        Name           Age                          Position(s) With The Company
---------------------- -----   -------------------------------------------------------------------------
Jon A. Grove           53      Chairman of the Board, President, Chief Executive Officer and Director
Frank S. Parise, Jr.   45      Vice Chairman, Executive Vice President, Chief Administrative Officer,
                               and Director
Joseph C. Chan         45      Executive Vice President, Chief Operating Officer, Secretary, Treasurer
                               and Director
Don W. Winton          43      Executive Vice President and Director
Dale A. Webber         36      Vice President
Roger A. Karber        42      Vice President, Property Development
Thomas A. Heeringa     43      Vice President
Mary C. Clements       30      Controller
Earl M. Baldwin        53      Director
Steven G. Davis        46      Director
John J. Gisi           51      Director
Raymond L. Horn        67      Director
Frederick C. Moor      65      Director

     Jon A. Grove has been Chairman of the Board of Directors, President, Chief Executive Officer and a director of the Company since its organization in June 1987. Mr. Grove also served as the President of one of the general partners of the Manager and was a director and principal stockholder of Pima Realty Advisors, Inc. (the "Property Manager") from their respective organizations until their acquisition by the Company in April 1997. From 1974 to 1989, Mr. Grove was employed with The Estes Co. (now called GWS), a company which founded the Company and which develops, constructs, and sells residential, multi-family, commercial and industrial real estate, most recently as executive vice president and chief operating officer. Mr. Grove also has been Chairman of the Board and a Director of American Southwest Holdings, Inc. and its affiliates since their organization; these companies are Arizona-based corporations involved in the issuance and administration of mortgage-collateralized bonds.

     Frank S. Parise, Jr. has been Vice Chairman of the Board of Directors, Executive Vice President, and Chief Administrative Officer of the Company since December 1988 and a director of the Company since its organization. Mr. Parise also has served as the President of one of the general partners of the Manager and was the President, a director and principal stockholder of the Property Manager from their respective organizations until their acquisition by the Company in April 1997 since its organization in November 1993. From 1985 to 1989, Mr. Parise was employed by The Estes Co., most recently as President of its Financial Services Division and Multifamily Development Division. From 1982 to 1985, Mr. Parise was the President of E. Allen Development Corporation, a company that acquired and managed apartments.

     Joseph C. Chan has been a director of the Company since February 1989, Executive Vice President and Chief Operating Officer since December 1988, Treasurer since April 1994, and Secretary since March 1996. Mr. Chan served as the Vice President and Treasurer of the Company from its organization until December 1988. Mr. Chan also served as the President of one of the general partners of the Manager since its organization and was a director and principal stockholder of the Property Manager from their respective organizations until their acquisition by the Company in April 1997. From 1986 to 1987, Mr. Chan served as an officer of The Estes Co.

     Don W. Winton has been an Executive Vice President and a director of the Company since April 1997. Mr. Winton served as the general partner of each of the Winton Partnerships and as the President of Winton & Associates, Inc., an apartment property management company, for more than five years prior to the acquisition of the properties of the Winton Partnerships and Winton & Associates, Inc. by the

Company in April 1997. Mr. Winton currently is the general partner in partnerships that own 3,216 apartment units, 44 townhome/condominium units, two office buildings and eight single family lots.

     Dale  A.  Webber  has  been a Vice President of the Company since September
1987.

     Roger A. Karber has been Vice President, Property Development of the Company since January 1995. From 1989 to 1994, Mr. Karber was president of Festival Markets, Inc., a company that developed specialty retail centers. From 1979 to 1989, Mr. Karber was employed by The Estes Co., where he was instrumental in establishing its apartment operations, which included developing over 1,500 apartment units.

     Thomas A. Heeringa has been a Vice President of the Company since March 1996. He has been employed by the Company since December 1988.

     Mary  C.  Clements  has  been Controller of the Company since May 1994. Ms.
Clements was employed by Deloitte & Touche LLP, an international accounting firm, from her graduation in May 1990 until she joined the Company in May 1994.

     Earl M. Baldwin has been a director of the Company since its organization. Since 1985, Mr. Baldwin has been president of Baldwin Financial Corp., a risk management consulting service company for mortgage lenders specializing in hedging and secondary market strategy. From 1973 to 1985, Mr. Baldwin was employed by Security Pacific Mortgage Corporation ("SPMC"), a mortgage banking company, serving most recently as its executive vice president.

     Steven G. Davis has been a director of the Company since May 1997. He currently serves as a director of ROC Communities, Inc., a public REIT that owns and operates manufactured home communities. Mr. Davis was a founding shareholder of ROC and served as its Executive Vice President, Chief Financial Officer, Secretary, and Treasurer from 1993 to 1997. From 1990 to 1993, Mr. Davis was President and a director of The Windsor Corporation, which was merged with ROC. From 1985 to 1990, Mr. Davis was responsible for the real estate investment banking division of LPL Financial Services.

     John J. Gisi has been a director for the Company since February 1989. Mr. Gisi has served as the President and Chief Executive Officer of National Bancorp of Arizona, Inc., a wholly owned subsidiary of Zions Bancorporation, and as the Chairman of the Board, President and Chief Executive Officer of National Bank of Arizona since September 1984. Mr. Gisi also serves as a director of several subsidiaries of Zions Bancorporation.

     Raymond L. Horn has been a director of the Company since its organization. Mr. Horn serves as tax advisor to several Phoenix-based real estate companies. Mr. Horn, a certified public accountant and lawyer, presently is in private practice after retiring from Deloitte Haskins & Sells (now Deloitte & Touche
LLP) as the partner-in-charge of that firm's Arizona tax practice. Mr. Horn is a member of numerous professional and business associations including the American Institute of Certified Public Accountants and the American Bar Association.

     Frederick C. Moor has been a director of the Company since February 1989. Mr. Moor presently is retired after 33 years of employment with The Valley National Bank of Arizona (now Bank One, Arizona), most recently as Vice President and Banking Services Manager for the Eastern Division.

     All directors are elected at each annual meeting of the Company's stockholders and hold office until their successors are elected and qualified. All officers serve at the discretion of the Board of Directors.

Compensation of Directors

     During the fiscal year ended December 31, 1996, the Company paid an annual director's fee to each Unaffiliated Director equal to $24,000 and a fee of $500 for each meeting of the Board of Directors attended by each Unaffiliated Director and reimbursement of costs and expenses of all directors for attending such meetings. Additionally, each member of the Audit Committee and the Compensation Committee received a fee of $300 for each meeting attended by the member. Affiliated Directors do not receive any fees for serving on the Board of Directors.

Executive Compensation

     The following table sets forth the cash compensation paid to the Company's executive officers whose total cash and cash equivalent remuneration exceed $100,000 for the year ended December 31, 1996.

                          Summary Compensation Table

                                                                       Long Term Compensation
                                                                  --------------------------------
                                                                          Awards          Payouts
                                        Annual Compensation       ----------------------- --------
Name and Principal                ------------------------------- Restricted   Options/    LTIP     All Other
Position                   Year    Salary     Bonus      Other       Stock       SARs     Payout   Compensation
-------------------------- ------ ---------- --------- ---------- ------------ ---------- -------- -------------
Jon A. Grove (1)           1996                        $179,114                     --                 --
 Chairman, President,      1995                         180,431                     --                 --
 and Chief Executive       1994                         251,747                     --                 --
 Officer
Frank S. Parise, Jr. (1)   1996                        $179,114                     --                 --
 Vice Chairman,            1995                         180,431                     --                 --
 Executive Vice            1994                         251,747                     --                 --
 President,
 and Chief
 Administrative
 Officer
Joseph C. Chan (1)         1996                        $179,114                     --                 --
 Director, Executive       1995                         180,431                     --                 --
 Vice President,           1994                         251,747                     --                 --
 Secretary, and
 Chief Operating
 Officer
Dale A. Webber             1996   $141,729       --         --                   70,000                --
 Vice President            1995    108,447       --         --                      --                 --
                           1994    108,147       --         --                    8,000                --
Roger A. Karber            1996   $117,835       --         --                   50,000                --
 Vice President            1995    100,000   $15,000        --        --            --                 --

------------
(1) Messrs. Grove, Parise, and Chan were not salaried employees of the Company and did not receive any cash or cash equivalent compensation directly from the Company during the three-year period ended December 31, 1996. They received their compensation from the Manager, the partners of which are corporations owned by these individuals. See "Certain Relationships and Related Transactions." The amounts listed under Other Compensation represent the total cash payments received or receivable from the Manager by these individuals and the corporations owned by them. Effective in May 1997, each of Messrs. Grove, Parise, and Chan entered into an employment agreement with the Company. See "Management -- Employment Agreements."

Option Grants

     The following table sets forth certain stock option information concerning the officers included in the above table.

                     Option/SAR Grants in Last Fiscal Year

                                                                                    Potential Realizable
                                                                                            Value
                                      % Of Total                                   at Assumed Annual Rates
                         Options/     Options/SARs                                      Of Stock Price
                          SARs        Granted To       Exercise                          Appreciation
                         Granted      Employees In     Or Base      Expiration         For Option Term
                           (#)        Fiscal Year       Price         Date          5%(1)        10%(1)
                         ----------   --------------   ----------   ------------   -----------   ----------
Jon A. Grove              None            N/A          N/A           N/A           N/A           N/A
Frank S. Parise, Jr.      None            N/A          N/A           N/A           N/A           N/A
Joseph C. Chan            None            N/A          N/A           N/A           N/A           N/A
Dale A. Webber           70,000           42%          $16.625      12/16/98       $119,547      $244,563
Roger A. Karber          50,000           30%          $16.50       12/16/98        118,738       233,800

------------
(1) This amount is the calculated future value of the stock options as of December 16, 1998 assuming stock price appreciation rates of 5% and 10% per year as specified in Item 402(c)(2) of Regulation S-K.

Option Exercises and Holdings

     The following table represents certain information respecting the options held by the officers included in the above table.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                     and Fiscal Year-End Option/SAR Values

                                                                         Value of
                                                       Number of        Unexercised
                                                      Unexercised       In-the-Money
                                                      Options/SARs      Options/SARs
                           Shares                     at FY-End (#)     at FY-End ($)
                          Acquired        Value       Exercisable/      Exercisable/
       Name              On Exercise     Realized     Unexercisable     Unexercisable
----------------------   -------------   ----------   ---------------   --------------
Jon A. Grove                   --              --         138,581         $1,589,234
                                                              --                 --
Frank S. Parise, Jr.           --              --         140,287          1,653,343
                                                              --                 --
Joseph C. Chan                 --              --         138,581          1,589,234
                                                              --                 --
Dale A. Webber               2,666         $19,995         47,930            191,194
                                                           23,334             90,419
Roger A. Karber                --              --          33,332            133,328
                                                           16,668             66,672

Compensation Committee Interlocks and Insider Participation

     The   Compensation  Committee  of  the  Board  of  Directors  performs  the functions  of  making  recommendations  to  the  Board  concerning the Company's compensation policies applicable to its executive officers. Messrs. Grove, Parise and Chan serve as both directors and the principal executive officers of the Company. All compensation matters relating to the Company's principal executive officers, however, are decided by the Unaffiliated Directors, consisting of Messrs. Baldwin, Gisi, Horn and Moor. The principal executive officers make recommendation to the Board concerning the compensation of other executive officers of the Company. None of the Unaffiliated Directors are, or have ever been, officers or employees of the Company or any of its subsidiaries. Messrs. Grove, Parise and Chan abstain from participating in the deliberations of the Board of Directors concerning the approval of the Management Agreement, the Property Management Agreements, the pending acquisition of the Manager and the

Property Manager by the Company (see "Business -- Pending Transaction"), or any other matters relating to their compensation. In addition, during 1996 none of the executive officers, including Messrs. Grove, Parise and Chan, served on the board of directors or the compensation committee of the entities that employed any of the Unaffiliated Directors.

Stock Option Plans

     The Company has a nonstatutory stock option plan (the "Nonstatutory Stock Option Plan") and an incentive stock option plan (the "Incentive Stock Option Plan") (together the "Stock Option Plans"). The purpose of the Stock Option Plans is to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide incentive to others whose job performance affects the Company. The Incentive Stock Option Plan provides for incentive stock options which are intended to meet the requirements of
Section 422A of the Internal Revenue Code, (the "Code") ("ISOs") and which may be granted to the officers and key personnel of the Company. The Nonstatutory Stock Option Plan provides for non-qualified stock options which may be granted to the Company's directors and key personnel of the Manager.

     The Stock Option Plans are administered by the Board of Directors, which determines whether such options will be granted, whether such options will be ISOs or non-qualified options, which directors, officers and key personnel will be granted options and the number of options to be granted, subject to the maximum amount of shares issuable under the Stock Option Plans set forth below. In making such determinations, the Board of Directors takes into account the duties and responsibilities of the participants, their present and potential contribution to the success of the Company and such other factors as the Board deems relevant in connection with accomplishing the purpose of the Plan. Under current law, ISOs cannot be granted to directors who are not also employees or to directors or employees of entities unrelated to the Company.

     Under the Stock Option Plans, options to purchase a maximum of 140,000 shares of the Company's Common Stock may be granted to the Company's directors, officers and key personnel as well as to the directors, officers and key personnel of the Manager. The exercise price for any option granted may not be less than 100% of the fair market value of shares of Common Stock at the time the option is granted. The optionholder may pay the exercise price in cash or by delivery of previously acquired shares of Common Stock of the Company. Generally, one-third of the options granted at any one time are immediately exercisable, one-third are exercisable one year after the date of grant and the remaining one-third become exercisable two years after the date of grant. The options expire 10 years after the date of grant. No option may be granted under the Stock Option Plans to any person who, assuming exercise of all options held by such person, would own or be deemed to own more than 9.8% of the total outstanding shares of Common Stock of the Company.

     Under each of the Stock Option Plans, an exercising optionholder has the right to require the Company to purchase some or all of the optionholder's shares of the Company's Common Stock. That redemption right is exercisable by the optionholder only with respect to shares that he has acquired by exercise of an option granted under the Stock Option Plans which are restricted from transfer by federal securities law as a result of grants or exercise of options under the Stock Option Plans and such right must be exercised during the six months immediately following the expiration of any such restriction.

     No option granted under the Stock Option Plans is exercisable for a period in excess of the term of the option as provided in the Stock Option Plans, subject to earlier termination in the event of termination of employment, retirement or death of the optionholder. An option may be exercised in full or in part at any time or from time to time during the term of the option or provide for its exercise in stated installments at stated times during the option term.

     The Board of Directors may amend the Stock Option Plans at any time, except that approval by the Company's stockholders is required for any amendment that increases the aggregate number of shares that may be issued pursuant to the Stock Option Plans, changes the class of persons eligible to receive such options, modifies the period within which the options may be exercised or the terms upon which options may be exercised, or increases the material benefits accruing to the participants under the Stock Option Plans. Unless previously terminated by the Board of Directors, the Stock Option Plans will terminate in August 1997.

     As of December 31, 1996, options to purchase 43,278 shares of Common Stock were outstanding and options to purchase 5,901 shares were available for grant under the Plans.

     In connection with the renewal of the Management Agreement beginning with 1994, the Manager and the Company agreed to eliminate the incentive management fee provision. On December 16, 1993, the Company granted to Messrs. Grove, Parise and Chan options to purchase 309,800 shares of the Company's Common Stock and stock appreciation rights ("SARs") covering 90,200 shares of the Company's Common Stock. The exercise price is $8.60 per share, which was 110% of the market price of the Common Stock on the grant date. If dividends are declared during the period the stock options or SARs are outstanding, the holder of the options and SARs can elect to receive currently or upon exercise cash in an amount equal to the product of the per share dividend amount times the number of options or SARs outstanding. In 1996, the Company paid Messrs. Grove, Parise and Chan $266,667 each based on the total dividends of $2.00 per share paid in 1996. All of the options and SARs are currently exercisable. The options will expire on December 16, 1998. The options were subject to early termination if the Management Agreement was terminated by the Manager or was terminated by the Company for cause pursuant to the terms of the Management
Agreement. As the Company acquired the entire interests in the Manager and effectively terminated the Management Agreement, these options will remain effective until December 16, 1998. In February 1997, Messrs. Chan and Parise of the Manager exercised their share of SARs (30,067 each) and received approximately $440,000 each.

     In 1996, Mr. Webber exercised options to purchase a total of 2,666 shares of the Company's Common Stock by executing a full recourse promissory note for $30,000 to the Company. The note is due on December 31, 1998 and can be repaid by delivering to the Company shares of Common Stock owned by Mr. Webber based on the then market price of the Common Stock. During 1996, Messrs. Chan and Webber repaid the notes of $297,000 using 12,011 shares of Common Stock and cash of $61,842.

Employment Agreements

     Each of Messrs, Grove, Parise, Chan, and Winton has entered into an employment agreement (collectively, the "Employment Agreements") with the Company. Under the Employment Agreements, each of Messrs. Grove, Parise, Chan, and Winton receive compensation of $100,000 per annum and are eligible to receive an annual bonus in such amount, if any, as may be determined by the non-management directors of the Company and fringe benefits generally made available from time to time to employees of the Company.

     Each of Messrs. Grove, Parise, Chan, and Winton is employed under the Employment Agreements for a term of five years commencing from the date of the Employment Agreements and from year-to-year thereafter until terminated by either party. The Company may terminate the Employment Agreements during the initial five-year term without penalty only for cause as defined in the agreements. The Employment Agreements also contain provisions that (i) prohibit Messrs. Grove, Parise, Chan, and Winton from competing with the business of the Company while employed by the Company and for 12 months after the termination of employment, and (ii) prohibit Messrs. Grove, Parise, Chan, and Winton, during the term of employment and for a period of 12 months after termination of employment, from directly or indirectly, for themselves or on behalf of any other person, seeking to hire or hiring any of the Company's personnel or employees. The Employment Agreements also require Messrs. Grove, Parise, Chan, and Winton to take all necessary precautions to prevent any unauthorized disclosure of any "Confidential Information" of the Company, as that term is defined in the Employment Agreements.

     In connection with the acquisition of the Winton Properties, the Company paid each of Messrs. Grove, Chan and Parise a bonus of approximately $267,000. Winton & Associates received commissions from the sellers of approximately $927,000, of which approximately $268,000 was paid to employees of Winton & Associates and $659,000 was paid to Mr. Winton. The bonuses paid to Messrs. Grove, Chan and Parise were approved by the Unaffiliated Directors.

Meetings and Committees

     During the year ended December 31, 1996, the Board of Directors of the Company held a total of five meetings. No director attended fewer than 75% of the meetings of the Board of Directors.

     The Company's Bylaws authorize the Board of Directors to appoint among its members an executive committee, an audit committee and other committees. A majority of the members of any committee so appointed must be Unaffiliated Directors. The Board of Directors has appointed an Audit Committee and a Compensation Committee. Messrs. Gisi and Horn serve as the members of the Company's Audit Committee and Compensation Committee. The Audit Committee reviews the annual financial statements, any significant accounting issues and the scope of the audit with the Company's independent auditors and is available to discuss with the auditors any other accounting and audit related matters which may arise during the year. The Audit Committee met separately at one formal meeting during 1996 which was attended by all of the members of the Committee. The Compensation Committee reviews all transactions with the Manager and the Property Manager and their affiliates, including the renewal of the Management Agreement and the Property Management Agreements and the proposed acquisition of the Manager and the Property Manager (see "Business -- Pending Transaction"). The Compensation Committee met twice during 1996 to review the preliminary terms of the proposed acquisition of the Manager and the Property Manager (see "Business -- Pending Transaction").

Compliance with Section 16a of the Securities Exchange Act of 1934

     Section  16(a)  of  the  Securities  Exchange  Act  of  1934  requires  the
Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the American Stock Exchange. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section (16a) reports they file.

     Based solely on the Company's review of such reports received by it during the fiscal year ended December 31, 1996, and written representations that no other reports were required, the Company believes that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements during such year or prior fiscal years.

                             CERTAIN TRANSACTIONS

     The Company's Bylaws provide that the Board of Directors has the full power to conduct, manage and direct the business and affairs of the Company. On April 30, 1997, pursuant to the approval of the stockholders of the Company, the Company acquired the entire interests in Pima Mortgage Limited Partnership (the "Manager") and Pima Realty Advisors, Inc. (the "Property Manager"). The owners of the Manager remain as Directors and executive officers of the Company. The following description relates to the arrangement prior to May 1, 1997.

     The  Company  was  a  party  to  a  management  agreement  (the "Management
Agreement") with the Manager to manage the day-to-day operations of the Company, subject to the supervision of the Company's Board of Directors. Jon A. Grove, Frank S. Parise, Jr., and Joseph C. Chan served as directors or officers of general partners of the Manager since its organization. See "Management -- Directors and Executive Officers of the Company."

     The duties of the Manager under the Management Agreement included formulating operating strategies; arranging for the acquisition of assets for the Company; monitoring the performance of the Company's assets; and providing certain administrative and overall managerial services necessary for the operation of the Company. For performing these services, the Manager received an annual base management fee in an amount equal to 3/8 of 1% per annum of the Average Invested Assets of the Company (as defined in the Management Agreement), which was paid monthly with adjustments made quarterly. The Manager also performed certain analysis and other services in connection with the administration of mortgage securities with respect to which the Company acquired mortgage interests. For such services, the Company reimbursed the Manager for the fees paid under the Subcontract Agreement described below and paid the Manager an annual administration fee of $10,000 for each series of mortgage interests acquired prior to 1991, $20,000 for the aggregate mortgage interests acquired in 1991 and $20,000 for the aggregate mortgage interests acquired in 1992. In 1996, the Company paid the Manager management fees of approximately $386,000 and administration fees of approximately $193,000. The payment of such fees was unanimously approved by the Unaffiliated Directors.

     In the event that the Management Agreement was terminated by the Company or was not renewed by the Company on terms at least as favorable to the Manager as the current Management Agreement other than as a result of a termination by the Company for cause (as specified in the Management Agreement), the Manager would be entitled to receive from the Company the management fee that would have been payable by the Company to the Manager pursuant to such Management Agreement based on the investments made by the Company prior to the date of such termination (or failure to renew) for the 12 full fiscal quarters beginning on the date of such termination (or failure to renew) as more fully described in the Management Agreement.

     The Manager granted the Company a right of first refusal, for as long as the Manager or an affiliate of the Manager acted as the Company's manager pursuant to the Management Agreement or any extension thereof, to purchase any assets held by the Manager or its affiliates prior to any sale, conveyance or other transfer, voluntarily or involuntarily, of such assets by the Manager or its affiliates.

     The Company was a party to a property management agreement (collectively the "Property Management Agreements") with the Property Manager for each of the apartments acquired by the Company. The Property Manager is an affiliate of the Manager. Each Property Management Agreement, which had a current term through December 31, 1997, was approved by the Unaffiliated Directors. Under the agreement, the Property Manager provided the customary property management services at its cost without profit or distribution to its owners, subject to the limitation of the prevailing management fee rates for similar properties in the market. In 1996, the Company paid the Property Manager $466,000, which amounted to 3.2% of the total rental and other income of the apartments.

     Prior to June 1997, the Company owned certain mortgage interests with respect to structured financing issued by American Southwest Holdings, Inc. ("ASH"). An affiliate of ASH performed the customary administration services and received fees for such services of $12,500 per year for each series of structured financing. The Company believed that the fees charged by ASH were comparable to those charged by other companies performing similar services. Jon A. Grove, Chairman of the Board, President and Chief Executive Officer of the Company, is Chairman of the Board of Directors of ASH and its affiliates and owns 12.5% of the voting stock of ASH. The Company has agreed to indemnify and hold harmless ASH and certain affiliates from any action or claim brought or asserted by any party by reason of any allegation that ASH or such affiliates is an affiliate or is otherwise accountable or liable for the debts or obligations of the Company or its affiliates.

                      PRINCIPAL AND SELLING STOCKHOLDERS

     As of August 25, 1997, there were outstanding 4,812,192 shares of Common Stock including 374,581 shares being issued. The following table sets forth the beneficial ownership of Common Stock of the Company as of August 25, 1997, (i) by each person known by the Company to own more than 5% of the outstanding shares of Common Stock of the Company, (ii) by each director of the Company,
(iii)  by  all  directors  and executive officers of the Company as a group, and
(iv)  by  each  of  the selling stockholders. The number of shares also includes
(1) any shares of Common Stock owned of record by such person's minor children and spouse and by other related individuals and entities over whose shares of Common Stock such person has custody, voting control or the power of disposition and (2) shares of Common Stock that such persons had the right to acquire within 60 days by the exercise of stock options (excluding the SARs) (see "Stock Option Plans"). Each director and executive officer of the Company may be reached through the Company at 335 North Wilmot, Suite 250, Tucson, Arizona 85711.

                                                                                           Shares Beneficially
                                      Shares Beneficially Owned                                   Owned
                                       Prior to Offering(1)(2)                             --------------------
                                      --------------------------                           After Offering(2)(5)
                                      Number of     Percent of        Shares Being         --------------------
Name and Beneficial Owner              Shares         Total        Registered for Sale     Number      Percent
------------------------------------- -----------   ------------   ---------------------   ---------   --------
Directors and Executive Officers
------------------------------------
Jon A. Grove    .....................  233,527          4.8%               95,336          138,191      2.8%
Joseph C. Chan  .....................  233,808          4.8                95,336          138,472      2.8%
Frank S. Parise, Jr.  ...............  206,631          4.2                95,336          111,295      2.3%
Don W. Winton(4)   ..................  145,207          3.0               145,207                0        0
Earl M. Baldwin    ..................    3,477             (3)                  0            3,477         (3)
Steven G. Davis .....................        0            0                     0                0        0
John J. Gisi    .....................   11,658             (3)                  0           11,658         (3)
Raymond L. Horn    ..................    5,988             (3)                  0            5,988         (3)
Frederick C. Moor  ..................    3,378             (3)                  0            3,378         (3)
All directors and executive officers
 as a group (12 persons)    .........  859,623         16.7               431,215          428,411      8.3%
Non-Management 5% Stockholders
------------------------------------
King William & Associates(6)   ......  531,269         11.0%              531,269                0        0
Other Selling Stockholders
------------------------------------
Shares issued on April 30, 1997:
 Allen Lozier   .....................   58,685          1.2%               58,685                0        0
 Estate of Durwood Alkire   .........   11,513             (3)             11,513                0        0
 John & Mary Lou Area III   .........    4,004             (3)              4,004                0        0
 Philip & Charles Wohlstetter  ......    1,544             (3)              1,544                0        0
 Eleanor Bergman   ..................    1,544             (3)              1,544                0        0
 James Brockway .....................    1,908             (3)              1,908                0        0
 John Burgess   .....................   14,959             (3)             14,959                0        0
 Grantor Trust of Former CHB
   Partners  ........................   56,178          1.2%               56,178                0        0
 William Coburn .....................    5,374             (3)              5,374                0        0
 Terrance Cosgrove ..................    4,138             (3)              4,138                0        0
 George & Sandra Cozzetto   .........    2,852             (3)              2,852                0        0

                                      Shares Beneficially Owned                            Shares Beneficially
                                       Prior to Offering(1)(2)                                    Owned
                                      --------------------------                           -------------------
                                                                                                 After
                                                                                              Offering(2)(5)
                                      Number of     Percent of        Shares Being         -------------------
Name and Beneficial Owner              Shares         Total        Registered for Sale     Number     Percent
------------------------------------- -----------   ------------   ---------------------   --------   --------
 Thomas Cutillo & Priscilla
   Myrick ...........................    9,628         (3)                 9,628             0          0
 Don Davis Jr.  .....................    1,194         (3)                 1,194             0          0
 Joseph & Barbara Delaney   .........   16,833         (3)                16,833             0          0
 Daniel Doernberg  ..................    1,544         (3)                 1,544             0          0
 Mark Donahue   .....................    1,544         (3)                 1,544             0          0
 Ershings, Inc.    ..................    3,223         (3)                 3,223             0          0
 James & Dorothy Frank Trust   ......    4,956         (3)                 4,956             0          0
 Capt. Fred Frink  ..................    2,389         (3)                 2,389             0          0
 Edward & Betty Garman   ............    4,778         (3)                 4,778             0          0
 Anthony & Amalia Gatti  ............    1,568         (3)                 1,568             0          0
 Lewis Gridley  .....................    6,458         (3)                 6,458             0          0
 Jack & Eileen Hollandeer   .........    1,544         (3)                 1,544             0          0
 Hunt Engineering Co., Inc.    ......    4,102         (3)                 4,102             0          0
 Royce & Barbara Hunter  ............    6,511         (3)                 6,511             0          0
 1993 Martin & Sylvia Jacobs
   Revocable Trust    ...............    9,176         (3)                 9,176             0          0
 JMA Properties, Inc.    ............    2,784         (3)                 2,784             0          0
 Raymond Johnson   ..................    1,220         (3)                 1,220             0          0
 Clark Kennedy  .....................    3,073         (3)                 3,073             0          0
 A. George Lozier  ..................    4,720         (3)                 4,720             0          0
 Michael Mulroy II    ...............    3,243         (3)                 3,243             0          0
 Robert & Susan Murnen   ............   11,161         (3)                11,161             0          0
 Collins & Susan Oakley  ............    1,661         (3)                 1,661             0          0
 Raymond & Pamela Pinney    .........    2,601         (3)                 2,601             0          0
 Glen Poor   ........................    1,544         (3)                 1,544             0          0
 Robert Reynolds   ..................    3,190         (3)                 3,190             0          0
 Carol Rezek    .....................    1,296         (3)                 1,296             0          0
 Estate of Norman D. Runions   ......    5,712         (3)                 5,712             0          0
 John Ryan   ........................    1,573         (3)                 1,573             0          0
 Bill S. Schnall   ..................    1,587         (3)                 1,587             0          0
 Scriba Family Trust  ...............    6,117         (3)                 6,117             0          0
 Sea Spray Investments LLC  .........    3,088         (3)                 3,088             0          0
 Lee & Linda Shultz   ...............    6,294         (3)                 6,294             0          0
 John Sposare   .....................    4,778         (3)                 4,778             0          0
 Short Cressman Burgess Profit
   Sharing Trust   ..................    7,140         (3)                 7,140             0          0
 Jack & Maxine Sturza    ............    4,777         (3)                 4,777             0          0
 Robert Thurston   ..................    2,389         (3)                 2,389             0          0
 Susan Thurston    ..................    2,389         (3)                 2,389             0          0
 Robert & Betty Van Leer    .........    1,544         (3)                 1,544             0          0
 Manuel & Sahily Vellon  ............    1,544         (3)                 1,544             0          0
 Jack Wahlquist    ..................    4,890         (3)                 4,890             0          0
 Rick Whitney   .....................      638         (3)                   638             0          0
 Living Trust of Patricia
   Wolfstone    .....................    6,329         (3)                 6,329             0          0
 Wolfstone Family Trust  ............    1,568         (3)                 1,568             0          0
 Zalutsky & Klarquist PPC
   Profit Sharing Plan   ............    5,201         (3)                 5,201             0          0
 George Zoffel  .....................    8,055         (3)                 8,055             0          0

                                         Shares Beneficially Owned                            Shares Beneficially
                                          Prior to Offering(1)(2)                                    Owned
                                         --------------------------                           -------------------
                                                                                                    After
                                                                                                 Offering(2)(5)
                                         Number of     Percent of        Shares Being         -------------------
Name and Beneficial Owner                 Shares         Total        Registered for Sale     Number     Percent
---------------------------------------- -----------   ------------   ---------------------   --------   --------
Shares to be issued(7):
 3636 Colorado Inc.   ..................   41,633         (3)                41,633             0          0
 LFC 1989-1 Realty Partnership .........    6,939         (3)                 6,939             0          0
 A&S Barber Family Limited
   Partnership  ........................    1,534         (3)                 1,534             0          0
 ATC Consolidated Properties
   Limited Partnership   ...............    6,939         (3)                 6,939             0          0
 Austin Fairchild Management
   Company   ...........................    3,661         (3)                 3,661             0          0
 Dorothy Bart, TTEE   ..................    1,534         (3)                 1,534             0          0
 Beaconsfield Investments
   Limited Partnership   ...............    3,090         (3)                 3,090             0          0
 Cinitel U.S, Properties, Inc. .........   29,989         (3)                29,989             0          0
 Issie Coop  ...........................    1,071         (3)                 1,071             0          0
 Robert Deutsch ........................    2,929         (3)                 2,929             0          0
 Elinor C. Gantz   .....................    6,138         (3)                 6,138             0          0
 Charles Greenhouse, M.D.   ............    2,929         (3)                 2,929             0          0
 Marilyn L. Hanna Trust  ...............    3,069         (3)                 3,069             0          0
 Happy Texas Inc.  .....................    1,464         (3)                 1,464             0          0
 Harman Investments, LP  ...............   12,276         (3)                12,276             0          0
 Fred Howard ...........................    9,230         (3)                 9,230             0          0
 John Howard ...........................    9,230         (3)                 9,230             0          0
 Mary Elaine Isbell Trust Dtd.
   3/9/84 ..............................    2,929         (3)                 2,929             0          0
 R.J. & J.D. Isbell Rev. Trust
   Dtd. 8/17/78 ........................    2,929         (3)                 2,929             0          0
 M.W. & S.G. Isbell TTEE FBO
   Isbell Rev. Tr. Dtd. 9/14/83   ......    2,929         (3)                 2,929             0          0
 David Jaffe ...........................    3,069         (3)                 3,069             0          0
 Jaffee Family Foundation   ............   11,716         (3)                11,716             0          0
 Elliot S. Jaffe   .....................   15,345         (3)                15,345             0          0
 Elliezra Jesselson 2/2/81 Trust  ......    2,929         (3)                 2,929             0          0
 Jonathan Jesselson 3/31/87 Trust           2,929         (3)                 2,929             0          0
 Micha Jesselson 6/3/86 Trust  .........    2,929         (3)                 2,929             0          0
 Nadav Jesselson 2/1/83 Trust  .........    2,929         (3)                 2,929             0          0
 Roni Jesselson 6/3/86 Trust   .........    2,929         (3)                 2,929             0          0
 Samuel Jesselson 3/12/84 Trust   ......    2,929         (3)                 2,929             0          0
 Yosepha Jesselson 1/10/89 Trust            2,929         (3)                 2,929             0          0
 J.L. Holdings Co. Ltd.  ...............    2,232         (3)                 2,232             0          0
 J.N.T. Holdings Ltd. ..................    1,116         (3)                 1,116             0          0
 Vivian Leith   ........................    2,929         (3)                 2,929             0          0
 Lincor
   V&A I Limited Partnership   .........   10,443         (3)                10,443             0          0
 Richard Linhart   .....................   17,220         (3)                17,220             0          0
 Dennis R. McDaniel   ..................   19,517         (3)                19,517             0          0
 Fred C. McDaniel  .....................    1,396         (3)                 1,396             0          0
 Lawrence A. McLernon ..................   11,996         (3)                11,996             0          0
 Neil Margolis  ........................    1,833         (3)                 1,833             0          0
 MTP, Inc.   ...........................    2,763         (3)                 2,763             0          0
 Merit Texas Assets, Inc.   ............   22,071         (3)                22,071             0          0

                                                                                            Shares Beneficially
                                                                                                  Owned
                                       Shares Beneficially Owned                            -------------------
                                        Prior to Offering(1)(2)                                   After
                                       --------------------------                              Offering(2)(5)
                                       Number of     Percent of        Shares Being         -------------------
Name and Beneficial Owner               Shares         Total        Registered for Sale     Number     Percent
-------------------------------------- -----------   ------------   ---------------------   --------   --------
 Miamar Investments Limited
   Partnership   .....................    1,243         (3)                 1,243             0          0
 M. Shier & Associates Limited  ......    2,232         (3)                 2,232             0          0
 Polly S. Pierson Living Trust  ......    1,534         (3)                 1,534             0          0
 Brittany Portnoy   ..................      732         (3)                   732             0          0
 Danielle Portnoy   ..................      732         (3)                   732             0          0
 David R. Roelke .....................    2,169         (3)                 2,169             0          0
 Ronson Ventures Ltd.  ...............    3,069         (3)                 3,069             0          0
 Michael J. Rosenthal  ...............    7,322         (3)                 7,322             0          0
 Samuels Family Trust  ...............    1,534         (3)                 1,534             0          0
 Camillo Santomero  ..................    3,069         (3)                 3,069             0          0
 Estate of Carol Simon ...............    6,138         (3)                 6,138             0          0
 William E. Simon   ..................    6,138         (3)                 6,138             0          0
 Martin Solomon  .....................   11,996         (3)                11,996             0          0
 S.W. Properties Inc.  ...............    4,393         (3)                 4,393             0          0
 Judith N. Taylor   ..................    1,534         (3)                 1,534             0          0
 Ivan Toler   ........................      921         (3)                   921             0          0
 Henrik N. Vanderlip   ...............    7,462         (3)                 7,462             0          0
 Michael Wahl ........................    9,230         (3)                 9,230             0          0
 Zacharias Family Limited
   Partnership   .....................    3,473         (3)                 3,473             0          0
 David L. Zacharias
   Irrevocable Trust   ...............    3,069         (3)                 3,069             0          0

------------
(1) Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all Common Stock beneficially owned by such person, subject to applicable community property law. Each such person may be reached through the Company at 335 North Wilmot, Suite 250, Tucson, Arizona 85711.
(2) In calculating the percentage of ownership, the number of shares of Common Stock that the identified person or group had the right to acquire within 60 days upon the exercise of stock options is deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person, but such shares are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.
(3) Less than 1% of the outstanding shares of Common Stock.
(4) The number of shares shown are owned directly by Mr. Winton and does not include any of the shares owned by King Williams & Associates in which Mr. Winton is a 15.4% general partner.
(5) Each of the Selling Stockholders is assumed to be selling all of the shares of Common Stock registered for sale and will own no shares of Common Stock after the offering other than those shares held by certain Selling
    Stockholders as of August 25, 1997, that do not require further registration for resale, as set forth under "Shares Beneficially Owned After Offering." The Company has no assurance that the Selling Stockholders will sell any of the securities.
(6) The address of King Williams & Associates is 3485 FM 1960 West, Suite 450, Houston, TX 77060.
(7) These shares are to be issued in connection with the proposed acquisition of three apartment communities from entities affiliated with MTP, Inc. The proposed acquisition has been reported in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 28, 1997.

                       FEDERAL INCOME TAX CONSIDERATIONS

Qualification of the Company as a REIT

     General

     The Company has made an election to be treated as a REIT under the Code. Thus, if the Company satisfies certain tests in each taxable year with respect to the nature of its income, assets, share ownership and the amount of its distributions, among other things, it generally should not be subject to tax at the corporate level on its income to the extent that it distributes cash in the amount of such income to its stockholders.

     Generally, the unremedied failure of the Company to qualify as a REIT for any taxable year could materially and adversely affect the stockholders as net income of the Company would be taxed at ordinary corporate rates, and the Company would not receive a deduction for any dividends to the stockholders and thus cause a material reduction of the cash available for distribution to the stockholders as dividends.

     In order to maintain its qualification as a REIT for federal income tax purposes, the Company must continually satisfy certain tests with respect to the sources of its income, the nature and diversification of its assets, the amount of its distributions, and the ownership of the Company. The following is a summary discussion of those various tests.

     Sources of Income

     The Company must satisfy three separate income tests for each taxable year with respect to which it intends to qualify as a REIT: (i) the 75% income test;
(ii) the 95% income test; and (iii) the 30% income limitation.

     Under the first test, at least 75% of the Company's gross income for the taxable year must be derived from certain qualifying real estate related sources. The 95% income test requires that at least 95% of the Company's gross income for the taxable year must be derived from the items of income that either qualify under the 75% test or are from certain other types of passive investments, such as dividend or interest income or capital gain on the sale of stocks or securities. Thus, only 5% of a REIT's income each year is unrestricted. Such non-qualifying income may include third-party management fees, income from certain services provided to tenants, or rents from personal property. Finally, the 30% income limitation requires the Company to derive less than 30% of its gross income for the taxable year from the sale or other disposition of (1) real property, including interests in real property and interests in mortgages on real property, held for less than four years, other than foreclosure property or property involuntarily converted through destruction, condemnation or similar events, (2) stock or securities or swap agreements held for less than one year, and (3) property in "prohibited transactions." A prohibited transaction is a sale or disposition of dealer property that is not foreclosure property or, under certain circumstances, a real estate asset held for at least four years.

     If the Company inadvertently fails to satisfy either the 75% income test or the 95% income test, or both, and if the Company's failure to satisfy either or both tests is due to reasonable cause and not willful neglect, the Company may avoid loss of REIT status by satisfying certain reporting requirements and paying a tax equal to 100% of any excess nonqualifying income. See "Federal Income Tax Considerations -- Taxation of the Company." There is no comparable safeguard that could protect against REIT disqualification as a result of the Company's failure to satisfy the 30% income limitation.

     The Company anticipates that its gross income will continue to consist principally of income that satisfies the 75% income test. The composition and sources of the Company income should allow the Company to satisfy the income tests during each year of its existence. Certain short-term reinvestments, however, may generate qualifying income for purposes of the 95% income test but nonqualifying income for purposes of the 75% income test, and certain hedging transactions could give rise to income that, if excessive, could result in the Company's disqualification as a REIT for failing to satisfy the 30% income limitation, the 75% income test, and/or the 95% income test. The Company intends to monitor its reinvestments and hedging transactions closely to attempt to avoid disqualification as a REIT.

Nature and Diversification of Assets

     At the end of each quarter of the Company's taxable year, at least 75% of the value of the Company's assets must be cash and cash items (including receivables), federal government securities and qualifying real estate assets. This requirement is intended to assure that the bulk of REIT investments are either equity or mortgage interests in real property. Qualifying real estate assets include interests in real property, and mortgages, equity interests in other REITs, any stock or debt instrument for so long as the income therefrom is qualified temporary investment income and, subject to certain limitations, interests in Real Estate Mortgage Investment Conduits ("REMICs"). The balance of the Company's assets may be invested without restriction, except that holdings of the securities of any one non-governmental issuer may not exceed 5% of the value of the Company's assets or 10% of the outstanding voting securities of that issuer.

     If the Company fails to satisfy the 75% asset test at the end of any quarter of its taxable year as a result of its acquisition of securities or other property during that quarter, the failure can be cured by a disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company will take such action as may be required to cure any failure to satisfy the 75% asset test within 30 days after the close of any quarter. The Company may not be able to cure any failure to satisfy the 75% asset test, however, if assets that the Company believes are qualifying assets for purposes of the 75% asset test are later determined to be nonqualifying assets.

     Distributions

     Each taxable year the Company must distribute as dividends to its stockholders an amount at least equal to (i) 95% of its REIT taxable income
(determined before the deduction of dividends paid and excluding any net capital gain), plus (ii) 95% of the excess of its net income from foreclosure property over the tax imposed on such income by the Code, less (iii) any excess noncash income (as determined under the Code). The distribution requirement does not compel the Company to distribute that portion, if any, of its cash flow that exceeds the REIT taxable income.

     Generally, a distribution must be made in the taxable year to which it relates. A portion of the required distribution, however, may be made in the following year if certain guidelines are followed. Further, if the Company fails to meet the 95% distribution requirement as a result of an adjustment to the Company's tax returns by the Internal Revenue Service ("IRS"), the Company may, if the deficiency is not due to fraud with intent to evade tax or a willful failure to file a timely tax return, retroactively cure the failure by paying a deficiency dividend to stockholders and certain interest and penalties to the IRS. The Company intends to make distributions to its stockholders on a basis that will allow the Company to satisfy the distribution requirement. In certain instances, however, the Company's predistribution taxable income may exceed its cash flow and the Company may have difficulty satisfying the distribution requirement. The Company intends to monitor closely the relationship between its predistribution taxable income and its cash flow. It is possible, although unlikely, that the Company may decide to terminate its REIT status as a result of any such cash shortfall. Such a termination would have adverse consequences to the stockholders. See "Federal Income Tax Considerations -- Status of the Company as a REIT."

     The Company has a net operating loss carryforward for income taxes (the "NOL") at December 31, 1996 of approximately $76 million. Under REIT tax rules, the Company is allowed to offset taxable income (except for Excess Inclusion Income) by the available NOL and thus, under most circumstances, is not currently required to make distributions to stockholders except for Excess Inclusion Income. The NOL expires in 2009 (1999 for state tax purposes).

     Ownership of the Company

     Shares of the Company's Common Stock must be held by a minimum of 100 persons for at least 335 days in each taxable year after the Company's first taxable year. Further, at no time during the second half of any taxable year after the Company's first taxable year may more than 50% of the Company's shares be owned, actually or constructively, by five or fewer individuals (including pension funds and certain other types of tax-exempt entities). To evidence compliance with these requirements, the Company is required to maintain records that disclose the actual ownership of its outstanding shares. Each year, in order to satisfy that requirement, the Company will demand written statements from record holders owning designated percentages of Common Stock disclosing, among other things, the identities of the actual owners of such shares. The Company's Articles of Incorporation contain repurchase provisions and transfer restrictions designed to prevent violation of the latter requirement. Therefore, the Company believes that its shares of Common Stock currently are owned by a sufficient number of unrelated persons to allow the Company to satisfy the ownership requirements for REIT qualification.

Taxation of the Company

     For any taxable year in which the Company qualifies and elects to be treated as a REIT under the Code, it generally will not be subject to federal income tax on that portion of its taxable income that is distributed to its stockholders in or with respect to that year. Regardless of distributions to stockholders, however, the Company may become subject to a tax on certain types of income.

     The Company uses the calendar year both for tax purposes and for financial reporting purposes. Due to the differences between tax accounting rules and generally accepted accounting principles, the Company's REIT Taxable Income will vary from its net income for financial reporting purposes.

Tax Consequences of Common Stock Ownership

     The federal income tax consequences of ownership in the Company's Common Stock is a complex matter and may vary depending on the income tax status of the stockholder. Accordingly, the following discussion is intended to be general in nature. Stockholders should consult their own tax advisors regarding the income tax considerations with respect to their investments in the Company.

     Dividend Income

     Distributions to stockholders out of the Company's current or accumulated earnings and profits will be taxable as "portfolio income" in the year received and not as income from a passive activity. Therefore, REIT dividends may not be used to offset a stockholder's passive losses. With respect to any dividend payable to stockholders of record as of a specified date prior to the end of the year, that dividend is deemed to have been received by the stockholder on December 31 if the dividend is paid in January of the following calendar year.

     The Company's dividends are not eligible for the dividends-received deduction for corporations. If the Company's total distributions for a taxable year exceed its current and accumulated earnings and profits, a portion of each distribution will be treated first as a return of capital, reducing a stockholder's basis in his shares (but not below zero), and then as capital gain in the event such distributions are in excess of a stockholder's adjusted basis in his shares.

     Distributions properly designated by the Company as "capital gain dividends" will be taxable to the stockholders as long-term capital gain, to the extent those dividends do not exceed the Company's actual net capital gain for the taxable year, without regard to the stockholder's holding period for his shares. The Company will notify stockholders after the close of its taxable year regarding the portions of the distributions that constitute ordinary income,  return  of  capital  and  capital  gain.  The  Company also will notify shareholders regarding their reported share of excess inclusion income attributable to the Company's ownership of residual interests in a REMIC. See "Excess Inclusion Rule" below.

     The total dividends of $2.00 per share for 1996 consists of ordinary income of $0.17, return of capital of $0.45 per share, and long-term capital gain of $1.38.

     Excess Inclusion Rule

     Prior to June 1997, the Company owned residual interests in REMICs, which may adversely affect the federal income taxation of the Company and of certain stockholders to the extent those residual interests generated "excess inclusion income." In taxable years in which the Company has both a net operating loss and excess inclusion income, it will still have to report a minimum amount of taxable income equal to its excess inclusion income. In order to maintain its REIT status, the Company is required to distribute at least 95 percent of its taxable income, even if its taxable income is comprised exclusively of excess inclusion income and the Company otherwise has a net operating loss.

     In general, each stockholder is required to treat the stockholder's allocable share of the portion of the Company's "excess inclusions" that is not taxable to the Company as an "excess inclusion" received by such stockholder. Therefore, all or a portion of the dividends received by the stockholders may be excess inclusion income. Excess inclusion income constitutes unrelated business taxable income for tax-exempt entities and may not be used to offset deductions or net operating losses from other sources for most other taxpayers. For 1996, the entire ordinary income portion ($0.17 per share) of the dividend was excess inclusion income.

Tax-Exempt Organizations as Stockholders

     The Code requires a tax-exempt stockholder of the Company to treat as unrelated business taxable income its allocable share of the Company's excess inclusions. A portion of the Company's 1997 taxable income may be excess inclusion income. See "Excess Inclusion Rule," above. The Company's Common Stock may not be held by tax-exempt entities which are not subject to tax on unrelated business taxable income.

Taxation of Foreign Stockholders

     Distributions of cash generated by the Company in its operations that are paid to foreign persons generally will be subject to United States withholding tax rate at a rate of 30 percent or at a lower rate if a foreign person can claim the benefit of a tax treaty. Notwithstanding the foregoing, distributions made to foreign stockholders will not be subject to treaty withholding reductions to the extent of their allocable shares of the portion of the Company's excess inclusions that are not taxable to the Company for the period under review. It is expected that the Company will continue to have excess inclusions. Distributions to foreign persons of cash attributable to gain on the Company's sale or exchange of real properties, if any, generally will be subject to full United States taxation and withholding. If the REIT is domestically controlled, its stock is excluded from the definition of United States real property interests, and sales of its stock by foreign investors generally escape United States taxation.

     The federal income taxation of foreign persons is a highly complex matter that may be affected by many considerations. Accordingly, foreign investors in the Company should consult their own tax advisors regarding the income and withholding tax considerations with respect to their investments in the Company. Foreign governments and organizations, and their instrumentalities, may not invest in the Company.

Backup Withholding

     The Company is required by the Code to withhold from dividends 20% of the amount paid to stockholders, unless the stockholder (i) files a correct taxpayer identification number with the Company, (ii) certifies as to no loss of exemption from backup withholding, and (iii) otherwise complies with the applicable requirements of the backup withholding rules. The Company will report to its stockholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. Stockholders should consult their tax advisors as to the procedure for insuring that the Company dividends to them will not be subject to backup withholding.

State and Local Taxes

     The discussion herein concerns only the federal income tax treatment likely to be accorded the Company and its stockholders. No discussion has been provided regarding the state or local tax treatment of the Company and its stockholders. The state and local tax treatment may not conform to the federal income tax treatment described above and each investor should discuss such issues with his state and local tax advisor.

                         DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company currently consists of 40,000,000 shares of Common Stock, par value $.01 per share, of which 4,437,611 shares of Common Stock were issued and outstanding as of August 25, 1997. The Company has outstanding LP Units convertible into 943,705 shares of

Common Stock. See "Summary of the Heritage LP Partnership Agreement." In addition, the Company has entered into agreements to issue 374,581 shares of Common Stock and LP Units convertible into 27,721 shares of Common Stock.

     Holders of the Company's Common Stock are entitled to one vote per share on all matters on which stockholders are entitled to vote, including the election of directors. The shares do not have cumulative voting rights. Consequently, the holders of more than 50% of the outstanding shares of Common Stock elect all of the directors. All shares of Common Stock are entitled to share equally in such dividends as the Board of Directors may declare, in its discretion, from sources legally available for such dividends. In the event of liquidation of the Company, holders of Common Stock are entitled to share equally in the assets available for distribution. Holders of Common Stock do not have preemptive rights to subscribe for additional shares on a pro rata basis if and when additional shares are offered for sale. No redemption rights or sinking funds are available to holders of Common Stock.

     The Board of Directors is authorized, without action by the Company's stockholders, to classify and reclassify any unissued shares of the Company's authorized capital stock in a class or classes of preferred stock, preference stock, special stock, or other stock and to divide and classify any class into one or more series of such class, by determining, fixing, or altering, among other things, the designations, powers, preferences, and rights of the shares of each such class or series (including matters relating to voting, dividends, conversion, and redemptions) and the qualifications, limitations, or restrictions thereof. As a result, the Board may authorize and issue classes or series of capital stock with voting, conversion, dividend, or other rights that could adversely affect the powers and rights of the holders of Common Stock. The issuance of any such classes or series of capital stock may have the effect of delaying, deferring, or preventing a change in control of the Company. The Company has no current plan to issue any additional classes or series of capital stock.

Registration Agreements

     The Company has entered into a registration agreement (the "Exchange Offer Registration Agreement") for the benefit of each of the Winton Partners that received shares of the Company's Common Stock in the Exchange Offer providing certain registration rights with respect to the shares of the Company's Common Stock issued in connection with the Exchange Offer related to the Winton
Acquisition. Pursuant to the terms of the Exchange Offer Registration Agreement, the Company has filed a registration statement under the Securities Act covering such shares of Common Stock for resale. The Company must use its best efforts to keep such registration statement effective for a period of three years after the closing of the Winton Acquisition. The Registration Agreement also requires the Company, on one occasion, to file, and use its best efforts to cause to become effective, an applicable registration statement, upon the request of holders of at least $10.0 million of Common Stock subject to registration, to register such shares of Common Stock in a firm underwriting by underwriters of national reputation. In addition, if at any time the Company proposes to file a registration statement under the Securities Act on Form S-1, S-2, or S-3 (or other appropriate form), on its behalf or on behalf of any of its security holders, the holders of shares of Common Stock received pursuant to the Exchange Offer will be entitled to include their shares of Common Stock in that registration statement. The right of the holders of shares of Common Stock received pursuant to the Exchange Offer to have their shares registered pursuant to the Exchange Offer Registration Agreement will be subject to certain limitations, including the right of the Company to defer the filing of a registration statement if the Company's Board of Directors determines, in its good faith judgement, that the filing of such registration would be detrimental to the Company and its stockholders or would interfere with any pending material corporate transaction involving the Company.

     The  Company  also  entered  into  a  registration  agreement  (the  "Asset
Transfer Registration Agreement") with each of the Approving Winton Partnerships on behalf of the Distributees under which the Distributees will have certain registration rights with respect to the shares of Common Stock of the Company into which the LP Units issued in connection with the Asset Transfer related to the Winton Acquisition will be convertible at any time following the first anniversary date of the closing of the Winton Acquisition. Pursuant to the terms of the Registration Agreement, not later than nine months after the closing of the Winston Acquisition, the Company must file a registration statement under the Securities Act and any state securities laws covering such shares of Common Stock for resale. The Company must use its best efforts to cause such registration statement to become effective by the time that the LP
Units may be converted into shares of the Company's Common Stock and to keep such registration statement available for a period of 10 years. The Registration Agreement also requires the Company to file a registration statement, upon the request of holders of at least $5.0 million of Common Stock subject to registration, to register such shares of Common Stock in a firm underwriting by underwriters of national reputation. The holders of such shares of Common Stock will be entitled to require the Company to effect one such registration. In addition, if at any time the Company proposes to file a registration under the Securities Act on Form S-1, S-2, or S-3 (or other appropriate form), on its behalf or on behalf of any of its security holders, the holders of shares of Common Stock distributed pursuant to the Asset Transfer will be entitled to include their shares of Common Stock in that registration statement. The right of the holders of shares of Common Stock received pursuant to the Asset Transfer to have their shares registered under the Registration Agreement will be subject to certain limitations, including the right of the Company to defer the filing of a registration statement if the Company's Board of Directors determines, in its good faith judgment, that such registration would be detrimental to the Company and its stockholders or would interfere with any pending material corporate transaction involving the Company.

                           HERITAGE COMMUNITIES L.P.

     Heritage Communities L.P. (the "Heritage LP") is a Delaware limited partnership in which the Company and a wholly owned subsidiary of the Company are the general partners and own a 50.4% interest. Heritage LP acquired substantially all of the assets and properties of the Winton Partnerships through a capital contribution by the Winton Partnerships to Heritage LP of such assets and properties in exchange for cash and LP Units.


               SUMMARY OF THE HERITAGE LP PARTNERSHIP AGREEMENT

     The following is a summary of some of the more significant provisions of the Partnership Agreement of Heritage L.P.

Distributions

     The portion, if any, of Heritage LP's cash funds and other property, after the payment of expenses and the making of all other expenditures that the Company determines, in its sole discretion, to be in excess of Heritage LP's working capital needs and such reserves as the Company deems appropriate for the fixed and contingent obligations of Heritage LP ("Available Cash Flow"), will be distributed quarterly. To the extent that Heritage LP has sufficient Available Cash Flow, the holder of an LP Unit will receive distributions that are intended to mirror the Company's dividends per share, which such holders would have received as stockholders of the Company. To the extent that Heritage LP's Available Cash Flow is insufficient to pay such amount, accounts for the holders of LP Units will be credited for the unpaid distribution and with interest on the unpaid distribution (the "Unpaid Balances"). Any Unpaid
Balances will be given priority for future distributions of Available Cash Flow. In addition, until the tenth anniversary of the Partnership Agreement, proceeds from the Heritage LP's capital transactions ("Capital Transaction Proceeds"), if any, will also be applied to reduce any Unpaid Balances in the distribution accounts of the holders of LP Units. To the extent that Heritage LP's Available Cash Flow and Capital Transaction Proceeds exceed the Unpaid Balances and the current distributions to holders of LP Units, all additional amounts will be distributed to Heritage LP's general partners. In addition, following the tenth anniversary of the Partnership Agreement, all Capital Transaction Proceeds will be distributed to Heritage LP's general partners. Consequently, regardless of the amount of Heritage LP's Available Cash Flow and Capital Transaction Proceeds, the maximum amount of distributions payable to a holder of an LP Unit (excluding interest on unpaid distributions) will not exceed the dividends paid with respect to a share of the Company's Common Stock.

Allocation of Profits and Losses

     Heritage LP will maintains a capital account for each of its partners. Heritage LP's items of income, gain, loss, and deduction will be allocated among its partners, subject to certain special allocations, in a similar manner for purposes of both book gain or loss and tax gain or loss. Net income will be allocated (i) first, to each limited partner to the extent that, on a cumulative basis, net losses previously allocated to the limited partners exceed net income previously allocated to limited partners, (ii) second, to each limited partner to the extent that such limited partner has been allocated on a cumulative basis, net income equal to the sum of the distributions paid to such limited partner and the unreturned balances in the accrual accounts and the unpaid distribution accounts maintained with respect to the LP Units held by such limited partner, and (iii) thereafter, to the Company and Heritage SGP, as general partners, on a pro rata basis. Notwithstanding (i) and (ii), the Company and Heritage SGP will be allocated on a combined basis not less than one percent of each item of Heritage LP's gain, loss, income, and deduction for each year.

     Net losses will be allocated to the partners in accordance with their respective percentage interests in Heritage LP, except that net losses will not be allocated to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year. All net losses in excess of such limitations will be allocated to the Company and Heritage SGP, as general partners, on a pro rata basis.

Conversion of LP Units

     At any time following the first anniversary of the Partnership Agreement, the holders of LP Units may convert such LP Units into shares of the Company's Common Stock. Any holder of an LP Unit who exercises his conversion right on or prior to the tenth anniversary of the Partnership Agreement will be paid, at the time of such conversion, any outstanding Unpaid Balances in the distribution accounts attributable to such Units. However, after the tenth anniversary of the Partnership Agreement, Heritage LP will not be required to pay the holder of an LP Unit who converts such LP Unit into a share of the Company's Common Stock the Unpaid Balances in the holder's distribution accounts if the market value of a share of the Company's Common Stock received upon conversion is equal to at least 110% of the sum of the initial capital contribution and the Unpaid Balances with respect to such LP Unit. Moreover, the Company's obligation to keep its registration statement filed with respect to resales of shares of the Company's Common Stock received upon conversion will expire after ten years. Consequently, Winton Partners who elect not to participate in the Exchange Offer should be aware that the economic consequences of conversion of an LP Unit will change following the tenth anniversary of the Partnership Agreement.

Management

     The Company has the exclusive discretion in the management and control of the business and affairs of Heritage LP, except that the Company may delegate any of its powers to Heritage SGP. The Partnership Agreement grants to the Company broad authority in the exercise of the management and control of Heritage LP. The general partners have complete power to do all things necessary or incident to the management and conduct of the business of Heritage LP.

Rights of Holders of LP Units

     Holders of LP Units do not have the right to take part in the management or control of the business or affairs of Heritage LP, to transact any business for Heritage LP, or to sign for or bind Heritage LP. The limited partners of Heritage LP, however, have the right to receive tax reports and certain other financial information, the most recent annual, quarterly, and current reports and proxy statements as provided to the Company's stockholders and, upon request, copies of documents as filed by the Company with the Commission under the Securities Exchange Act of 1934. Holders of LP Units also have the right to inspect certain records of Heritage LP. Upon the requisite vote of the holders of LP Units, such persons will have the right to amend the Partnership Agreement, subject to certain limitations specified in the Partnership
Agreement, with the consent of the general partners. The exercise of the foregoing right will require the affirmative vote of the owners of record of more than 50 percent of the LP Units.

Limited Liability

     No limited partner will be liable for Heritage LP's debts or other obligations, except to the extent that Heritage LP withholds from or pays on behalf of such limited partner any amount of federal, state, local, or foreign taxes that the Company or Heritage SGP determines that Heritage LP is required to withhold or pay with respect to any amount distributable or allocable to such limited partner pursuant to the Partnership Agreement. The Partnership Agreement requires the general partners to cause Heritage LP to operate in such manner as they deem appropriate to avoid unlimited liability for the limited partners.

Termination and Winding Up

     Heritage LP will be dissolved upon the occurrence of any of the following events: (i) the end of its term on December 31, 2086, (ii) the election of the general partners, unless any original limited partner that holds an original LP Unit objects in writing within 30 days of the notice of such election, (iii) entry of a decree of judicial dissolution of Heritage LP, (iv) the sale or other disposition of all or substantially all of Heritage LP's assets and properties,  (v)  an  event  of  withdrawal by a general partner as described in
Section 17-402 of the Delaware Limited Partnership Act, unless all of the remaining partners agree in writing, within 90 days after such event of withdrawal, to continue the business of Heritage LP and elect one or more additional or successor general partners if necessary or desirable to do so, or
(vi) 120 days
after the commencement of any proceeding against the last remaining general partner seeking relief under certain statutes, including, among other things, reorganization, liquidation, or dissolution unless all of the remaining partners agree in writing, within 90 days after the occurrence of such event, to continue the business of Heritage LP and to the appointment of a substitute general partner.

     In the event of Heritage LP's dissolution, (a) Heritage LP's affairs will be terminated and wound up, (b) an accounting will be made, (c) Heritage LP's liabilities (including any amounts owed to the partners) will be paid or adequately provided for, and (d) Heritage LP's remaining assets will be distributed to the partners as provided for in the Partnership Agreement.

Books and Records

     The Partnership Agreement requires the general partners to make available to each limited partner, within 90 days following the close of Heritage LP's fiscal year on December 31, annual information necessary for tax purposes.

     The Partnership Agreement requires the general partners to maintain a list of the names and last known business addresses of all partners at Heritage LP's principal office and to make such list available for review by any limited partner or such partner's representative at reasonable times. The Partnership Agreement also requires the general partners to maintain at the Heritage LP's principal office certain financial statements, a copy of the Certificate of Limited Partnership for Heritage LP and executed copies of any powers of attorney used by Heritage LP to file such certificate, a copy of the Partnership Agreement, certain federal, state, and local income tax records, and a description, including the amount, of the contributions by each partner and the date on which each person became a partner, any of which documents may be inspected by partners at any reasonable time and upon adequate notice.

Power of Attorney

     Each limited partner irrevocably designates the Company and Heritage SGP as such limited partner's agent, with full power of substitution, to execute, acknowledge, and file of record the Partnership Agreement, certificates of limited partnership, and any and all other instruments that the general partners deem necessary or appropriate to qualify and continue Heritage LP as a limited partnership and also all conveyances and other instruments as the general partners deem necessary or appropriate to reflect the dissolution and termination of Heritage LP. In addition, the general partners have been designated as the agent of each limited partner to execute, acknowledge, and deliver all conveyance and other instruments that the general partners deem appropriate, in accordance with the Partnership Agreement, to effect the transfer of partnership interests, including assignments on the default of any limited partner, to admit, substitute, or delete partners, to sell, exchange, or dispose of assets or properties of Heritage LP, to borrow money and otherwise enter into financing transactions, and to execute all amendments and/or restatements of the Partnership Agreement. Such power will be deemed to be coupled with an interest and will survive the death of the limited partner.

                              PLAN OF DISTRIBUTION

     The Company is registering hereby, or has registered under another Registration Statement to which this Prospectus relates, a total of 1,687,318 shares of currently outstanding Common Stock, all of which shares may be sold from time to time by the Selling Stockholders. The Company has granted registration rights to certain of the Selling Stockholders, which the Registration Statement of which this Prospectus forms a part is intended to satisfy. Each Selling Stockholder may use this Prospectus as updated from time to time to offer the shares of Common Stock for sale in transactions in which the Selling Stockholder is or may be deemed to be an underwriter within the meaning of the Securities Act. The Company will not receive any proceeds from the sale of any shares of Common Stock by the Selling Stockholders. The Company will not pay any compensation to an NASD member in connection with this offering. Brokerage commissions, if any, attributable to the sale of the shares of Common Stock offered hereby will be borne by the holders thereof.

     Each currently outstanding share of Common Stock being registered for resale hereby may be sold by the holder thereof in transactions that are exempt from registration under the Securities Act or as long as the Registration Statement of which this Prospectus forms a part is effective under the Securities Act, and as long as there is a qualification in effect under, or an available exemption from, any applicable state securities law with respect to the resale of such shares. The Selling Stockholders, in addition to selling pursuant to the Registration Statement of which this Prospectus is a part, also may sell under Rule 144 as promulgated under the Securities Act, if applicable. See "Description of Securities -- Shares Eligible for Future Sale."

     The Selling Stockholders also may pledge the shares of Common Stock being registered for resale hereby to NASD broker/dealers (each a "Pledgee") pursuant to the margin provisions of each Selling Stockholder's customer agreements with such Pledgees. Upon default by a Selling Stockholder, the Pledgee may offer and sell shares of Common Stock from time to time as described above.

                                 LEGAL OPINIONS

     The validity of the Common Stock offered hereby will be passed upon for the Company and the Selling Stockholders by O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, Phoenix, Arizona.

                                    EXPERTS

     The consolidated financial statements of the Company at December 31, 1995 and December 31, 1996 and for each of the three fiscal years in the period ended December 31, 1996, included in this Prospectus and Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The following historical summary of revenues and certain operating expenses have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing: (i) the Combined Historical Summary of Revenues and Certain Operating Expenses of the Winton Properties for the year ended December 31, 1996, the Historical Summary of Revenues and Certain Operating Expenses of La Privada Apartments for the year ended December 31, 1996, and the Historical Summary of Revenues and Certain Operating Expenses of London Park Apartments for the year ended December 31, 1996, incorporated in this Registration Statement by reference from the Company's Current Report on
Form 8-K/A filed by the Company on June 16, 1997, and (ii) the Combined Historical Summary of Revenues and Certain Operating Expenses of the MTP Properties for the year ended December 31, 1996, incorporated in this Registration Statement by reference from the Company's Current Report on Form 8-K filed by the Company on August 28, 1997.

                          ASR INVESTMENTS CORPORATION

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                               Page
                                                                               -----
ASR INVESTMENTS CORPORATION
Independent Auditors' Report   .............................................   F-2
Consolidated Balance Sheets as of December 31, 1995 and 1996 ...............   F-3
Consolidated Statements of Operations for the years ended
 December 31, 1994, 1995 and 1996 ..........................................   F-4
Consolidated Statements of Cash Flows for the years ended
 December 31, 1994, 1995 and 1996 ..........................................   F-5
Consolidated Statements of Stockholders' Equity for the years ended
 December 31, 1994, 1995 and 1996 ..........................................   F-6
Notes to Consolidated Financial Statements .................................   F-7
Unaudited Consolidated Balance Sheets as of June 30, 1997 ..................   F-17
Unaudited Consolidated Statements of Operations for the six months ended
 June 30, 1997 and 1996  ...................................................   F-18
Unaudited Consolidated Statements of Cash Flows for the six months ended
 June 30, 1997 and 1996  ...................................................   F-19
Unaudited Consolidated Statements of Stockholders' Equity for the six months
 ended June 30, 1997  ......................................................   F-20
Notes to Consolidated Financial Statements for the six months ended
 June 30, 1997 and 1996  ...................................................   F-21

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of ASR Investments Corporation.

     We have audited the accompanying consolidated balance sheets of ASR Investments Corporation as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1995 and 1996, and the results of its operations and cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP


Tucson, Arizona
March 18, 1997

                          ASR INVESTMENTS CORPORATION
                          Consolidated Balance Sheets
                           December 31, 1995 and 1996
                             (Dollars in Thousands)

                                                                  1995            1996
                                                               -------------   -------------
Assets
 Real estate investments
   Apartments, net of depreciation  ........................    $   71,338      $   70,506
   Investments in joint ventures ...........................         3,043           2,811
   Construction in progress   ..............................                        14,694
   Land held for development  ..............................         3,928             925
   Other real estate .......................................         1,201           1,022
                                                                ----------      ----------
      Total real estate investments    .....................        79,510          89,958
 Mortgage assets  ..........................................        11,877           5,039
 Cash    ...................................................         2,421           2,403
 Other assets  .............................................           361             396
                                                                ----------      ----------
      Total assets   .......................................    $   94,169      $   97,796
                                                                ==========      ==========
Liabilities
 Real estate notes payable .................................    $   49,212      $   49,110
 Short-term borrowing   ....................................         4,495           2,014
 Construction costs payable   ..............................                         1,581
 Other liabilities   .......................................         3,067           4,989
                                                                ----------      ----------
      Total liabilities ....................................        56,774          57,694
                                                                ----------      ----------
Committments and Contingencies (Note 2, 3 and 4)
Stockholders' Equity
 Common Stock, par value $.01 per share, 40,000,000 shares
   authorized; 3,303,226 and 3,307,892 shares issued  ......            33              33
 Additional paid in capital   ..............................       155,822         155,964
 Deficit ...................................................      (115,497)       (112,964)
 Stock note receivable  ....................................          (652)           (385)
 Treasury stock -- 148,731 and 160,742 shares   ............        (2,311)         (2,546)
                                                                ----------      ----------
      Total stockholders' equity ...........................        37,395          40,102
                                                                ----------      ----------
    Total liabilities and stockholders' equity  ............    $   94,169      $   97,796
                                                                ==========      ==========

See Notes to Consolidated Financial Statements.

                          ASR INVESTMENTS CORPORATION
                     Consolidated Statements of Operations
              For the Years Ended December 31, 1994, 1995 and 1996
                    (In thousands except per share amounts)

                                                          1994         1995          1996
                                                         ----------   ----------   -----------
Real Estate Operations
 Rental and other income   ...........................   $12,528      $14,034       $ 14,581
                                                                                    --------
 Operating and maintenance expenses ..................     4,255        5,259          5,404
 Real estate taxes and insurance .....................     1,242        1,460          1,451
 Interest expense on real estate mortgages   .........     3,941        4,387          4,348
 Depreciation and amortization   .....................     1,995        2,692          2,819
                                                         --------     --------      --------
      Total operating expenses   .....................    11,433       13,798         14,022
                                                         --------     --------      --------
   Income from real estate ...........................     1,095          236            559
                                                         --------     --------      --------
Mortgage Assets (Note 4)
   Prospective yield income   ........................     6,433        3,884          2,630
   Income from redemptions and sales   ...............     4,263        5,302          9,461
   Interest expense  .................................    (2,596)        (347)          (181)
                                                         --------     --------      --------
   Income from mortgage assets   .....................     8,100        8,839         11,910
                                                         --------     --------      --------
Income Before Administrative Expenses and Other Income
 (Expense)  ..........................................     9,195        9,075         12,469
   Administrative expenses (Note 8) ..................    (2,216)      (2,983)        (3,203)
   Other income (expense), net   .....................       723          462           (425)
                                                         --------     --------      --------
Net Income  ..........................................   $ 7,702      $ 6,554       $  8,841
                                                         ========     ========      ========
Net Income Per Share of Common Stock and Common Stock
 Equivalents   .......................................   $  2.48      $  2.09       $   2.80
                                                         ========     ========      ========
Average Shares of Common Stock and Common Stock
 Equivalents   .......................................     3,100        3,141          3,153
                                                         ========     ========      ========
Dividends Declared Per Share  ........................   $  0.50      $  2.00       $   2.00
                                                         ========     ========      ========

See Notes to Consolidated Financial Statements.
                          ASR INVESTMENTS CORPORATION
                     Consolidated Statements of Cash Flows
              For the Years Ended December 31, 1994, 1995 and 1996
                                 (In Thousands)

                                                          1994           1995          1996
                                                        ------------   -----------   -----------
OPERATING ACTIVITIES
Net income   .......................................... $   7,702      $  6,554      $   8,841
Principal noncash charges (credits)
   Depreciation and amortization  .....................     2,083         3,028          3,271
   Reversal of yield maintenance accrual   ............                  (2,420)
   Increase in accrual   ..............................       324           705            856
                                                        ---------      --------      ---------
Cash Provided By Operations ...........................    10,109         7,867         12,968
                                                        ---------      --------      ---------
INVESTING ACTIVITIES
Investment in apartments ..............................   (67,247)       (7,644)        (2,142)
Investment in joint ventures   ........................    (1,364)       (1,895)           (65)
Construction expenditures   ...........................                                (11,753)
Purchase of land for development  .....................                  (3,928)
Other real estate assets ..............................    (1,331)        3,985            179
Reduction in mortgage assets   ........................    18,916         7,088          6,838
Decrease in other assets ..............................     1,330           234             27
                                                        ---------      --------      ---------
Cash Used In Investing Activities .....................   (49,696)       (2,160)        (6,916)
                                                        ---------      --------      ---------
FINANCING ACTIVITIES
Issuance of real estate notes payable   ...............    52,178         6,895
Payment of loan costs .................................    (1,342)
Proceeds from construction loan   .....................                                    255
Repayment of notes payable
   Real estate notes  .................................    (1,485)       (7,955)          (357)
   Notes secured by mortgage assets  ..................   (15,640)       (4,002)
Short-term borrowing  .................................                   4,495         (2,481)
Construction costs payable  ...........................                                  1,581
Stock issuance  .......................................                      45             85
Payment of dividends  .................................    (1,550)       (6,304)        (6,308)
Increase (decrease) in other liabilities   ............     1,148          (589)         1,155
                                                        ---------      --------      ---------
Cash (Used In) Provided by Financing Activities  ......    33,309        (7,415)        (6,070)
                                                        ---------      --------      ---------
Cash
   (Decrease) during the period   .....................    (6,278)       (1,708)           (18)
   Balance -- beginning of period .....................    10,407         4,129          2,421
                                                        ---------      --------      ---------
   Balance -- end of period ........................... $   4,129      $  2,421      $   2,403
                                                        =========      ========      =========
Supplemental Disclosure of Cash Flow Information
Interest Paid   ....................................... $   7,367      $  5,033      $   4,525
                                                        =========      ========      =========

See Notes to Consolidated Financial Statements.

                          ASR INVESTMENTS CORPORATION
                 Consolidated Statement of Stockholders' Equity
              For the Years Ended December 31, 1994, 1995 and 1996
                                 (In Thousands)

                                                                                                   Common
                                                        Additional                                Stock in
                                    Number of    Par      Paid-In                      Notes     Treasury-
                                      Shares    Value     Capital       Deficit     Receivable    at Cost      Total
                                    ----------- ------- ------------ -------------- ------------ ----------- -----------
Balance, January 1, 1994  .........    3,249      $32     $155,126    ($ 121,899)                 ($ 2,311)   $ 30,948
Net income ........................                                        7,702                                 7,702
Dividends declared  ...............                                       (1,550)                               (1,550)
                                       -----      ----    ---------    ----------      ------      --------   --------
Balance, December 31, 1994   ......    3,249       32      155,126      (115,747)                   (2,311)     37,100
Net income ........................                                        6,554                                 6,554
Dividends declared  ...............                                       (6,304)                               (6,304)
Stock issuance   ..................       54        1          696                    ($ 652)                       45
                                       ------     ----    ---------    ----------      ------      --------   --------
Balance, December 31, 1995   ......    3,303       33      155,822      (115,497)       (652)       (2,311)     37,395
Net income ........................                                        8,841                                 8,841
Dividends declared  ...............                                       (6,308)                               (6,308)
Stock issuance (repurchase)  ......        5                    53                       267          (235)         85
Other   ...........................                             89                                                  89
                                       ------     ----    ---------    ----------      ------      --------   --------
Balance, December 31, 1996   ......    3,308      $33     $155,964    ($ 112,964)     ($ 385)     ($ 2,546)   $ 40,102
                                       ======     ====    =========    ==========      ======      ========   ========

See Notes to Consolidated Financial Statements.

                          ASR INVESTMENTS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1994, 1995 and 1996


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Business -- ASR Investments Corporation (the Company) is a real estate investment trust engaged in the acquisition and operation of apartment communities in the Southwestern United States. At December 31, 1996, the Company owned 25 apartment communities (including six owned through joint ventures) located in Arizona, Texas and New Mexico. In addition, the Company continues to hold mortgage assets and use the cash flows for apartment acquisitions, operations, payment of dividends and other corporate purposes.

     Principles of Consolidation -- The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Investments in joint ventures are accounted on the equity method as the Company does not own a controlling interest. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

     Common Stock -- On July 7, 1995, the Company effected a reverse stock split under which one new share of common stock was issued in exchange for five shares of outstanding stock. Accordingly, the consolidated financial statements reflect the reverse stock split and the number of common stock issued and the per share amounts have been adjusted for the reverse stock split for all years.

     Real Estate Assets and Depreciation -- Real estate is recorded at cost. Depreciation is computed on a declining balance basis over the estimated remaining useful lives of the assets, which are 27 1/2 years for buildings and improvements and 7 years for furniture, fixture and equipment. Expenditures for ordinary maintenance and repairs are charged to operations as incurred and significant renovations and improvements that improve or extend the useful life of the asset are capitalized.

     Revenue Recognition -- Rental income is recorded when due from tenants and is recognized monthly as it is earned, which is generally on a straight line basis.

     Deferred Loan Costs -- Deferred loan costs are amortized using the interest method over the terms of the related debt.

     Mortgage Assets -- The Company owns mortgage interests which entitle it to receive the excess of the cash flows on pools of mortgage instruments over the required payments on a series of structured financings which they secure. The Company also has the right to cause the early redemption of the structured financings under specified limited conditions; in such event, the mortgage instruments are sold and the net proceeds after the redemption of the structured financing are remitted to the Company. Redemption transactions occur from time to time as specified conditions are met rather than on a monthly or quarterly basis; therefore, the amount of net proceeds and the income from the redemption transactions fluctuates significantly between periods.

     Presentation and Income Recognition. Mortgage assets are stated at their net investment amounts. Income is recognized using the prospective yield method prescribed by EITF 89-4. Under this method, an effective yield is calculated at the beginning of an accounting period using the then net carrying value of the asset and the estimated future net cash flow assuming no early redemption. The estimated future net cash flow is calculated using variable interest rates and current projected mortgage prepayment rates for the underlying mortgages. The calculated yield is used to accrue income for the accounting period. Actual cash flow received is first applied to the accrued income and any remaining amount is used to reduce the carrying value of the asset. Income from early redemption is recognized when the transaction is completed.

     Income Taxes -- The Company has elected to be taxed as a real estate investment trust (REIT) under the Internal Revenue Code of 1986, as amended. As a REIT, the Company must distribute to its stockholders at least 95% of the higher of (i) its annual taxable income after the use of net operating loss carryforward or (ii) its annual excess inclusion income. Accordingly, no provision has been made for income taxes in the accompanying consolidated financial statements.

                          ASR INVESTMENTS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      For the Years Ended December 31, 1994, 1995 and 1996 -- (Continued)

     Earnings Per Share -- Earnings per share are computed using the weighted average number of shares of common stock and common stock equivalents (if dilutive) outstanding during the year.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect some of the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Stock Compensation -- In October 1995, the Financial Accounting Standards Board issued FASB No. 123, "Accounting for Stock-Based Compensation." This statement encourages, but does not require, companies to adopt a new accounting method for stock-based compensation awards. Companies that do not adopt the new accounting method are required to provide the disclosures required by the Statement for any awards made in 1995 and after. After December 15, 1994, the Company has not made any awards that would have been treated differently in the determination of net income under FASB No. 123 and accordingly, pro forma presentation is not required.

     Accounting for the Impairment of Long-Lived Assets -- The Company has adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets," which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If the sum of the expected future cash flows (undiscounted and without interest charges) from an asset to be held and used is less than the carrying amount of the asset, an impairment loss must be recorded for the difference between the carrying amount and the fair value. SFAS No. 121 had no impact on the Company's consolidated financial statements.

     New Accounting Standard -- In June 1996, the Financial Accounting Standards Board issued FASB No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities", which requires an entity to recognize the financial and servicing assets it controls and liabilities it has incurred and to derecognize when controls has been surrendered in accordance with the criteria provided in the Statements. The new statement is applicable prospectively to transactions occurring after 1996. Based on current circumstances, the Company believes the application of the new rules will not have a material impact on the financial statements.

     Reclassification -- Certain reclassifications have been made to conform the prior years with the current year presentation.

2. REAL ESTATE INVESTMENTS

Wholly Owned Apartments

     In January 1994, the Company acquired its initial portfolio of seventeen apartment communities (2,461 units) located in Tucson, Arizona, Houston, Texas, and Albuquerque, New Mexico. In February 1995, the Company acquired a 222-unit apartment community in Mesa, Arizona. At December 31, 1996 and 1995, investment in apartments consisted of the following (in thousands):

                                                            1995          1996
                                                           ----------   -----------
         Land    .......................................   $15,514       $ 15,514
         Building and improvements    ..................    57,214         58,476
         Accumulated depreciation  .....................    (4,687)        (7,504)
         Restricted cash and deferred loan fees   ......     3,297          4,020
                                                           --------      --------
         Apartments, net  ..............................   $71,338       $ 70,506
                                                           ========      ========

                          ASR INVESTMENTS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      For the Years Ended December 31, 1994, 1995 and 1996 -- (Continued)

Investments in Joint Ventures

     The Company has acquired six apartment communities (1,441 units) in Phoenix and Tucson, Arizona through joint ventures with a pension plan affiliate of Citicorp. The Company is a 15% equity partner and the managing partner or managing member of the joint ventures. The Company is entitled to receive between 15% and 51% of the total profits and cash flows depending on the financial performance of the joint ventures. The condensed combined financial statements for the joint ventures are as follows (in thousands):

Condensed Combined Balance Sheets

                                                                 December 31,
                                                             --------------------
                                                              1995       1996
                                                             ---------   --------
         Real estate, at cost net of depreciation   ......   $54,489     $53,590
         Cash and other assets    ........................     2,133       1,693
                                                             --------    --------
               Total Assets    ...........................   $56,622     $55,283
                                                             ========    ========
         Notes payable   .................................   $35,754     $35,833
         Other liabilities  ..............................       575         731
                                                             --------    --------
               Total Liabilities  ........................    36,329      36,564
                                                             --------    --------
         Equity
               The Company  ..............................     3,043       2,811
               Joint Venture Partner  ....................    17,250      15,908
                                                             --------    --------
         Total Equity    .................................    20,293      18,719
                                                             --------    --------
         Total Liabilities and Equity   ..................   $56,622     $55,283
                                                             ========    ========

Condensed Combined Statement of Operations

                                             Years Ended December 31,
                                       ------------------------------------
                                       1994         1995          1996
                                       --------   -----------   -----------
         Revenues    ...............   $1,263      $  7,014      $  9,138
         Operating expenses   ......    (551)        (3,110)       (3,688)
         Interest expense  .........    (373)        (2,338)       (2,879)
         Depreciation   ............    (283)        (1,437)       (1,979)
                                       ------      --------      --------
         Net Income  ...............   $  56       $    129      $    592
                                       ======      ========      ========
         Allocation of Net Income
               The Company .........   $   9       $     19      $     89
               Joint Venture Partner   $  47       $    110      $    503

     In November 1996, the partner in the six joint ventures initiated the "buy-sell" provision in the joint venture agreements. The Company elected to acquire the 85% interest in one joint venture from its partner and to sell to its partner the Company's 15% interest in the other five joint ventures. The purchase would increase the Company's investment in wholly owned apartments by approximately $25,500,000 and real estate notes payable by $19,000,000. The sale of the interests in the five joint ventures would result in net proceeds of approximately $2,000,000 and would not have a significant impact on income. The transactions are scheduled to be completed in April 1997.

Construction In Progress

     In March 1996, the Company began construction of a 356-unit apartment community, Finisterra Apartments in Tempe, Arizona. The total cost is estimated be approximately $21,000,000. As of December 31, 1996, the Company had invested $14,694,000 of its own cash and began the lease up phase in

                          ASR INVESTMENTS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      For the Years Ended December 31, 1994, 1995 and 1996 -- (Continued)

December 1996. The Company has obtained a $15,350,000 construction loan of which $255,000 was outstanding at December 31, 1996. In February 1997, the Company received funding of $9,860,000 from the loan.

     Operating income from apartments is affected primarily by rental rates, occupancy rates and operating expenses. Rental rates and occupancy rates are affected by the strength of the local economy, the local housing market and the supply of and demand for new apartment communities.

3. PENDING ACQUISITION

     In November 1996, the Company entered into an agreement to acquire up to 13 apartment communities and one office building as well as the related property management company. The apartment communities contain a total of 2,260 units and the office building totals approximately 73,000 square feet. The Company will pay up to $3,100,000 in cash, issue approximately 1,623,000 shares of common stock and assume or refinance existing first mortgage loans of approximately $49.3 million. The Company will also issue approximately 70,300 shares of common stock for the property management company and the owner of the management company will become an executive officer and appointed to the Board of Directors of the Company.

     Of the 13 apartment communities, six (937 units) are located in Houston, Texas, five (989 units) are located in Dallas, Texas and two (334 units) are located in Pullman, Washington. The office building is located in Seattle, Washington.

     As a part of the above transaction, the Company also concurrently entered into an agreement to acquire the entire ownership interests of Pima Mortgage L.P. (the "Manager") and Pima Realty Advisors, Inc. (the "Property Manager") for 262,000 shares of common stock. As a result of the acquisition, the Company will become a self-administered and self-managed REIT. The owners of the Manager will continue to be executive officers and members of the Board of Directors of the Company. See Note 8 for information on the current arrangement with the Manager and the Property Manager.

     The sellers have approved the sale subject to ASR obtaining the approval of its stockholders. The issuance of ASR common stock for the transaction and the acquisition of the Manager and Property Manager are subject to approval by the stockholders of the Company. The Company has distributed proxy materials for a special meeting of the stockholders to be held in April 1997. Assuming the stockholders approve the transaction, closing is anticipated to occur soon thereafter.

4. MORTGAGE ASSETS

Income

     For 1995 and 1996, the average carrying value of the mortgage assets was $14,827,000 and $8,118,000, respectively, and the average prospective yield was 35% and 28%, respectively. At December 31, 1996 and 1995, the prospective yield was 38% and 29%.

     During 1996, the Company sold or exercised its redemption rights on nine mortgage assets for net proceeds of $13,625,000 and income of $9,461,000. During 1995, the Company exercised its redemption rights on five mortgage assets for net proceeds of $6,348,000 and income of $2,882,000. Using proceeds from one of the redemptions, in 1995, the Company prepaid its notes payable secured by mortgage assets and recorded income of $2,420,000 for the reversal of the excess yield maintenance accrual on such notes payable. The income was included in the 1995 income from redemptions and sales of mortgage assets. During 1994, the Company exercised its redemption rights on four mortgage assets for net proceeds of $11,227,000 and income of $4,263,000. In January 1997, the Company exercised the redemption rights on three mortgage assets and realized total net proceeds of $6,800,000 and income of $5,320,000.

     The cash flows and prospective yield income are affected primarily by mortgage prepayment rates and short-term interest rates. Higher mortgage prepayment rates or higher short-term rates reduce the

                          ASR INVESTMENTS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      For the Years Ended December 31, 1994, 1995 and 1996 -- (Continued)

income and total cash flows over the life of the mortgage assets. Income from mortgage asset redemptions is affected by the timing of meeting the specified conditions for redemptions and the value of the underlying mortgage instruments. As a result, mortgage asset redemptions do not occur on a regular basis and the income can fluctuate significantly between periods. In addition, redemption of mortgage assets reduces the prospective yield income in future periods.

Hedging transactions

     In 1992, the Company executed short sales of Eurodollar Futures Contracts on the International Monetary Market exchange to hedge against the interest rate impact on mortgage asset cash flows in 1995. The effect of the Futures Contracts was to "fix" the interest rate on $190,000,000 of the structured financing at approximately 6.75% for 1995. In 1994, the Company closed out its Futures Contract position and realized a gain of $1,152,000 which was recorded as a reduction in the carrying value of the mortgage assets. Because of (1) the decline in importance of mortgage assets as a result of the Company's emphasis on investments in apartments and (2) the decline in the amount of variable rate structured financing underlying the mortgage assets, the Company no longer plans to invest in similar hedging transactions and had no such investments at December 31, 1996 and 1995.

5. NOTES PAYABLE

Real estate notes payable

     The apartment communities acquired in January 1994 were financed by first mortgage loans totaling $45,700,000 and seller carryback notes of $6,500,000. The first mortgage loans are nonrecourse and non-cross collateralized. They generally have a ten year term and bear fixed interest rates ranging from 8.5% to 10.1%, with a weighted average fixed rate of 8.6% at December 31, 1995 and 1996. The wholly owned 222-unit community in Mesa, Arizona, which was purchased in February 1995, was financed by a $3,770,000 first mortgage loan bearing interest at 225 basis points over three-month LIBOR. In July 1996, the loan was refinanced by a $3,800,000 first mortgage loan bearing 8.05% interest rate and a ten year term. Amortization of deferred loan costs was $88,000, $120,000 and $155,000 for 1994, 1995 and 1996.

     The seller carryback notes were unsecured, bore a fixed interest rate of 7.5% and were to be amortized over a three-year period ending February 1, 1997 with monthly principal and interest payments of $202,000. As provided for by the note agreements, the Company repaid the notes in 1995 at a discount of $311,000 which was recorded as a credit to income.

     The scheduled maturities of the real estate notes payable are as follows (in thousands):

1997  ............   $ 2,646
1998  ............       513
1999  ............       558
2000  ............       608
2001  ............       661
2002-2006   ......    44,124
                     --------
Total    .........   $49,110
                     ========

     As   discussed   in   Note  2,  the  Company  has  obtained  a  $15,350,000
construction loan to finance the construction of its Finisterra apartment community. The loan bears interest at 1% per annum above the bank's prime rate. The interest rate at December 31, 1996 was 9.25%. At December 31, 1996, the amount outstanding was $255,000 and is included in the real estate notes payable amount on the financial statements. In February 1997, the Company received funding of $9,860,000 from the loan.

                          ASR INVESTMENTS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      For the Years Ended December 31, 1994, 1995 and 1996 -- (Continued)

     Short-term Borrowing -- At December 31, 1995 and 1996, the Company had short-term borrowing of $4,495,000 and $2,014,000. These borrowings were secured by mortgage assets with a total carrying value of $6,639,000 and $3,084,000, respectively. The interest rate averaged 6.35% and 6.55% during 1995 and 1996 and was at 6.69% and 6.88% at December 31, 1995 and 1996.

6. STOCK OPTIONS

     The Company has two stock option plans which are administered by the Board of Directors. The purpose of the plans is to provide a means of performance-based compensation to attract and retain directors and key personnel.

     Under the plans, options to acquire a maximum of 140,000 shares of the Company's common stock may be granted at an exercise price not less than the fair market value of the stock. The options expire ten years after the date of grant. Upon exercise of the options, the Company can elect to distribute cash in lieu of shares.

     In addition, in connection with the renewal of the management agreement for 1994, the Company and the Manager agreed to eliminate the incentive management fee provision and the Company granted to the partners of the Manager non-qualified options to purchase 309,800 shares of common stock and 90,200 shares of stock appreciation rights ("SARs") with an exercise price of $8.60 per share. The exercise price was 10% above the closing market price of the common stock on the grant date. The holders will also receive payments equal to the product of the per share dividend amount times the number of options and SARs outstanding. Upon exercise of the options, the Company can elect to distribute cash in lieu of shares. The options and SARs will expire in December 1998. As of December 31, 1996, all of the options and SARs are exercisable and none of them have been exercised. In February 1997, two partners of the Manager exercised their share of SARs (30,067 per partner) and the Company paid approximately $881,000 in total for the excess of the market price over the exercise price.

     In 1995, certain holders exercised options to purchase 50,496 shares by giving full recourse notes totaling $652,000 to the Company. In 1996, one holder exercised additional options of 2,667 shares by giving a full recourse note totaling $30,000 to the Company. The notes are secured by the shares of common stock issued and bear interest at the prime rate plus 1%. The notes are due on December 31, 1998 and can be repaid by giving the Company shares of common stock owned by the optionholders based on the then market price on the common stock. During 1996, two optionholders paid off their notes of $297,000 using 12,011 of common stock and cash of $61,842. Notes outstanding at December 31, 1996 totaled $385,000.

     During 1996, the Company granted to three employees 165,000 SARs that expire December 16, 1998, in lieu of a salary or bonus compensation plan. The employee receives payments equal to the product of the per share dividend amount times the number of SARs outstanding. At December 31, 1996, 165,000 stock appreciation rights were outstanding under this compensation plan. During 1996, as a result of the increase in the Company's common stock price, the Company recorded an accrual for the SARs of approximately $750,000 which is included in administration expenses. In February 1997, the three employees exercised 71,666 shares of the SARs and repaid Company advances of $92,000.

                          ASR INVESTMENTS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      For the Years Ended December 31, 1994, 1995 and 1996 -- (Continued)

   Information on all stock options and stock appreciation rights granted is summarized below:

                                                                                   Weighted
                                                 Number of     Option Price        Average
                                                  Shares        Per Share        Exercise Price
                                                 -----------   ---------------   ---------------
Stock Options:
Outstanding at December 31, 1994  ............     412,240     $ 8.13-$20.90         $10.02
Options exercised  ...........................     (54,496)    $11.25-$13.13         $12.80
                                                  --------
Outstanding at December 31, 1995  ............     357,744     $ 8.13-$20.90         $ 9.60
Options exercised  ...........................      (4,666)    $11.25                $11.25
                                                  --------
Outstanding and exercisable at
 December 31, 1996    ........................     353,078     $ 8.13-$20.90         $ 9.60
                                                  ========
Options at December 31, 1996 consisted of
 the following:
   1991 options granted  .....................      24,420     $20.00-$20.90         $20.07
   1990, 1992-1994 options granted   .........     328,658     $ 8.13-$13.13         $ 8.80
                                                  --------
Outstanding at December, 31 1996  ............     353,078     $ 8.13-$20.90         $ 9.60
                                                  --------
Stock Appreciation Rights:
Outstanding at December 31, 1994  ............      90,200     $ 8.60                $ 8.60
SARs granted    ..............................           0
                                                  --------
Outstanding at December 31, 1995  ............      90,200     $ 8.60                $ 8.60
SARs granted    ..............................     165,000     $16.50-$16.63         $16.55
                                                  --------
Outstanding at December 31, 1996  ............     255,200     $ 8.60-$16.50         $13.74
                                                  ========
SARs exercisable at December 31, 1996   ......     200,200     $ 8.60-$16.50         $ 9.91
                                                  ========

     At  December  31,  1996, the weighted average contractual life of the above
stock   options   and   stock   appreciation  rights  was  2.4  and  2.0  years,
respectively.

7. Fair Value of Financial Instruments

     The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No.107, "Disclosures about Fair Values of Financial Instruments." Although management uses its best judgement in estimating the fair value of these instruments, there are inherent limitations in any estimation technique and the estimates are thus not necessarily indicative of the amounts which the Company could realize on a current transaction.

Basis of Estimates

     Mortgage Assets. The fair value of mortgage assets is generally dependent on interest rate and other economic factors, including (1) the characteristics of the asset, (2) estimates of future cash flows and (3) the discount rate used to calculate the present value of the cash flows. The market for the Company's mortgage assets is very illiquid and traded prices are determined on a privately negotiated basis. Thus, except for three mortgage assets on which the Company has exercised the redemption rights in January 1997 for total net gains of $5,320,000, the Company uses their carrying values as the estimated fair values.

     Management believes, however, that it is meaningful to provide the following present value of the estimated cash flows using the interest rates and mortgage prepayment rates as of December 31, 1996. The estimates without redemptions assume that the mortgage assets are held until the stated maturity (with the exception of the three mortgage assets on which the Company exercised the redemption rights in

                          ASR INVESTMENTS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      For the Years Ended December 31, 1994, 1995 and 1996 -- (Continued)

January 1997 for net gains of approximately $5,320,000). The estimates with redemptions assume that the Company would exercise the redemption rights at the earliest dates and sell the mortgage instruments at the estimated market prices as of December 31, 1996. (Dollars in thousands.)

Discount         Without          With
Rate            Redemptions     Redemptions
-------------   -------------   ------------
 10%   ......     $ 13,657        $ 26,938
 20%   ......       11,754          22,447
 30%   ......       10,757          19,151
 40%   ......       10,074          16,703
 50%   ......        9,558          14,861

     Real Estate Notes Payable. The Company has used the carrying value of real estate notes payable as their fair value. At December 31, 1996, the interest rates on the Company's notes payable approximated the market rates for debt instruments with similar terms and maturities.

     Short-term   borrowing. The   Company   has  used  the  carrying  value  of
short-term borrowing as its fair value as the interest rates are adjusted monthly and the maturity terms are less than one year.

Estimated Fair Values (in thousands):

                                              Carrying     Estimated
                                              Amount       Fair Value
                                              ----------   -----------
         Mortgage assets    ...............     $ 5,039      $10,359
         Real estate notes payable   ......      49,110       49,110
         Short-term borrowing  ............       2,014        2,014

8. RELATED PARTY TRANSACTIONS

     Subject to the supervision of the Company's Board of Directors, Pima Mortgage Limited Partnership (the "Manager") manages the day-to-day operations of the Company pursuant to a management agreement which has a current term through December 31, 1997. Pursuant to the agreement, the Manager receives a base management fee of 3/8 of 1% per annum of the Company's average invested assets before deduction for reserves and depreciation. The management fees for 1994, 1995 and 1996 were $544,000, $374,000 and $386,000, respectively.

     Under the agreement, the Manager must reimburse the Company for any management fees received for the year to the extent that the operating expenses (as defined) for the year exceed the greater of 2% of the Company's average invested assets or 25% of its net income (as defined), unless the unaffiliated directors determine that a higher level of expenses is justified for such year. There were no such excess operating expenses in 1994, 1995 and 1996. Additionally, if the agreement is terminated without cause (as defined) or not renewed on terms as favorable to the Manager, the Manager will be entitled to receive the management fees relating to the invested assets purchased prior to the termination date, for a three-year period as if the agreement had remained in effect.

     Under the agreement, the Manager also performs certain analyses and other services in connection with the administration of structured financing related to the Company's mortgage assets. For such services, the Company paid the Manager $247,500 for 1994, $216,000 for 1995, and $193,000 for 1996.

     As discussed in Note 6, the Company and the Manager agreed to eliminate the incentive fee provision in the management agreement beginning with 1994. The Company granted to the owners of the Manager options and stock appreciation rights ("SARs") that provide for dividend equivalent payments based on the per share amounts of dividends paid on the common stock. In 1994, 1995 and 1996, the dividend equivalent payments were $200,000, $800,000 and $800,000 which are included in administrative

                          ASR INVESTMENTS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      For the Years Ended December 31, 1994, 1995 and 1996 -- (Continued)

expenses. As a result of the increase in the common stock price, the Company recorded an accrual for the SARs of $324,000 in 1994, $705,000 in 1995 and $101,000 in 1996, which amounts are included in administrative expenses.

     The Company has entered into a property management agreement with Pima Realty Advisors, Inc. (the "Property Manager"), an affiliate of the Manager, for each of its apartment properties. Under the property management agreements, the Property Manager provides the customary property management services at its cost without profit or distributions to its owners, subject to the limitation of the prevailing management fee rates for similar properties in the market. The costs are allocated to the Company monthly based on the ratio of the number of units owned by the Company relative to the total apartment units managed by the Property Manager. The costs allocated to the Company for 1994, 1995 and 1996 were $184,000, $417,000 and $466,000 respectively (net of an allocated credit of $246,000 applicable only in 1994), which were equal to approximately 1.4%, 3.0% and 3.2% of rental and other income.

     As discussed in Note 3, the Company has entered into an agreement to acquire the entire ownership interest of the Manager and the Property Manager for 262,000 shares of common stock. As a result of the acquisition, the Company will become a self-administered and self-managed REIT. The owners of the Manager would continue to be executive officers and members of the Board of Directors of the Company.

9. TAXABLE INCOME (LOSS)

     As  of  December  31, 1996, the Company had an estimated net operating loss
("NOL") carryforward of $75,904,000 which can be used to offset taxable income other than excess inclusion income through 2009 (1999 for state taxes). The 1994, 1995 and 1996 dividends consist of the following:

                                           1994         1995         1996
                                          ----------   ----------   ----------
         Ordinary Income   ............      90.0%        14.5%        8.5%
         Long Term Capital Gain  ......        --           --         69.0%
         Return of Capital    .........      10.0%        85.5%        22.5%

     In 1994, 1995, and 1996, the Company had excess inclusion income from the residual interest in certain real estate mortgage investment conduits ("REMICs") which cannot be used to offset operating losses (including NOL carryforward) and deductions from other sources. Under the current tax law for REITs, excess inclusion income is required to be distributed as dividends. Substantially, all of the ordinary income for these years is excess inclusion income.

     Net income reported in the accompanying consolidated financial statements is different than the taxable income due to the reporting of some income and expense items in different periods for income tax purposes. The difference consists primarily of (1) reserves taken on mortgage assets in prior years which were not allowed for income taxes, (2) differences in income recognition methods on mortgage assets and (3) excess inclusion income for tax purposes. These timing differences will reverse in future years.

     Taxable income for 1996 is subject to change when the Company prepares and files its income tax returns. The taxable income amounts also are subject to adjustments, if any, resulting from audits of the Company's tax returns by the Internal Revenue Service.

                          ASR INVESTMENTS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      For the Years Ended December 31, 1994, 1995 and 1996 -- (Continued)

10. QUARTERLY FINANCIAL DATA (unaudited)
(Dollars in Thousands Except Per Share Amounts)

                                             Net Income
                           Total       -----------------------   Dividend
                           Income      Amount      Per share     Per share
                           ---------   ---------   -----------   ----------
         1994
         ----
         First    ......     $ 5,263     $ 1,218     $ 0.56        $   --
         Second   ......       7,369       2,698       0.85            --
         Third    ......       6,228       2,074       0.65            --
         Fourth   ......       5,087       1,712       0.55          0.50

         1995
         ----
         First    ......     $ 7,983     $ 3,359     $ 1.08        $ 0.50
         Second   ......       6,410       2,015       0.65          0.50
         Third    ......       4,798         570       0.18          0.50
         Fourth   ......       4,491         610       0.18          0.50

         1996
         ----
         First    ......     $ 6,429     $ 2,340     $  .74        $ 0.50
         Second   ......       7,529       3,326       1.05          0.50
         Third    ......       7,129       2,092        .66          0.50
         Fourth   ......       5,585       1,083        .35          0.50

                          ASR INVESTMENTS CORPORATION

                          Consolidated Balance Sheets
                      June 30, 1997 and December 31, 1996
                            (Dollars in Thousands)

                                                         1997           1996
                                                      -------------   ------------
                                                      (Unaudited)
Assets
  Real estate investments, at cost:
   Land ...........................................    $   40,859     $  15,514
   Buildings and improvements .....................       157,165        58,476
   Construction in progress .......................        20,368        14,694
   Land held for development ......................           925           925
   Investments in joint ventures ..................                       2,811
   Other real estate ..............................           565         1,022
                                                       ----------     ----------
          Total real estate investments ...........       219,882        93,442
   Accumulated depreciation .......................        (9,537)       (7,504)
                                                       ----------     ----------
          Real estate investments, net of
            depreciation ..........................       210,345        85,938
   Cash and cash equivalents ......................        17,701         2,403
   Mortgage assets ................................                       5,039
   Restricted cash ................................         5,652         2,930
   Deferred loan fees .............................         2,118         1,090
   Goodwill .......................................         1,391
   Other assets ...................................         1,953           396
                                                       ----------     ----------
          Total assets ............................    $  239,160     $  97,796
                                                       ==========     ==========
Liabilities
   Real estate notes payable ......................    $  128,340     $  48,855
   Construction loan payable ......................        12,547           255
   Short-term borrowing ...........................                       2,014
   Construction costs payable .....................           214         1,581
   Security deposits and deferred rental
     income .......................................         1,730           644
   Other liabilities ..............................         7,026         4,345
                                                       ----------     ----------
          Total liabilities .......................       149,857        57,694
                                                       ==========     ==========
Stockholders' Equity
   Convertible LP Units (Note 3) ..................        18,910
   Common Stock, par value $.01 per share,
     40,000,000 shares authorized; 4,622,353
     and 3,307,892 shares issued ..................            45            33
   Additional paid in capital .....................       180,813       155,964
   Deficit ........................................      (107,053)     (112,964)
   Stock note receivable ..........................          (385)         (385)
   Treasury stock - 184,742 and 160,742 shares             (3,027)       (2,546)
                                                       ----------     ----------
          Total stockholders' equity ..............        89,303        40,102
                                                       ----------     ----------
   Total liabilities and stockholders' equity .....    $  239,160     $  97,796
                                                       ==========     ==========

See Notes to Consolidated Financial Statements.

                          ASR INVESTMENTS CORPORATION

                     Consolidated Statements of Operations
         For the Quarters and Six Months Ended June 30, 1997 and 1996
                    (In thousands except per share amounts)
                                  (Unaudited)

                                                     Quarters                   Six Months
                                            --------------------------   -------------------------
                                               1997          1996          1997          1996
                                            -------------   ----------   -----------   -----------
Real Estate Operations
   Rental and other income   ............    $  7,185        $ 3,639      $ 10,888      $  7,281
                                             ---------       -------      --------      --------
   Operating and maintenance
    expenses  ...........................       2,648          1,301         3,991         2,555
   Real estate taxes and insurance   .            808            359         1,149           719
   Interest expense on real estate
    mortgages    ........................       2,254          1,108         3,377         2,190
   Depreciation and amortization   ......       1,352            688         2,032         1,368
                                             ---------       -------      --------      --------
      Total operating expenses  .........       7,062          3,456        10,549         6,832
                                             ---------       -------      --------      --------
   Income from real estate   ............         123            183           339           449
                                             ---------       -------      --------      --------
   Gain on sale of real estate  .........         474                          474
Mortgage Assets
   Prospective yield income  ............         258            799           588         1,569
   Income from redemptions and
    sales  ..............................      11,311          3,010        16,650         4,987
   Interest expense    ..................          (7)           (49)          (25)         (124)
                                             ---------       -------      --------      --------
   Income from mortgage assets  .........      11,562          3,760        17,213         6,432
                                             ---------       -------      --------      --------
Income Before Administrative
 Expenses and Other Income
 (Expense)    ...........................      12,159          3,943        18,026         6,881
   Administrative expenses   ............        (837)          (698)       (1,944)       (1,336)
   Aquisition related expenses  .........      (6,215)                      (6,215)
   Other income (expense), net  .........         120             81           307           121
                                             ---------       -------      --------      --------
Net Income    ...........................    $  5,227        $ 3,326      $ 10,174      $  5,666
                                             ---------       -------      --------      --------
Net Income Per Share of Common
 Stock and Common Stock
 Equivalents  ...........................    $   1.11        $  1.05      $   2.58      $   1.80
                                             =========       =======      ========      ========
Average Shares of Common Stock
 and Common Stock Equivalents   .........       4,708          3,154         3,938         3,154
                                             =========       =======      ========      ========
Dividends Declared Per Share    .........    $   0.50        $  0.50      $   1.00      $   1.00
                                             =========       =======      ========      ========

See Notes to Consolidated Financial Statements.

                          ASR INVESTMENTS CORPORATION

                     Consolidated Statements of Cash Flows
                For the Six Months Ended June 30, 1997 and 1996
                                (In Thousands)
                                  (Unaudited)

                                                                      1997          1996
                                                                    -----------   -----------
         OPERATING ACTIVITIES
         Net income    ..........................................   $ 10,174       $  5,666
         Principal noncash charges
            Depreciation and amortization   .....................      2,233          1,604
            Aquisition related expenses  ........................      5,250
            Gain on sale of real estate  ........................       (474)
            Increase in deferred compensation  ..................      1,099
            Increase in stock appreciation rights    ............        672
            Increase in other assets  ...........................     (1,557)          (198)
            Increase in other liabilities   .....................      2,522            496
                                                                    ---------      --------
         Cash Provided By Operations  ...........................     19,919          7,568
                                                                    ---------      --------
         INVESTING ACTIVITIES
         Investment in apartments  ..............................    (10,628)          (420)
         Construction expenditures    ...........................     (5,674)        (3,313)
         Proceeds from sale of real estate  .....................      2,830
         Investment in joint ventures    ........................        358             10
         Purchase of land for development   .....................                       (60)
         Other real estate assets  ..............................        457            213
         Restricted cash  .......................................     (2,722)          (304)
         Reduction in mortgage assets    ........................      5,039          3,014
                                                                    ---------      --------
         Cash Used In Investing Activities  .....................    (10,340)          (860)
                                                                    ---------      --------
         FINANCING ACTIVITIES
         Issuance of real estate notes payable    ...............      3,000
         Payment of loan costs  .................................     (1,119)           (71)
         Proceeds from construction loan    .....................     12,292            243
         Repayment of real estate notes  ........................       (346)          (207)
         Short-term borrowing   .................................     (2,014)        (2,129)
         Construction costs payable   ...........................     (1,367)         1,636
         Stock options exercised   ..............................         17
         Aquisition of treasury stock    ........................       (481)
         Payment of dividends   .................................     (3,792)        (3,154)
         Distributions on LP Units    ...........................       (471)
                                                                    ---------      --------
         Cash Provided By (Used In) Financing Activities   ......      5,719         (3,682)
                                                                    ---------      --------
         Cash
            Increase during the period   ........................     15,298          3,026
            Balance--beginning of period    .....................      2,403          2,421
                                                                    ---------      --------
            Balance--end of period    ...........................   $ 17,701       $  5,447
                                                                    =========      ========
         Supplemental Disclosure of Cash Flow Information
         Interest paid    .......................................   $  3,928       $  2,342
         Interest capitalized   .................................        482            133
         Stock issued for contract termination    ...............      5,250
         Non-cash transactions associated with acquisitions:
            Issuance of common stock  ...........................     19,594
            Issuance of convertible LP Units   ..................     18,910
            Notes payable assumed  ..............................     76,305

See Notes to Consolidated Financial Statements.

                          ASR INVESTMENTS CORPORATION

                Consolidated Statement of Stockholders' Equity
                    For the Six Months Ended June 30, 1997
                                (In thousands)
                                  (Unaudited)

                            Number of   Number of      LP       Par
                              Shares     LP Units     Units    Value
                            ----------- ----------- ---------- -------
Balance, December 31,
 1996    ..................   3,308                             $ 33
Net income  ...............
Dividends declared   ......
Stock issuance
 (repurchase)  ............   1,314        944      $ 18,910      12
                              -----        ---      ---------   -----
Balance, June 30, 1997        4,622        944      $ 18,910    $ 45
                              -----        ---      ---------   -----

                                                                       Common
                            Additional                                Stock in
                              Paid-In                      Notes     Treasury --
                              Capital       Deficit     Receivable     at Cost       Total
                            ------------ -------------- ------------ ------------ ------------
Balance, December 31,
 1996    ..................  $ 155,964   ($ 112,964)     ($  385)    ($  2,546)     $ 40,102
Net income  ...............                  10,174                                   10,174
Dividends declared   ......                  (4,263)                                  (4,263)
Stock issuance
 (repurchase)  ............     24,849                                    (481)       43,290
                             ----------   ----------      -------     ---------     --------
Balance, June 30, 1997       $ 180,813   ($ 107,053)     ($  385)    ($  3,027)     $ 89,303
                             ----------   ----------      -------     ---------     --------

See Notes to Consolidated Financial Statements.

                          ASR INVESTMENTS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         For the Quarters and Six Months Ended June 30, 1997 and 1996


1. BASIS OF PRESENTATION

     The accompanying interim consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and Heritage Communities L.P. (collectively the "Company"). Investments in joint ventures in which the Company does not own a controlling interest are accounted for under the equity method. All significant inter-company balances and transactions have been eliminated. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. They do not include all of the information and disclosures generally required for annual financial statements. These interim operating results are not necessarily indicative of the results that may be expected for the entire year. These interim consolidated financial statements should be read in conjunction with the December 31, 1996 audited consolidated financial statements and notes thereto.

     Reclassification -- Certain reclassification has been made to conform the prior year with the current year presentation.

     New Accounting Standard -- In February 1997, the Financial Accounting Standards Board issued FASB No. 128, "Earnings Per Share," which establishes new standards for computing and presenting earnings per share (EPS). It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. The new statement is effective for financial statements for both interim and annual periods ending after December 15, 1997. Adoption of SFAS No. 128 will not result in any material change to the earnings per share amounts for the quarters and six months ended June 30, 1997 and 1996.

     FASB No. 129 -- Disclosure of information about Capital Structure, FASB No. 130 -- Reporting Comprehensive Income, and FASB No. 131 -- Disclosures about Segments of an Enterprise and Related Information were also issued during the first six months of 1997. These new statements are effective for financial statements for both interim and annual periods ending after December 15, 1997. Adoption of these statements will not have any material effect on the Company's consolidated financial statements for the quarters and six months ended June 30, 1997 and 1996.

     Convertible LP Units -- The limited partnership units of Heritage Communities L.P. held by non-affiliates of the Company are accounted for as a part of stockholders' equity. Distributions on the units are subtracted from deficit as declared. LP units held by non-affiliates are considered common stock equivalents in the determination of earnings per share. See Note 3 for additional description of the Partnership and the limited partnership units.

     Gain on Sale of Real Estate -- Gains on sales of properties are recognized by the Company when the recognition criteria set forth by generally accounting principles have been met.

     Forward--Looking   Statements   --   This   Form   10Q   report   contains
forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company's actual results could differ materially from those set forth in the forward-looking statements as a result of, among other things, the risk factors set forth in the Company's filings with the Securities and Exchange Commission, changes in general economic conditions and changes in the assumptions used in making such forward-looking statements.

2. REAL ESTATE ACQUISITIONS AND DEVELOPMENT

     At December 31, 1996, the Company owned directly 19 apartment communities (3,093 units) located in Arizona, Texas, and New Mexico. In March 1997, the Company acquired a 266-unit apartment community in northwest Houston, Texas for $4,450,000. The Company plans to spend $700,000 on numerous

                          ASR INVESTMENTS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         For the Quarters and Six Months Ended June 30, 1997 and 1996
                                 --(Continued)

substantive improvements to the community. The Company obtained a first mortgage loan of $3,700,000 with a fixed rate of 8.39%. The Company issued 86,500 shares of common stock for net proceeds of $1,622,000 to provide for the cash used in the acquisition.

     In April 1997, the Company acquired a 257-unit community in Houston, Texas, for $6,000,000 and obtained a first mortgage loan for $4,400,000 with an interest rate of 8.57%. The Company plans to spend $600,000 on numerous substantive improvements to the community. On May 9, 1997, the Company acquired a 176-unit apartment community in Seattle, Washington, for $4,059,000 and obtained a first mortgage loan of $2,900,000 with an interest rate of 8.67%. The Company plans to spend $400,000 on numerous substantive improvements to the community. The Company issued 187,847 shares of common stock for total net proceeds of $3,394,000 to pay for the two purchases.

     In March 1996, the Company began construction of a 356-unit apartment community, Finisterra Apartments, in Tempe, Arizona. The total cost is estimated to be approximately $21,000,000. As of June 30, 1997 and December 31, 1996, the Company had invested $20,368,000 and $14,694,000 in construction in progress. The Company has obtained a $15,350,000 construction loan of which $12,547,000 was outstanding at June 30, 1997. The Company has begun the lease-up phase and anticipates construction to be substantially completed at the end of the third quarter.

     On April 30, 1997, the Company completed the acquisition of 13 apartment communities containing 2,260 units located in Houston and Dallas, Texas and Pullman, Washington, and one office building located in Seattle Washington (the "Winton Properties"). The acquisitions were made pursuant to a Master Combination and Contribution Agreement dated November 8, 1996. The sellers were 15 separate limited partnerships in which Don W. Winton was the general partner. The total purchase price of the properties was approximately $83,223,000. The Company (i) assumed or refinanced first mortgage loans totalling $49,396,000, (ii) issued 682,095 shares of common stock, (iii) issued limited partnership units ("LP Units") convertible to 943,705 shares of common stock of the Company after April 30, 1998 and (iv) paid the sellers $1,250,000 for transaction costs. As a part of the acquisition, the Company issued 70,284 shares of common stock to acquire the entire interests in Winton & Associates, the property management company for the Winton Properties.

     The acquisitions of the Winton properties and Winton & Associates have been accounted for under the purchase method. The common stock and the LP Units are recorded at $20.038 per share, the average closing price of the Company's common stock for the ten days preceding the announcement the acquisitions on November 19, 1996. The excess of the cost of the purchase price of Winton & Associates over the net tangible assets acquired is recorded as goodwill that is amortized over 20 years.

     Prior to May 1997, the Company owned six apartment communities (1,441 units) located in Arizona through joint ventures with a pension plan affiliate of Citicorp. The Company was a 15% equity partner and the managing partner or managing member of the joint ventures. On May 1, 1997, the Company acquired the remaining interest in one of the joint ventures, La Privada Apartments L.L.C., for $8,233,000. The La Privada Apartments is a 350-unit community in Scottsdale, Arizona. The Company obtained a $3,000,000 loan to pay for the acquisition. The loan bears interest at 3% over LIBOR. The purchase increased the Company's investment in apartments by approximately $25,500,000 and real estate notes payable by $19,000,000. The Company sold to its partner the Company's entire interests in the other five joint ventures for total net proceeds of $2,062,000. The Company recorded a gain of $474,000 on the sale of the interests in the joint ventures.

     As of June 30, 1997, the Company owns 36 apartment communities containing 6,346 units and an office building.

     The following selected unaudited pro forma results of operations data for the six months ended June 30, 1997 have been prepared as if the 1997 acquisitions described above had occurred at January 1, 1997.

                           ASR INVESTMENTS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         For the Quarters and Six Months Ended June 30, 1997 and 1996
                                 --(Continued)

The proforma data are provided for information purposes only and are not indicative of the results that would have occurred or which may occur in the future (dollars in thousands, except per share amounts).

         Real estate revenues    ............    $ 18,012
         Real estate operating expenses:
            Operating expenses   ............      (8,402)
            Depreciation   ..................      (3,761)
            Interest    .....................      (5,448)
                                                 --------
         Income from real estate    .........         401
         Income from mortgage assets   ......      17,265
         Administrative expenses    .........      (8,039)
         Other income   .....................         615
                                                 --------
            Net Income  .....................    $ 10,242
                                                 ========
            Pro Forma Net Income Per Share ..    $   1.90
                                                 ========

3. HERITAGE COMMUNITIES L.P.

     The Company formed Heritage Communities L.P. ("Heritage LP"), an operating partnership, for the purpose of acquiring the Winton Properties and other apartment communities. Heritage is a Delaware limited partnership in which the Company and a wholly owned subsidiary of the Company, Heritage SGP, are the sole general partners. To the extent that Heritage LP has sufficient operating cash flows, holders of limited partnership units ("LP Units") will receive quarterly distributions per unit equal to the per share dividend on the Company's common stock. To the extent that Heritage LP has insufficient cash to pay the distributions, the holders of LP units will be credited for the unpaid distribution and interest on the unpaid distribution; such unpaid balances will be given priority for future distributions.

     Heritage LP's items of income, gain, loss and deduction are allocated among its partners, subject to certain special allocations, in a similar manner for purposes of both book gain or loss and tax gain or loss. Net income is allocated (i) first, to each limited partner to the extent that, on a cumulative basis, net losses previously allocated to the limited partners exceed net income previously allocated to limited partners, (ii) second, to each limited partner to the extent that such limited partner has been allocated on a cumulative basis, net income equal to the sum of the distributions paid to such limited partner and the unreturned balances in the accrual accounts and the unpaid distribution accounts maintained with respect to the LP Units held by such limited partner, and (iii) the general partners on a pro rata basis. Notwithstanding the allocations in (i) and (ii) above, at least one percent of each item of gain, loss, income and deduction for each year is allocated to the general partners.

     Net losses are allocated to the partners in accordance with their respective percentage interests in Heritage LP, except that net losses are not allocated to any limited partner to the extent that such allocation would cause the limited partner to have an adjusted capital account deficit at the end of the taxable year. All net losses in excess of such limitations will be allocated to the general partners on a pro rata basis

     After April 30, 1998, the first anniversary of the Partnership Agreement, each LP Unit will be convertible to one share of the Company's Common Stock. If an LP Unit is converted prior to April 30, 2007, the holder will also be paid any unpaid balances in the holder's distribution account. An LP Unit holder who exercises the conversion after April 30, 2007 will not be paid any unpaid balance in the holder's distribution account if the market value of the Company's common stock is equal to at least 110% of the sum of the initial contribution and the unpaid balance.

                          ASR INVESTMENTS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         For the Quarters and Six Months Ended June 30, 1997 and 1996
                                 --(Continued)

     Holders of LP Units do not have the right to take part in the management or control of the business or affairs of Heritage L.P. Amendment of the partnership agreement would require the consent of the general partners and more than 50% of the LP Units. Heritage L.P. will be dissolved upon the occurrence of certain specified and limited events or December 31, 2086.

     In connection with the acquisition of the Winton Properties, Heritage LP issued 943,705 LP Units to the sellers and 705,386 LP Units to the Company. In connection with the acquisition of three apartment communities in April and May, 1997, Heritage LP issued an additional 274,350 LP Units to the Company. As of June 30, 1997, Heritage LP had 1,923,441 LP Units outstanding, of which 979,736 Units (50.94%) were owned by the Company. Heritage LP declared a distribution of $0.50 per Unit for the quarter ended June 30, 1997 that was paid in July.

4. MORTGAGE ASSETS

     In April 1997, the Company redeemed two assets for proceeds of $715,000 and income of $341,000. In June 1997, the Company sold all of its remaining mortgage assets for $13,350,000 and a gain of $10,970,000. The Company paid off the related short-term borrowing of $500,000. During the first six months of 1997, the Company received a total of $20,880,000 from the sale of the mortgage assets and realized total redemption income of $16,650,000. During the first six months of 1996, the Company received a total of $6,000,000 from the sale or redemption of mortgage assets and realized total redemption income of $4,987,000.

5. NOTES PAYABLE

     During the second quarter of 1997, the Company obtained new mortgage loans or assumed existing mortgage loans totalling $75,605,000 in connection with its apartment acquisitions. At June 30, 1997, the total permanent mortgage loans had a weighted average stated rate of 8.2%.

     As   discussed   in   Note  2,  the  Company  has  obtained  a  $15,350,000
construction loan to finance the construction of its Finisterra apartment community. The loan bears interest at 1% per annum above the bank's prime rate (8.5%). At June 30, 1997 and December 31, 1996, the amount outstanding on the loan was $12,547,000 and $255,000, respectively.

6. RELATED PARTY TRANSACTIONS

     From the inception of the Company through April 30, 1997, Pima Mortgage L.P. (the "Manager"), managed the operations of the Company pursuant to a management agreement. The Company also had a property management agreement with Pima Realty Advisors, Inc. (the "Property Manager") for each of its apartment communities. The Manager and the Property Manager were owned by three principal executive officers of the Company. On April 30, 1997, pursuant to the approval of the Company's stockholders, the Company acquired the entire interests in the Manager and the Property Manager for 262,008 shares of common stock. The shares are recorded at $20.038 per share which was the average closing price of the common stock for the ten days preceding the public announcement of the acquisition. In addition, the Company also paid the three principal executive officers $802,700 in connection with the acquisition of the Winton Properties. As the contracts with the Pima entities were effectively terminated, the cost of the Pima entities and the amounts paid to the executive officers were recorded as an acquisition related expense in the accompanying statements of income.

     The Company paid the Manager management fee and administrative fee of $84,000 and $219,000 for the quarter and six months ended June 30, 1997 and $165,000 and $313,000 for the same periods of 1996. The Company paid the Property Manager $45,000 and $190,000 for the quarter and six months ended June 30, 1997 and $90,000 and $202,000, for the same periods of 1996.

--------------------------------------------------     --------------------------------------------------
--------------------------------------------------     --------------------------------------------------

     No  person  has been  authorized  to give any
information or to make any  representations  other
than those contained in this  Prospectus,  and, if
given or made, such information or representations
must not be relied upon as having been authorized.
This  Prospectus  does not  constitute an offer to
sell or the  solicitation  of an  offer to buy any                          1,687,318 Shares
securities  other than the  securities to which it
relates  or any offer to sell or the  solicitation
of  an  offer  to  buy  such   securities  in  any
circumstances  in which such offer or solicitation                          ASR INVESTMENTS
is   unlawful.   Neither  the   delivery  of  this                            CORPORATION
Prospectus  nor any  sale  made  hereunder  shall,
under no  circumstances,  create  any  implication
that  there has been no change in the  affairs  of
the   Company   since  the  date  hereof  or  that                            Common Stock
information  contained herein is correct as of any                     (par value $.01 per share)
time subsequent to its date.

             ----------------

             TABLE OF CONTENTS


                                            Page
                                            -----
Available Information    ..................    2
Incorporation of Certain Information by
   Reference    ...........................    2
Prospectus Summary    .....................    3                             -------------
Risk Factors    ...........................   10
Use of Proceeds ...........................   16
Capitalization  ...........................   16
Price Range of Common Stock ...............   16
Selected Financial Information ............   17
Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations   ...........................   18
Business and Properties  ..................   25                             -------------
Management   ..............................   32
Certain Transactions  .....................   39
Principal and Selling Stockholders   ......   40
Federal Income Tax Considerations    ......   44
Description of Capital Stock   ............   47
Heritage Communities L.P.   ...............   50
Summary of the Heritage LP                                                        , 1997
   Partnership Agreement    ...............   50
Plan of Distribution  .....................   52
Legal Opinions  ...........................   53
Experts   .................................   53
Index to Financial Statements  ............  F-1
--------------------------------------------------     --------------------------------------------------
--------------------------------------------------     --------------------------------------------------

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth the expenses payable by the Registrant in connection with the offering described in the Registration Statement. All of the amounts shown are estimates except for the registration fees:

                                                 Amount to
                                                 be Paid
                                                 -----------
         Registration Fee  ..................... $ 2,561.06
         Accountants' Fees and Expenses   ......  10,000.00
         Legal Fees and Expenses ...............  40,000.00
         Printing and Engraving Expenses  ......  25,000.00
         Miscellaneous Fees   ..................   1,000.00
                                                 -----------
Total .......................................... $78,561.06
                                                 ===========

Item 15. Indemnification of Directors and Officers

     The Company's Amended and Restated Articles of Incorporation provide for indemnification of directors and officers of the Company to the fullest extent permitted by Maryland law.

     Section 2-418 of the General Corporation Law of the State of Maryland generally permits indemnification of any director or officer made a party to any proceeding by reason of service in that capacity unless it is provided that: (i) the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property, or services; or (iii) in the case of criminal proceedings, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by of in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. The termination of any proceeding by conviction, upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

     Section 2-418 of the General Corporation Law of the State of Maryland further provides that indemnification thereunder may not be made by the Company unless authorized after a determination has been made that such indemnification is proper, with that determination to be made (a) by the Board of Directors by majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors consisting of two or more directors not, at the time, parties to such proceeding and designated to act in the matter, (b) by special legal counsel selected by the Board of Directors or a committee of the Board of Directors as set forth in subparagraph (a) or, if the requisite quorum of the Board of Directors cannot be obtained therefor and the committee cannot be established, by a majority vote of the full Board of Directors, including those directors who are parties to such proceeding, or (c) by the stockholders.

     Section 2-418 of the General Corporation Law of the State of Maryland requires indemnification of any director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding against reasonable expense incurred by the director or officer in connection with the proceeding. A court of appropriate jurisdiction, upon application of a director or officer and such notice as the court shall require, may order indemnification (1) if the court determines that a director or officer is entitled to reimbursement as a result of a successful defense on the merits or otherwise, in which case the director shall be entitled to recover the expenses of securing such reimbursement, or (2) if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the requisite standards of conduct or has been adjudged liable with respect to any proceeding charging improper personal benefit to the director or officer, in which case the court may order such indemnification as the court shall deem proper; provided, however, indemnification with respect to (i) any proceeding by or in the right of the corporation or (ii) any proceeding in which the director or officer has been adjudged liable with respect to a charge of improper personal benefit, shall be limited to expenses.

Item 16. Exhibits

Exhibit
Number     Exhibit
--------   ------------------------------------------------------------------------------------------
2(a)       Master Combination and Contribution Agreement dated as of November 8, 1996 between
           ASR Investments Corporation, Don W. Winton, certain limited partnerships in which Mr.
           Winton is the general partner, Winton & Associates, Inc., Heritage Communities L.P.,
           Heritage Residential Group, Inc., Heritage SGP Corporation, Pima Mortgage Limited
           Partnership, Pima Realty Advisors, Inc., Jon A. Grove, Joseph C. Chan, and Frank S.
           Parise, Jr.(8)
2(b)       Addendum to the Master Combination and Contribution Agreement dated as of April 30,
           1997 between ASR Investments Corporation, Don W. Winton, certain limited partnerships for which Mr. Winton is the general partner, Winton & Associates, Inc., Heritage
           Communities L.P., Heritage Residential Group, Inc., Heritage SGP Corporation, Pima
           Mortgage Limited Partnership, Pima Realty Advisors, Inc., Jon A. Grove, Joseph C. Chan,
           and Frank S. Parise, Jr.(8)
2(c)       Agreement and Plan of Reorganization dated as of November 8, 1996 between ASR
           Investments Corporation, Heritage Residential Group, Inc., Winton & Associates, Inc., and
           Don W. Winton.(8)
2(d)       Agreement and Plan of Reorganization dated as of November 8, 1996 between ASR
           Investments Corporation, Heritage Residential Group, Inc., Pima Realty Advisors, Inc.,
           Pima Mortgage Limited Partnership, JG Mortgage Advisors, Inc., JC Mortgage Advisors,
           Inc., FP Mortgage Advisors, Inc., Jon A. Grove, Joseph C. Chan, and Frank S. Parise,
           Jr.(8)
3(a)       First Amended and Restated Articles of Incorporation of the Registrant(1)
3(b)       Articles of Amendment to the First Amended and Restated Articles of Incorporation of the
           Registrant(3)
3(c)       Bylaws of the Registrant(1)
3(d)       Second Amended and Restated Articles of Incorporation of the Registrant(9)
3(e)       Amended Bylaws of the Registrant(9)
4          Specimen Certificate representing $.01 par value Common Stock(1)
5          Opinion of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A.
10(a)      Management Agreement between the Registrant and ASMA Mortgage Advisors Limited
           Partnership(5)
10(b)      Subcontract Agreement between ASMA Mortgage Advisors Limited Partnership and
           American Southwest Financial Services, Inc.(3)
10(c)      Right of First Refusal between the Company and the Manager(3)
10(d)      Limited Partnership Agreement of Southwest Capital Mortgage Funding Limited
           Partnership(2)
10(e)      Amended and Restated Stock Option Plans(4)
10(f)      Indemnification and Use of Name Agreement Between the Company and American
           Southwest(4)
10(g)      Dividend Reinvestment and Stock Purchase Plan(3)
10(h)      Agreement for Purchase and Sale of Apartments ("Purchase Agreement") dated July 15,
           1993 by and between Buyer and Seller.(6)
10(i)      First Amendment to Purchase Agreement dated August 18, 1993, by and between Buyer and Seller.(6)

Exhibit
Number     Exhibit
--------   -----------------------------------------------------------------------------------------
10(j)      Second Amendment to Purchase Agreement dated September 21, 1993 by and between
           Buyer and Seller.(6)
10(k)      Third Amendment to Purchase Agreement dated October 27, 1993 by and between Buyer and Seller.(6)
10(l)      Master Property Management Agreement with Pima Realty Advisors, Inc. for the year ending December 31, 1994 and the signature page for each of the properties.(6)
10(m)      Second Articles of Amendment to the First Amended and Restated Articles of
           Incorporation of the Registrant.(7)
10(n)      Third Articles of Amendment to the First Amended and Restated Articles of Incorporation
           of the Registrant.(7)
10(o)      First Amendment to the Bylaws of the Registrant.(7)
10(p)      Deed of Trust, Security Agreement, Financing Statement and Assignment of Leases and
           Rents dated as of January 11, 1994 made by the following entities for the benefit of
           Lexington Mortgage Company(6):
           ASV-I Properties, Inc.
           ASV-III Properties, Inc.
           ASV-IV Properties, Inc.
           ASV-V Properties, Inc.
           ASV-VI Properties, Inc.
           ASV-VII Properties, Inc.
           ASV-VIII Properties, Inc.
           ASV-IX Properties, Inc.
           ASV-X Properties, Inc.
           ASV-XI Properties, Inc.
           ASV-XII Properties, Inc.
           ASV-XIII Properties, Inc.
           ASV-XIV Properties, Inc.
           ASV-XV Properties, Inc.
           ASV-XVI Properties, Inc.
10(q)      Registration Agreement dated as of April 30, 1997 between ASR Investments Corporation and Don W. Winton on behalf of certain partners in certain limited partnerships in which
           Mr. Winton is the general partner.(8)
10(r)      Registration Agreement dated as of April 30, 1997 between ASR Investments Corporation,
           Heritage Communities L.P. and certain limited partnerships in which Don W. Winton is the general partner.(8)
10(s)      Employment Agreement dated as of April 30, 1997 between ASR Investments Corporation and Don W. Winton.(8)
10(t)      Employment Agreement dated as of April 30, 1997 between ASR Investments Corporation and Jon A. Grove.(8)
10(u)      Employment Agreement dated as of April 30, 1997 between ASR Investments Corporation and Joseph C. Chan.(8)
10(v)      Employment Agreement dated as of April 30, 1997 between ASR Investments Corporation and Frank S. Parise, Jr.(8)
23         Consent of Deloitte & Touche LLP.

------------
(1) Incorporated herein by reference to Registrant's Registration Statement on Form S-11 (No. 33-15232) filed August 19, 1987 and declared effective on August 19, 1987.
(2) Incorporated herein by reference to Registrant's Registration Statement on Form S-11 (No. 33-20429) filed March 16, 1988 and declared effective on March 17, 1988.
(3) Incorporated herein by reference to Registrant's Form 10-K for the year ended December 31, 1988 as filed with the Commission on or about March 30, 1989.

                                             (Footnotes continued on next page.)

(Footnotes continued from previous page.)

(4) Incorporated herein by reference to Registrant's Registration Statement on Form S-3 (33-42923) filed on September 30, 1991 and declared effective on October 1, 1991.
(5) Incorporated herein by reference to Registrant's Form 10-K for the year ended December 31, 1992.
(6) Incorporated herein by reference to Registrant's Report on Form 8-K filed with the Commission on or about March 29, 1994.
(7) Incorporated herein by reference to Registrant's Form 10-K for the year ended December 31, 1995 as filed with the Commission on or about April 1, 1996.
(8) Incorporated herein by reference to Registrant's Report on Form 8-K filed with the Commission on or about May 15, 1997.
(9) Incorporated herein by reference to Registrant's Registration Statement on Form S-4 (333-30077) filed on June 26, 1997 and declared effective on July 17, 1997.


Item 17. Undertakings

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that clauses (1)(i) and
          (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To Remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of derterming any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registration pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the
Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any
action,   suit   or  proceeding)  is  asserted  by  such  director,  officer  or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, on the 28th day of August, 1997.

                                        ASR INVESTMENTS CORPORATION



                                        By: /s/     JON A. GROVE
                                        ----------------------------------------
                                                    Jon A. Grove
                                         Chairman of the Board, President, and
                                               Chief Executive Officer

                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, Jon A. Grove and Joseph C. Chan and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitition, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to sign any Registration Statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Secuities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

     Pursuant   to  the  requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated:

         Signature                              Position                        Date
-------------------------------   ---------------------------------------   ----------------
 /s/   JON A. GROVE               Chairman of the Board, President, and     August 28, 1997
---------------------------       Chief Executive Officer (Principal
         Jon A. Grove             Executive Officer)

 /s/   FRANK S. PARISE, JR.       Vice Chairman, Executive Vice             August 28, 1997
---------------------------       President, Chief Administrative
       Frank S. Parise, Jr.       Officer and Director

 /s/   JOSEPH C. CHAN             Executive Vice President, Chief           August 28, 1997
---------------------------       Operations Officer, Chief Financial
        Joseph C. Chan            Officer, Secretary, Treasurer and
                                  Director (Principal Financial and
                                  Accounting Officer)

 /s/   DON W. WINTON              Executive Vice President and Director     August 28, 1997
---------------------------
        Don W. Winton

 /s/   EARL M. BALDWIN            Director                                  August 28, 1997
---------------------------
        Earl M. Baldwin

 /s/   STEVEN G. DAVIS            Director                                  August 28, 1997
---------------------------
        Steven G. Davis

 /s/   JOHN J. GISI               Director                                  August 28, 1997
---------------------------
         John J. Gisi

 /s/   RAYMOND L. HORN            Director                                  August 28, 1997
---------------------------
        Raymond L. Horn

 /s/   FREDERICK C. MOOR          Director                                  August 28, 1997
---------------------------
      Frederick C. Moor

                                      II-7